Exhibit 10.1

LOAN AGREEMENT

DATED AS OF OCTOBER 31, 2000

among

Recoton Corporation,

InterAct Accessories, Inc.,

Recoton Audio Corporation,

AAMP of Florida, Inc.,

and

Recoton Home Audio, Inc.,

as Borrowers,

and

The Other Loan Parties Party Hereto

and

The Lenders Party Hereto,

HELLER FINANCIAL, INC.,

as Administrative Agent, Senior Agent and as a Lender

and

GENERAL ELECTRIC CAPITAL CORPORATION

as Collateral Agent, Syndication Agent and as a Lender

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS AND ACCOUNTING TERMS	2
1.1	Certain Defined Terms	2

SECTION 2.	LOANS AND COLLATERAL	2
2.1	Loans	2
(A)(1)	Term Loan A	2
(A)(2)	Term Loan B	2
(A)(3)	Term Loan C	3
(B)	Revolving Loan	4
(C)	Eligible Collateral	5
(D)	Borrowing Mechanics	9
(E)	Notes	9
(F)	Letters of Credit	10
(G)	Other Letter of Credit Provisions	11
(H)	Availability of a Lender's Pro Rata Share	13
2.2	Interest	14
(A)	Rate of Interest	14
(B)	Computation and Payment of Interest	14
(C)	Interest Laws	15
(D)	Conversion or Continuation	15
2.3	Fees	16
(A)	Unused Line Fee	16
(B)	Letter of Credit Fees	16
(C)	Prepayment Fee	17
(D)	Audit Fees	17
(E)	Other Charges and Expenses	17
(F)	Administrative Agent's Fee	18
(G)	Collateral Agent's Fee	18
2.4	Payments and Prepayments	18
(A)	Manner and Time of Payment	18
(B)	Mandatory Prepayments	18
(C)	Voluntary Prepayments and Repayments	21
(D)	Payments on Business Days	21
2.5	Term of this Agreement	21
2.6	Statements	22
2.7	Yield Protection	22
(A)	Capital Adequacy and Other Adjustments	22
(B)	Increased LIBOR Funding Costs	22
2.8	Taxes	23
(A)	No Deductions	23
(B)	Changes in Tax Laws	23
(C)	Foreign Lenders	24
2.9	Required Termination and Prepayment	24
2.10	Optional Prepayment/Replacement of Lenders	25
2.11	Compensation	26
2.12	Booking of LIBOR Loans	26
2.13	Assumptions Concerning Funding of LIBOR Loans	26
2.14	Joint and Several Liability of Borrowers	26
2.15	Recoton as Agent for Borrowers	29
2.16	Currency	30

SECTION 3.	CONDITIONS TO LOANS	30

SECTION 4.	LOAN PARTIES' REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS	30
4.1	Organization, Powers, Capitalization	30
(A)	Organization and Powers	30
(B)	Capitalization	31
4.2	Authorization of Borrowing, No Conflict	31
4.3	Financial Condition	32
4.4	Indebtedness and Liabilities	32
4.5	Title to Properties; Liens	32
4.6	Litigation; Adverse Facts	32
4.7	Payment of Taxes	33
4.8	Performance of Agreements	33
4.9	Employee Benefit Plans	33
4.10	Broker's Fees	34
4.11	Environmental Matters	34
4.12	Solvency	35
4.13	Disclosure	36
4.14	Insurance	36
4.15	Compliance with Laws	37
4.16	Employee Matters	37
4.17	Governmental Regulation	37
4.18	Currency Controls	37
4.19	Access to Accountants and Management	37
4.20	Inspection	38
4.21	Collateral Records	38
4.22	Collection of Accounts and Payments	38
4.23	Amendment of Schedules	39
4.24	Customer and Trade Relations	39
4.25	Subordinated Debt	39

SECTION 5.	REPORTING AND OTHER AFFIRMATIVE COVENANTS	39
5.1	Financial Statements and Other Reports	40
5.2	Endorsement	40
5.3	Maintenance of Properties	40
5.4	Compliance with Laws	40
5.5	Further Assurances	40
5.6	Mortgages; Title Insurance; Surveys	41
(A)	Title Insurance	41
(B)	Surveys	41
5.7	Use of Proceeds and Margin Security	41
5.8	Bailee	41
5.9	Year 2000	42
5.10	Environmental Matters	42
5.11	Required Minimum Excess Availability	43
5.12	Recoton Germany	43

SECTION 6.	FINANCIAL COVENANTS	43

SECTION 7.	NEGATIVE COVENANTS	44
7.1	Indebtedness and Liabilities	44
7.2	Guaranties	45
7.3	Transfers, Liens and Related Matters	46
(A)	Transfers	46
(B)	Liens	47
(C)	No Negative Pledges	47
(D)	No Restrictions on Subsidiary Distributions to Borrowers	47
7.4	Investments and Loans	48
7.5	Restricted Junior Payments	49
7.6	Restriction on Fundamental Changes	50
7.7	Changes Relating to Subordinated Debt	51
7.8	Transactions with Affiliates	51
7.9	Conduct of Business	51
7.10	Tax Consolidations	51
7.11	Subsidiaries	51
7.12	Fiscal Year; Tax Designation	52
7.13	Press Release; Public Offering Materials	52
7.14	Bank Accounts	52
7.15	Sale-Leasebacks	52
7.16	Cancellation of Indebtedness	52
7.17	Inactive Subsidiaries	52
7.18	Parity with Senior Lender	52

SECTION 8.	DEFAULT, RIGHTS AND REMEDIES	53
8.1	Event of Default	53

(A)	Payment	53
(B)	Default in Other Agreements	53
(C)	Breach of Certain Provisions	53
(D)	Breach of Warranty	53
(E)	Other Defaults Under Loan Documents	53
(F)	Change in Control	53
(G)	Involuntary Bankruptcy; Appointment of Receiver, etc.	54
(H)	Voluntary Bankruptcy; Appointment of Receiver, etc.	54
(I)	Liens	54
(J)	Judgment and Attachments	55
(K)	Dissolution	55
(L)	Solvency	55
(M)	Injunction	55
(N)	Invalidity of Loan Documents	55
(O)	Failure of Security	55
(P)	Damage, Strike, Casualty	55
(Q)	Licenses and Permits	56
(R)	Forfeiture	56
(S)	Currency Controls	56
(T)	Environmental Matters	56
(U)	Default Under German Facility	56
(V)	Recoton Germany	56
(W)	Employee Benefit Plans	57
(X)	Foreign Exchange	57
(Y)	Resignation of Borrowers' Accountants	57
(Z)	Income Tax Act	57
8.2	Suspension of Commitments	57
8.3	Acceleration	57
8.4	Remedies	58
8.5	Appointment of Attorney-in-Fact	59
8.6	Limitation on Duty of Agents with Respect to Collateral	60
8.7	Application of Proceeds	60
8.8	Waivers; Non-Exclusive Remedies	60

SECTION 9.	AGENTS	61
9.1	Agents	61
(A)	Appointment	61
(B)	Nature of Duties	61
(C)	Rights, Exculpation, Etc.	62
(D)	Reliance	62
(E)	Indemnification	63
(F)	Heller and GECC Individually	63
(G)	Successor Agent	63
(H)	Collateral Matters	64
(I)	Agency for Perfection	65
(J)	Exercise of Remedies	66
9.2	Notice of Default	66
9.3	Action by Administrative Agent and Senior Agent	66
9.4	Amendments, Waivers and Consents	67
9.5	Assignments and Participations in Loans	68
9.6	Set Off and Sharing of Payments	70
9.7	Disbursement of Funds	71
9.8	Settlements, Payments and Information	71
(A)	Revolving Advances and Payments; Fee Payments	71
(B)	Term Loan Principal Payments	73
(C)	Return of Payments	73
9.9	Discretionary Advances	73

SECTION 10.	MISCELLANEOUS	74
10.1	Expenses and Attorneys' Fees	74
10.2	Indemnity	74
10.3	Notices	75
10.4	Survival of Representations and Warranties and Certain Agreements	77
10.5	Indulgence Not Waiver	77
10.6	Marshaling; Payments Set Aside	77
10.7	Entire Agreement	77
10.8	Severability	77
10.9	Lenders' Obligations Several; Independent Nature of Lenders' Rights	78
10.10	Headings	78
10.11	Applicable Law	78
10.12	Successors and Assigns	78
10.13	No Fiduciary Relationship; No Duty; Limitation of Liabilities	78
10.14	Consent to Jurisdiction	79
10.15	Waiver of Jury Trial	80
10.16	Construction	80
10.17	Counterparts; Effectiveness	80
10.18	Confidentiality	80
10.19	Judgment Currency	81

SECTION 11.	DEFINITIONS AND ACCOUNTING TERMS	81
11.1	Certain Defined Terms	81
11.2	Accounting Terms	105
11.3	Other Definitional Provisions	105

LOAN AGREEMENT

           This LOAN AGREEMENT (“Agreement”) is dated as of October 31, 2000 and entered into among RECOTON CORPORATION, a New York corporation (“Recoton”), INTERACT ACCESSORIES, INC., a Delaware corporation (“InterAct”), RECOTON AUDIO CORPORATION, a Delaware corporation (“Audio”), AAMP OF FLORIDA, INC., a Florida corporation (“AAMP”), and RECOTON HOME AUDIO, INC., a California corporation (“RHAI”); Recoton, InterAct, Audio, AAMP and RHAI are sometimes referred individually as “Borrower” and collectively, as “Borrowers”), the Guarantors (capitalized terms used in these Recitals without definition shall have the respective meanings assigned in Section 11 hereof) listed on the signature pages hereof, the financial institution(s) listed on the signature pages hereof, and their respective successors and Eligible Assignees (each individually a “Lender” and collectively “Lenders”) and HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, “Heller”), for itself as a Lender and as Administrative Agent and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, “GECC”) for itself as a Lender and as Collateral Agent and as Syndication Agent. The Administrative Agent, Senior Agent and the Collateral Agent are sometimes referred to herein as the “Agents”.

           WHEREAS, Borrowers desire that Lenders extend certain credit facilities to the Borrowers hereunder of up to $235,000,000, the proceeds of which will be used, among other things, to (i) pay certain existing indebtedness and (ii) provide financing for working capital and other general corporate purposes, all subject to the terms and conditions contained herein; and

           WHEREAS, the Borrowers and the Subordinated Creditors are entering into a Credit Agreement dated as of the date hereof (the “Subordinated Credit Agreement”) pursuant to which the Subordinated Creditors are extending credit in the principal amount of $15,000,000, the proceeds of which will be used to pay certain existing indebtedness;

           WHEREAS, to secure each Borrower’s obligations under the Loan Documents and the Subordinated Debt Documents, each Borrower is granting to the Senior Agent, for benefit of the Benefitted Persons, a security interest in and lien upon substantially all of each Borrower’s real and personal property; and

           WHEREAS, the Guarantors are willing to guaranty all of the obligations of Borrowers to Agents and Lenders under the Loan Documents and to grant to Senior Agent, for benefit of the Benefitted Persons, a security interest in substantially all of each Guarantor’s real and personal property as provided herein to secure such guaranty;

           NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Agents and Lenders agree as follows:

SECTION 1.	DEFINITIONS AND ACCOUNTING TERMS

           1.1 Certain Defined Terms. The capitalized terms and the accounting terms used in this Agreement shall have the meanings set forth in Section 11 of this Agreement.

SECTION 2.	LOANS AND COLLATERAL

           2.1 Loans.

                     (A)(1) Term Loan A

           “Scheduled Installment” of Term Loan A means, for each date set forth below, the amount set forth opposite such date.

     Date                               Scheduled Installment
     ----                               ---------------------

     December 31, 2000                  $500,000
     March 31, 2001                     $500,000
     June 30, 2001                      $500,000
     September 30, 2001                 $500,000
     December 31, 2001                  $500,000
     March 31, 2002                     $500,000
     June 30, 2002                      $500,000
     September 30, 2002                 $500,000
     December 31, 2002                  $500,000
     March 31, 2003                     $500,000
     June 30, 2003                      $500,000
     October 31, 2003                   $14,500,000

           In any event the final Scheduled Installment of Term Loan A shall be in an amount sufficient to repay all amounts owing by Borrowers hereunder with respect to Term Loan A.

                     (A)(2) Term Loan B. Each Term Loan B Lender, severally, agrees to lend to Borrowers on the Closing Date its Pro Rata Share of Term Loan B which is in the aggregate amount of $15,000,000. Term Loan B shall be funded in one drawing. Amounts borrowed under this subsection 2.1(A)(2) and repaid or prepaid may not be reborrowed. Borrowers shall make principal payments in the amounts of the applicable Scheduled Installments of Term Loan B (or such lesser principal amount of Term Loan B as shall then be outstanding) on the dates set forth below.

           “Scheduled Installment” of Term Loan B means, for each date set forth below, the amount set forth opposite such date.

     Date                               Scheduled Installment
     ----                               ---------------------

     December 31, 2000                  $1,875,000
     March 31, 2001                     $1,875,000
     June 30, 2001                      $1,875,000
     September 30, 2001                 $1,875,000
     December 31, 2001                  $1,875,000
     March 31, 2002                     $1,875,000
     June 30, 2002                      $1,875,000
     October 31, 2002                   $1,875,000

           In any event the final Scheduled Installment of Term Loan B shall be in an amount sufficient to repay all amounts owing by Borrowers hereunder with respect to Term Loan B.

                     (A)(3) Term Loan C. Each Term Loan C Lender, severally, agrees to lend to Borrowers on the Closing Date its Pro Rata Share of Term Loan C which is in the aggregate amount of $15,000,000. Term Loan C shall be funded in one drawing; it being understood however, that as to each Term Loan C Lender that is also a Subordinated Creditor such funding shall be made in an amount equal to such Term Loan C Lender's Commitment by the satisfaction of an equivalent amount of the existing debt owed by Recoton to such Term Loan C Lender. Amounts borrowed under this subsection 2.1(A)(3) and repaid or prepaid may not be reborrowed. Borrowers shall make principal payments in the amounts of the applicable Scheduled Installments of Term Loan C (or such lesser principal amount of Term Loan C as shall then be outstanding) on the dates set forth below.

           On the second anniversary of the Closing Date, Borrowers shall repay the principal amount of Term Loan C, in the amount by which the Maximum Revolving Loan Amount exceeds the Revolving Loan by more than $45,000,000; provided that in calculating such repayment the accounts payables have been paid in the ordinary course of business consistent with historical customary payment practices (the foregoing calculation being “Term Loan C Repayment Restriction”). The Administrative Borrower shall deliver to the Administrative Agent a written statement (the “Repayment Certification”) certified by the chief financial officer of the Administrative Borrower five Business Days prior to making such Scheduled Installment, (i) setting forth in reasonable detail the basis for calculating the amounts by which the Maximum Revolving Loan Amount exceeds the Revolving Loan on the date of payment of the Scheduled Installment and (ii) stating that the accounts payables have been paid in the ordinary course of business consistent with historical customary payment practices, which written statement shall be in form and substance satisfactory to the Administrative Agent. If Borrowers can not repay the full principal amount of the Term Loan C on the second anniversary of the Closing Date as a result of the application of the Term Loan C Repayment Restriction, then Borrowers shall repay the remaining outstanding principal amount of Term Loan C, if any, in twelve equal monthly installments until paid in full commencing on the last day of the first month after the second anniversary of the Closing Date; provided, however, that to the extent that the Borrowers cannot repay the full amount of an installment when due as a result of the application of the Term Loan C Repayment Restriction (the amount not able to be paid being referred to as the “Shortfall”) then the Shortfall shall be carried forward and added to the immediately succeeding Scheduled Installment. Each Scheduled Installment (other than the final installment) shall be subject to the Term Loan C Repayment Restriction and to the delivery of a Repayment Certification. The final Scheduled Installment shall be due and payable on October 31, 2003.

           “Scheduled Installment” of Term Loan C means (i) the principal amounts of Term Loan C payable on the second anniversary of the Closing Date pursuant to the previous paragraph and, if applicable, (ii) the twelve equal installments described in the last sentence of the previous paragraph. In any event the final installment of Term Loan C shall be in an amount sufficient to repay all amounts owing by Borrowers hereunder with respect to Term Loan C.

                     (B) Revolving Loan. Each Revolving Loan Lender, severally, agrees to lend to Borrowers from time to time its Pro Rata Share of each Revolving Advance. The aggregate amount of all Revolving Loan Commitments shall not exceed at any time $185,000,000 as reduced by subsections 2.4(B)(5), 2.4(B)(6) and 2.4(C). Amounts borrowed under this subsection 2.1(B) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (ii) the Termination Date. Except as provided in subsections 2.4(A) and 9.9, no Revolving Loan Lender shall have any obligation to make a Revolving Advance to the extent such Revolving Advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

                               (1) "Maximum Revolving Loan Amount" means, as of any date of determination, the lesser of (a) the Revolving Loan Commitment(s) of all Revolving Loan Lenders less the Letter of Credit Reserve and (b) the Borrowing Base less the Letter of Credit Reserve.

                               (2) "Borrowing Base" means, as of any date of determination, an amount equal to the sum of, in each case, less reserves, such reserves including, but not limited to, those set forth in Exhibit B-2, as Administrative Agent, in its reasonable credit judgment elects to establish unless otherwise directed by the Requisite Lenders: (a) up to 80% of Eligible Accounts, (b) up to 65% of Eligible Inventory; (c) up to 65% of Letter of Credit Inventory (as defined below), (d) up to an additional 5% of each of Eligible Inventory and Letter of Credit Inventory during the “In-Season Period” (as defined below) and (e) 100% of the letter of credit, if any, provided by Recoton Germany as set forth in subsection 5.12; provided that Administrative Agent, in its reasonable credit judgment, can decrease the advance rates from time to time, and provided further that notwithstanding the foregoing, in no event shall, at any time (i) the aggregate borrowing availability against (b), (c) and (d) in this subsection 2.1B(2) exceed $130,000,000 and (ii) the borrowing availability against (d) in this subsection 2.1B(2), exceed $10,000,000.

                     "Letter of Credit Inventory" means Eligible Inventory ordered but not received, the payment for which is to be made under documentary Lender Letters of Credit less duty and freight due with respect to the Letter of Credit Inventory.

                     "In-Season Period" means a period of up to five consecutive months during any calendar year period, provided that (i) there can only be one In-Season Period during any calendar year period, (ii) an In-Season Period shall automatically end on December 31 of such calendar year if it has not all ready ended, (iii) 120 days must elapse subsequent to the end of an In-Season Period before a new In- Season Period may commence and (iv) Administrative Borrower shall give the Administrative Agent at least five Business Days' prior written notice of the commencement of any such In-Season Period.

                     (C) Eligible Collateral.

                     "Eligible Accounts" means, as at any date of determination, the aggregate of all Accounts of Borrowers, Recoton Canada and Recone that Administrative Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, the Administrative Agent may determine that the following Accounts are not Eligible Accounts:

                               (1) Accounts which, at the date of issuance of the respective invoice therefor, were payable more than 61 days after the date of issuance; provided, that up to $15,000,000 of Accounts shall not be excluded pursuant to this clause (1) to the extent such Accounts were payable more than 61 days after the date of issuance but no longer than120 days after the date of issuance;

                               (2) Accounts which remain unpaid for more than 60 days after the due date specified in the original invoice or for more than 90 days after invoice date if no due date was specified;

                               (3) In addition to the Accounts excluded under clause (2) above, Accounts (including invoices, credits, charge-backs and on account payments) which remain unpaid for more than 60 days after the due date specified in the original invoice or for more than 90 days after invoice date if no due date was specified with respect to which the account debtor’s account balance is a credit balance but only to the extent of such credit balance;

                               (4) Accounts due from an account debtor whose principal place of business is located outside the United States of America or Canada unless such Account is (a) covered by credit insurance in form and substance acceptable to the Senior Agent and which insurance names the Senior Agent, on behalf of the Benefitted Persons, as loss payee and additional insured or (b) backed by a letter of credit, in form and substance acceptable to Senior Agent and issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof or a Schedule I Canadian bank, that is acceptable to Senior Agent; provided that such letter of credit has been delivered to Senior Agent as additional Collateral; provided that, notwithstanding the foregoing, any Accounts under this clause (4) that do not comply with the provisions of clauses (a) or (b) herein shall be considered Eligible Accounts to the extent they comply with the other provisions of this definition of Eligible Accounts and provided that they do not exceed, in the aggregate, $1,000,000;

                               (5) Accounts due from an account debtor which Administrative Agent has notified Borrowers does not have a satisfactory credit standing;

                               (6) Accounts in excess of an aggregate face amount of $3,000,000 with respect to which the account debtor is (i) the United States of America, any state or any municipality, or any department, agency or instrumentality thereof, unless Borrowers and Recone have, with respect to such Accounts, complied with the Federal Assignment of Claims Act of 1940 as amended (31 U.S.C. Section 3727 et seq) or any applicable statute or municipal ordinance of similar purpose and effect or (ii) Canada, unless Borrowers and Recoton Canada have complied with the Financial Administration Act (Canada) or any applicable provincial or territorial statute or municipal ordinance of similar purpose and effect;

                               (7) Accounts with respect to which the account debtor is an Affiliate of a Borrower or a director, officer, agent, stockholder (other than a stockholder of not more than 10% of the capital stock of Recoton) or employee of any Borrower or any of its Affiliates;

                               (8) Accounts due from an account debtor if more than 50% of the aggregate Dollar amount of invoices of such account debtor have at the time remained unpaid for more than 60 days after due date or 90 days after the invoice date if no due date was specified;

                               (9) Accounts which are less than 60 days past due or less than 90 days from the invoice date if no due date was specified with respect to which there is any unresolved dispute (including, but not limited to, charge-backs) net of any credits for returned merchandise less than 60 days past due or less than 90 days from the invoice date if no due date was specified;

                               (10) Accounts evidenced by an "instrument" or "chattel paper" (as defined in the UCC or the PPSA, as applicable) not in the possession of Senior Agent, or its agents, on behalf of the Benefitted Persons;

                               (11) subject to the Accounts permitted under clauses (4) and (6), Accounts with respect to which Senior Agent or its trustee or its agents, on behalf of the Benefitted Persons, does not have a valid, first priority and fully perfected security interest;

                               (12) Accounts subject to any Lien except those in favor of Senior Agent, on behalf of the Benefitted Persons and except for prior claims that are unregistered and that secure amounts not yet due and payable;

                               (13) Accounts with respect to which the account debtor is the subject of any bankruptcy or insolvency proceeding;

                               (14) Accounts due from an account debtor to the extent that the Dollar amount of such Accounts exceed in the aggregate an amount equal to 10% of the aggregate of all Accounts at said date (the “Concentration Limitation”); provided that, notwithstanding the foregoing, the Account debtors listed on Schedule 2.1(C)(i) shall have the Concentration Limitations set forth in such Schedule.

                               (15) Accounts with respect to which the account debtor's obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

                               (16) Accounts with respect to which the account debtor is located in any state or province denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the applicable Borrower has either qualified as a foreign corporation authorized to transact business in such state or province or has filed a Notice of Business Activities Report or similar filing with the applicable state or provincial agency or is otherwise qualified to carry on business therein for the then current year;

                               (17) Accounts with respect to which the account debtor is a creditor (represented as a liability on Borrowers’, Recoton Canada’s or Recone’s, as applicable, financial statements) of any Borrower, Recoton Canada or Recone, provided, however, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by any Borrower, Recoton Canada or Recone to such Person; and

                               (18) Accounts not owned by a Borrower, Recoton Canada or Recone.

                     "Eligible Inventory" means, as at any date of determination, the value (determined at the lower of cost or market on an average cost basis) of all Inventory owned by Borrowers or Recoton Canada and located in the United States of America and Canada and Inventory in transit to Borrowers or Recoton Canada that the Administrative Agent in its reasonable credit judgment deems to be eligible for borrowing purposes. With respect to Inventory in transit to Borrowers or Recoton Canada, only such Inventory for which (a) the Administrative Agent or the customs house broker, as agent for the Administrative Agent or the freight forwarders, as agent for the Administrative Agent, as the case may be, are in possession of a complete set of negotiable bills of lading endorsed "to the order of" (i) Senior Agent, for the benefit of the Benefitted Persons or (ii) Recoton, as the case may be, (b) such Inventory is covered by marine cargo insurance on terms and amounts satisfactory to Administrative Agent and to which the Administrative Agent has been named additional insured and loss payee, (c) procedures for the clearance at customs satisfactory to the Administrative Agent have been put in place and (d) such Inventory is in transit to a location owned by a Borrower or Recoton Canada or subject to a Collateral Access Agreement and such location is set forth in Schedule 2.1(C)(ii) or otherwise acceptable to the Senior Agent, shall qualify in any case as "Eligible Inventory". Without limiting the generality of the foregoing, the Administrative Agent may determine that the following are not Eligible Inventory: (a) work-in-process (other than unpackaged finished goods); (b) finished goods which do not meet the specifications of the Borrowers' or Recoton Canada's customers' purchase order for such goods; (c) Inventory which Administrative Agent determines is unacceptable for borrowing purposes due to age, quality, type and/or category; (d) packaging, shipping materials or supplies consumed in Borrowers' or Recoton Canada's business; (e) Inventory with respect to which Senior Agent, on behalf of the Benefitted Persons, does not have a valid, first priority and fully perfected security interest except for claims that are unregistered and that secure amounts which are not yet due and payable; (f) Inventory with respect to which there exists any Lien in favor of any Person other than Senior Agent, on behalf of the Benefitted Persons; (g) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215 (a)(i) or any replacement statute; (h) Inventory located at any location other than those identified pursuant to Section 5.8 of each Security Agreement; (i) repossessed goods or goods which have been returned as defective by the buyer; (j) Inventory of a type not held for sale in the ordinary course of Borrowers' or Recoton Canada's business; (k) Inventory which breaches any of the representations or warranties pertaining to Inventory set forth herein and in the Security Agreements; (l) goods placed on consignment; (m) Inventory covered by a negotiable document of title, unless such document has been delivered to Administrative Agent or its trustee or agent with all necessary endorsements, free and clear of all Liens except those in favor of Senior Agent on behalf of the Benefitted Persons; and (n) Inventory located in locations not owned by Borrowers or Recoton Canada and for which Senior Agent does not have an executed Collateral Access Agreement. For purposes of the definition of Eligible Inventory, Letter of Credit Inventory shall be excluded to avoid duplication.

                     All Eligible Accounts and Eligible Inventory valued or carried in Canadian dollars shall be converted to US Dollars at the rate quoted on Page BOFC on Reuters Monitor Screen at 12:00 p.m. on the Business Day immediately prior to that on which a Borrowing Base Certificate is required to be delivered to Administrative Agent or as more frequently requested or determined by Administrative Agent based on the volatility of exchange rates.

                     (D) Borrowing Mechanics. (1) LIBOR Loans made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount. (2) On any day when any Borrower desires a Revolving Advance under this subsection 2.1, Administrative Borrower shall give Administrative Agent telephonic notice of the proposed borrowing by 12:00 p.m. Chicago time on the Funding Date of a Base Rate Loan and three Business Days in advance of the Funding Date of a LIBOR Loan, which notice shall specify the proposed Funding Date (which shall be a Business Day), whether such Loans shall consist of Base Rate Loans or LIBOR Loans, and, for LIBOR Loans, the Interest Period applicable thereto. Loans made on the Closing Date initially shall be made as Base Rate Loans. Any such telephonic notice shall be confirmed with a Notice of Borrowing on the same day. Neither Administrative Agent nor Lenders shall incur any liability to any Borrower for acting upon any telephonic notice or Notice of Borrowing Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of a Borrower or for otherwise acting in good faith under this subsection 2.1(D). Neither Administrative Agent nor Revolving Loan Lenders will be required to make any Revolving Advance pursuant to any telephonic notice unless Administrative Agent has also received the most recent Monthly Borrowing Base Certificate and Semi-Monthly Borrowing Base Certificate and all other documents required under Section 3 and the Reporting Rider hereof by 12:00 p.m. Chicago time. Each Revolving Advance shall be deposited by wire transfer in immediately available funds in such account as Borrowers may from time to time designate to Administrative Agent in writing. The becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, Lender Letter of Credit reimbursement obligation, accrued interest and fees shall be deemed irrevocably to be an automatic request by Borrowers for a Revolving Advance, which shall be a Base Rate Loan on the due date of, and in the amount required to pay (as set forth on Administrative Agent's books and records), such principal, Lender Letter of Credit reimbursement obligation, accrued interest and fees.

                     (E) Notes. The Borrowers shall execute and deliver on the Closing Date to each Lender (or to the Administrative Agent for that Lender) (i) a Term Loan A Note substantially in the form of Exhibit N-I, to evidence that Lender's Pro Rata Share of the principal amount of Term Loan A and with other appropriate insertions, and each Lender's Term Loan A Notes shall evidence such Lender's Pro Rata Share of such respective amounts, (ii) a Term Loan B Note substantially in the form of Exhibit N-II, to evidence that Lender's Pro Rata Share in the principal amount of Term Loan B and with other appropriate insertions, and each Lender's Term Loan B Notes shall evidence such Lender's Pro Rata Share of such respective amounts, (iii) a Term Loan C Note substantially in the form of Exhibit N-III, to evidence that Lender's Pro Rata Share in the principal amount of Term Loan C and with other appropriate insertions, and each Lender's Term Loan C Notes shall evidence such Lender's Pro Rata Share of such respective amounts and (iv) a Revolving Loan Note substantially in the form of Exhibit M to evidence that Lender's Pro Rata Share, in the principal amount of Revolving Loan Commitment and with other appropriate insertions. The Notes and the Obligations evidenced thereby shall be governed by, subject to and benefit from all of the terms and conditions of this Agreement and the other Loan Documents and shall be secured by the Collateral.

                     (F) Letters of Credit. The Revolving Loan Commitments may, in addition to Revolving Advances, be utilized, upon the request of Borrowers, for (i) the issuance of letters of credit by Administrative Agent; or with Administrative Agent's consent any Lender, or (ii) the issuance by Administrative Agent of risk participations to banks to induce such banks to issue Bank Letters of Credit for the account of Borrowers (each of (i) and (ii) above a "Lender Letter of Credit"). Each Revolving Loan Lender shall be deemed to have purchased a participation in each Lender Letter of Credit issued on behalf of Borrowers in an amount equal to its Pro Rata Share of the Revolving Loan Commitment. In no event shall any Lender Letter of Credit be issued to the extent that the issuance of such Lender Letter of Credit would cause the sum of the Letter of Credit Reserve (after giving effect to such issuance) plus the Revolving Loan to exceed the lesser of the (x) Borrowing Base and (y) Revolving Loan Commitment.

                               (1) Maximum Amount. The aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $30,000,000.

                               (2) Reimbursement. Each Borrower shall, jointly and severally, be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Administrative Agent or the issuer for any amounts paid with respect to a Lender Letter of Credit including all fees, costs and expenses paid to any bank that issues a Bank Letter of Credit. Each Borrower hereby authorizes and directs Administrative Agent, at Administrative Agent’s option, to debit Borrowers’ account (by increasing the Revolving Loan) in the amount of any payment made with respect to any Lender Letter of Credit. In the event that Administrative Agent elects not to debit Borrowers’ account and Borrowers fail to reimburse Administrative Agent in full on the date of any payment under a Lender Letter of Credit, Administrative Agent shall promptly notify each Revolving Loan Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Revolving Loan Lender, on the next Business Day, shall deliver to Administrative Agent an amount equal to its respective participation in same day funds. The obligation of each Revolving Loan Lender to deliver to Administrative Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. In the event any Revolving Loan Lender fails to make available to Administrative Agent the amount of such Revolving Loan Lender’s participation in such Lender Letter of Credit, Administrative Agent shall be entitled to recover such amount on demand from such Revolving Loan Lender together with interest at the Base Rate.

                               (3) Request for Letters of Credit. Borrowers shall give Administrative Agent at least two Business Days prior notice specifying the date a Lender Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the letter of credit being requested. Any letter of credit which Borrowers request must be in such form, be for such amount, contain such terms and support such transactions as are reasonably satisfactory to Administrative Agent. The expiration date of each Lender Letter of Credit shall be on a date which is at least 15 days prior to the Termination Date.

                     (G) Other Letter of Credit Provisions.

                               (1) Reimbursement Obligations. The obligation of Borrowers to reimburse Administrative Agent or any Revolving Loan Lender for payments made under, and other amounts payable in connection with, any Lender Letter of Credit shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement including, without limitation, the following circumstances:

                                         (a) any lack of validity or enforceability of any Lender Letter of Credit, or any other agreement;

                                         (b) the existence of any claim, set-off, defense or other right which a Borrower, any of its Affiliates, any Agent or Revolving Loan Lender, on the one hand, may at any time have against any beneficiary or transferee of any Lender Letter of Credit (or any Persons for whom any such transferee may be acting), any Agent or Revolving Loan Lender or any other Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between a Borrower or any of its Affiliates and the beneficiary of the Lender Letter of Credit);

                                         (c) any draft, demand, certificate or any other document presented under any Lender Letter of Credit is alleged to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                         (d) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Loan Parties or any of their Subsidiaries;

                                         (e) any breach of this Agreement or any other Loan Document by any party thereto;

                                         (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; the fact that a Default or an Event of Default shall have occurred and be continuing; or

                                         (g) payment under any Lender Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Lender Letter of Credit; provided that, in the case of any payment by Administrative Agent or a Revolving Loan Lender under any Lender Letter of Credit, Administrative Agent or such Revolving Loan Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit.

                               (2) Nature of Lender's Duties. As between any Revolving Loan Lender that issues a Lender Letter of Credit (an “Issuing Lender”), on the one hand, and Borrowers on the other hand, Borrowers assume all risks of the acts and omissions of, or misuse of any Lender Letter of Credit by the beneficiary thereof. In furtherance and not in limitation of the foregoing, neither Administrative Agent nor any Lender shall be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Lender Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any Lender Letter of Credit to comply fully with conditions required in order to demand payment thereunder; provided that, in the case of any payment under any such Lender Letter of Credit, any Issuing Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under any such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any such Lender Letter of Credit; (g) for the credit of the proceeds of any drawing under any such Lender Letter of Credit; and (h) for any consequences arising from causes beyond the control of Administrative Agent or any Revolving Loan Lender as the case may be.

                               (3) Liability. In furtherance and extension of and not in limitation of, the specific provisions herein above set forth, any action taken or omitted by Administrative Agent or any Revolving Loan Lender under or in connection with any Lender Letter of Credit, if taken or omitted in good faith, shall not put Administrative Agent or any Revolving Loan Lender under any resulting liability to any Borrower or any other Revolving Loan Lender.

                     (H) Availability of a Lender's Pro Rata Share.

                               (1) Unless Administrative Agent receives written notice from a Revolving Loan Lender on or prior to any Funding Date that such Revolving Loan Lender will not make available to Administrative Agent as and when required such Revolving Loan Lender’s Pro Rata Share of any requested Loan or Revolving Advance, Administrative Agent may assume that each Revolving Loan Lender will make such amount available to Administrative Agent in immediately available funds on the Funding Date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount.

                               (2) A Defaulting Lender shall pay interest at the Federal Funds Effective Rate on the Defaulted Amount from the Business Day following the applicable Funding Date of such Defaulted Amount until the date such Defaulted Amount is paid to Administrative Agent. A notice of Administrative Agent submitted to any Revolving Loan Lender with respect to amounts owing under this subsection 2.1(H) shall be conclusive, absent manifest error. If such amount is not paid when due to Administrative Agent, Administrative Agent, at its option, may notify Borrowers of such failure to fund and, upon demand by Administrative Agent, Borrowers shall pay the unpaid amount to Administrative Agent for Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loan made by the other Revolving Loan Lenders on such Funding Date. The failure of any Revolving Loan Lender to make available any portion of its Commitment on any Funding Date or to fund its participation in a Lender Letter of Credit shall not relieve any other Revolving Loan Lender of any obligation hereunder to fund such Revolving Loan Lender’s Commitment on such Funding Date or to fund any such participation, but no Revolving Loan Lender shall be responsible for the failure of any other Revolving Loan Lender to honor its Commitment on any Funding Date or to fund any participation to be funded by any other Revolving Loan Lender.

                               (3) Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payment made by any Borrower to Administrative Agent or any amount otherwise received by Administrative Agent for application to the Obligations nor shall a Defaulting Lender be entitled to the sharing of any interest, fees or payments hereunder.

                               (4) For purposes of voting or consenting to matters with respect to (i) the Loan Documents or (ii) any other matter concerning the Loans, a Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitments and outstanding Loans and Revolving Advances shall be deemed to be zero; provided, however, that a Defaulting Lender’s commitment shall not be increased without the consent of the Defaulting Lender.

           2.2 Interest.

                     (A) Rate of Interest. The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum set forth in the chart below (the "Interest Rate").

      Loan Type                  Base Rate Plus             LIBOR Plus

      Revolver                        0.75%                    2.50%

      Term Loan A                     1.00%                    2.75%

      Term Loan B                     3.25%                    5.00%

      Term Loan C                     3.00%                     N/A

Subject to the provisions of subsection 2.1(D), Administrative Borrower shall designate to Administrative Agent whether a Loan shall be a Base Rate Loan or LIBOR Loan at the time a Notice of Borrowing is given pursuant to subsection 2.1(D). Such designation by Administrative Borrower may be changed from time to time pursuant to subsection 2.2(D). If on any day a Loan or a portion of any Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest or if LIBOR has been specified and no LIBOR quote is available, then for that day that Loan or portion thereof shall bear interest determined by reference to the Base Rate.

           After the occurrence and during the continuance of an Event of Default (i)(a) the Loans and all other Obligations shall bear interest at a rate per annum equal to 2% plus the applicable Interest Rate (the “Default Rate”) and (b) the fees with respect to the Letters of Credit set forth in subsection 2.3(B) shall be increased by two percentage points (the “Letter of Credit Default Rate”), (ii) each LIBOR Loan shall automatically convert to a Base Rate Loan at the end of any applicable Interest Period and (iii) no Loans may be converted to LIBOR Loans. Interest and fees which accrue at the Default Rate and the Letter of Credit Default Rate shall be payable on demand.

                     (B) Computation and Payment of Interest. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest on Base Rate Loans and all other Obligations other than LIBOR Loans shall be payable to Administrative Agent for benefit of Lenders monthly in arrears on the first day of each month, on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable to Administrative Agent for benefit of Lenders on the last day of the applicable Interest Period for such Loan, on the date of any prepayment of the Loans, and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Loan having an Interest Period longer than three months, interest accrued on such Loan shall also be payable on the last day of each three month interval during such Interest Period.

                     (C) Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrowers shall not be required to pay, and neither Administrative Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) Borrowers or any other Loan Party shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Administrative Agent or any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower or any Loan Party shall not have any action against Administrative Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

                     (D) Conversion or Continuation. Subject to the provisions of this subsection 2.2, Borrowers shall have the option to (1) convert at any time all or any part of outstanding Loans equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from Base Rate Loans to LIBOR Loans or (2) upon the expiration of any Interest Period applicable to a LIBOR Loan, to (a) continue all or any portion of such LIBOR Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a LIBOR Loan or (b) convert all or any portion of such LIBOR Loan to a Base Rate Loan. The succeeding Interest Period(s) of such continued or converted Loan commence on the last day of the Interest Period of the Loan to be continued or converted; provided that no outstanding Loan may be continued as, or be converted into, a LIBOR Loan, when any Event of Default or Default has occurred and is continuing.

                     Administrative Borrower shall deliver a Notice of Borrowing with respect to such conversion/continuation to Administrative Agent no later than 12:00 p.m. Chicago time at least 3 Business Days in advance of the proposed conversion/ continuation date. The Notice of Borrowing with respect to such conversion/continuation shall certify: (1) the proposed conversion/continuation date (which shall be a Business Day); (2) the amount of the Loan to be converted/continued; (3) the nature of the proposed conversion/continuation; (4) in the case of conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period; and (5) that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation.

                     In lieu of delivering the Notice of Borrowing with respect to such conversion/continuation, Administrative Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2(D); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing with respect to such conversion/continuation to Administrative Agent on or before the proposed conversion/continuation date.

                     Neither Administrative Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an officer or other person authorized to act on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.2(D).

           2.3 Fees.

                     (A) Unused Line Fee. Borrowers shall pay to Administrative Agent, for the benefit of Agents and Revolving Loan Lenders, a fee (the "Unused Line Fee") in an amount equal to the Revolving Loan Commitment less the sum of (i) the average daily balance of each Revolving Loan, plus (ii) the average daily face amount of the Letter of Credit Reserve during the preceding month, multiplied by 0.50% per annum, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month following the Closing Date.

                     (B) Letter of Credit Fees. Borrowers shall pay to Administrative Agent a fee with respect to the Lender Letters of Credit for the benefit of Revolving Loan Lenders in the amount of the average daily amount of Letter of Credit Liability outstanding during such month multiplied by 2.0% per annum. Such fee will be calculated on the basis of a 360 day year for the actual number of days elapsed and will be payable monthly in arrears on the first day of each month. Borrowers shall also reimburse Administrative Agent for any and all fees and expenses, if any, paid by Administrative Agent or any Revolving Loan Lender to the issuer of any Bank Letter of Credit.

                     (C) Prepayment Fee. If Borrowers reduce the Revolving Loan Commitment in whole or in part, Borrowers, at the time of such reduction, shall pay to Administrative Agent for the benefit of Revolving Loan Lenders, as compensation for the costs of being prepared to make funds available to Borrowers under this Agreement, and not as a penalty, an amount determined by multiplying the percentage set forth below by the amount of the Revolving Loan Commitment so reduced (the "Prepayment Fee"): 2.0% upon a reduction during the first Loan Year; 1.0% upon a reduction during the second Loan Year; and 0.50% upon a reduction during the third Loan Year; provided, that no Prepayment Fee shall be due and owing if the Revolving Loan Commitment is reduced in whole or in part after the first Loan Year with funds raised from (a) unsecured borrowings; provided that Heller and GECC have the first right of refusal to match such borrowing and that Administrative Borrower shall have given Heller and GECC 30 days' prior written notice of such unsecured borrowing, (b) the issuance of capital stock, commercial paper or other debt or equity securities of Recoton in a public offering or private placement, provided, that the Net Securities Proceeds from such public offering or private placement shall be used to pay down the Obligations as set forth in subsection 2.4(B)(2) (with any repayment of the Revolving Loan constituting a permanent reduction of the Revolving Loan Commitment by such amount) or (c) the proceeds of the InterAct International IPO; provided, that all the terms and conditions set forth in subsection 7.6 have been satisfied. Notwithstanding anything to the contrary contained herein, the Prepayment Fee shall apply only to reductions and prepayments which reduce, in whole or in part, the Revolving Loan Commitment. Term Loan A, Term Loan B and Term Loan C may be prepaid at any time without a Prepayment Fee.

                     (D) Audit Fees. Borrowers agree to pay all fees and expenses of the firms or individual(s) engaged by Collateral Agent to perform audits of Borrowers', Recoton Canada's and Recone's operations; provided such audits shall not be conducted more than quarterly unless there is a Default or an Event of Default has occurred and is continuing. Notwithstanding the foregoing, if Collateral Agent uses its internal auditors to perform any such audit, Borrowers agree to pay to Collateral Agent, for its own account, an audit fee with respect to each such audit equal to $850 per internal auditor per day (pro-rated for portions thereof), together with all out of pocket expenses.

                     (E) Other Charges and Expenses. Borrowers shall pay to Administrative Agent, for its own account, all charges for returned items and all other bank charges incurred by Administrative Agent, as well as Administrative Agent's standard wire transfer charges for each wire transfer made under this Agreement.

                     (F) Administrative Agent's Fee. Borrowers agree to pay to the Administrative Agent, for its own account, a non-refundable fee of $75,000 due on the Closing Date and on each anniversary thereof.

                     (G) Collateral Agent's Fee. Borrowers agree to pay to the Collateral Agent, for its own account, a non-refundable fee of $75,000 due on the Closing Date and on each anniversary thereof.

           2.4 Payments and Prepayments.

                     (A) Manner and Time of Payment. In its sole discretion, Administrative Agent may elect to honor the automatic requests by Borrowers for Revolving Advances for all principal, interest, fees and any other amounts due hereunder on their applicable due dates pursuant to subsection 2.1(D) up to the Revolving Loan Commitment of all Revolving Loan Lenders, and the proceeds of each such Revolving Advance, if made, shall be applied as a direct payment of the relevant Obligation. To the extent such amounts exceed the Revolving Loan Commitment of all Revolving Loan Lenders, or if Administrative Agent elects to bill Borrowers for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by Borrowers (or Recoton Canada with respect to its Guaranty) with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Administrative Agent hereunder shall, unless otherwise directed by Administrative Agent, be made to Agent's Account or in accordance with subsection 4.22. Proceeds remitted to Agent's Account shall be credited to the Obligations on the Business Day of Administrative Agent's receipt of readily available federal funds. For the purpose of calculating interest on the Obligations, funds shall be deemed received on the Business Day of Administrative Agent's receipt of readily available federal funds.

                     (B) Mandatory Prepayments.

                               (1) Overadvance. At any time that the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrowers shall, immediately repay the Revolving Loan to the extent necessary to reduce the aggregate principal balance to an amount equal to or less than the Maximum Revolving Loan Amount.

                               (2) Proceeds of Asset Dispositions. Immediately upon receipt by Borrowers, Recoton Canada or any of their respective Subsidiaries of proceeds of any Asset Disposition (in one or a series of related transactions or events), Borrowers shall prepay the Obligations in an amount equal to the Net Proceeds therefrom which Net Proceeds exceed $250,000 (it being understood that if the Net Proceeds exceed $250,000, the entire amount and not just the portion above $250,000 shall be subject to this subsection 2.4(B)(2)). Except as otherwise set forth in this subsection 2.4(B)(2) or in subsection 4.14, all such prepayments shall first be applied in payment of Scheduled Installments of the Term Loan B, then be applied in payment of Scheduled Installments of Term Loan A, then be applied in payment of Scheduled Installments of Term Loan C, each in inverse order of maturity, and then be applied in payment of the Revolver Loan without reducing the Revolving Loan Commitment; provided however, that in the case of (i) any such Net Proceeds consisting of insurance proceeds not to exceed $2,000,000 in the aggregate during the term of this Agreement (other than with respect to the portion of the insurance proceeds resulting from any casualty with respect to real estate) and for which the casualty giving rise thereto could not reasonably be expected to have a Material Adverse Effect, and (ii) any such Net Proceeds consisting of proceeds of an Asset Disposition permitted pursuant to subsection 7.3(A)(v), if Borrowers reasonably expect any Net Proceeds under clauses (i) any (ii) to be reinvested within 180 days to repair or replace the assets subject to such Asset Dispositions with like assets, Borrowers shall deliver such Net Proceeds to Administrative Agent to be applied to the Revolving Loan and Administrative Agent shall establish a reserve against available funds for borrowing purposes under the Revolving Loan for such amount of net proceeds, until such time as such proceeds have been re-borrowed or applied to other Obligations as set forth herein. Borrowers and Recoton Canada may, so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, re-borrow such proceeds only for such repair or replacement. If Borrowers fail to reinvest such proceeds within 180 days, Borrowers and Recoton Canada hereby authorize Administrative Agent to make a Revolving Advance to repay the Obligations in the manner set forth in this subsection 2.4(B)(2). With respect to insurance proceeds resulting from the damage or destruction of any building or real estate (and such casualty could not reasonably be expected to have a Material Adverse Effect), the Borrowers shall have 360 days to reinvest such proceeds to repair or replace the assets subject to such casualty with like assets. Borrowers shall deliver such proceeds to Administrative Agent to be applied to the Revolving Loan and Administrative Agent shall establish a reserve against available funds for borrowing purposes under the Revolving Loan for such amount of net proceeds, until such time as such proceeds have been re-borrowed or applied to other Obligations as set forth herein. Borrowers may, so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, re-borrow such proceeds only for such repair or replacement. If Borrowers fail to reinvest such proceeds within 360 days, Borrowers hereby authorize Administrative Agent to make a Revolving Advance to repay the Obligations in the manner set forth in this subsection 2.4(B)(2). Notwithstanding anything to the contrary contained herein, the proceeds resulting solely from the damage, destruction or condemnation of inventory or loss of Accounts shall be applied to repay the Revolving Loan without reducing the Revolving Loan Commitment. For the purposes of this subsection 2.4(B)(2), the events described in subsections 2.4(B)(5) and 2.4(B)(6) shall not be deemed Asset Dispositions.

                               (3) Prepayments from Excess Cash Flow. Within 95 days after the end of each Fiscal Year Borrowers shall prepay the Obligations in an amount equal to 50% of Excess Cash Flow for such Fiscal Year calculated on the basis of the audited financial statements for such Fiscal Year delivered to Administrative Agent and Lenders pursuant to the Reporting Rider. Such required payment of Excess Cash Flow will be calculated and required to be paid based on receipt of the audited financial statements for Fiscal Year 2001 and each Fiscal Year thereafter. All such prepayments from Excess Cash Flow shall first be applied in payment of Scheduled Installments of the Term Loan B, then be applied in payment of Scheduled Installments of Term Loan A, then be applied in payment of Scheduled Installments of Term Loan C, each in inverse order of maturity, and then be applied in payment of the Revolver Loan without reducing the Revolving Loan Commitment. Concurrently with the making of any such payment, Administrative Borrower shall deliver to Administrative Agent and Lenders a certificate of its chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

                               (4) Prepayments from Tax Refunds. Immediately upon receipt by Loan Parties of proceeds of any tax refunds, Borrowers shall prepay the Obligations in an amount equal to such proceeds. All such prepayments from tax refunds shall be applied to the Revolving Loans without reducing the Revolving Loan Commitment.

                               (5) Prepayments and Reductions from Proceeds of Debt or Equity Offering. (a) Immediately upon receipt by Borrowers or any of their respective Subsidiaries of any proceeds of any Indebtedness for borrowed money (other than the Loans and any other Indebtedness permitted by this Agreement), the Borrowers shall prepay the Obligations in an amount equal to such proceeds; provided that payment or acceptance of the amounts provided for in this subsection 2.4(B)(5) shall not constitute a waiver of any Event of Default resulting from the incurrence of such Indebtedness or otherwise prejudice any rights or remedies of the Administrative Agent or any Lender.

                     (b) Except as set forth in clause (6), immediately upon receipt by Borrowers or any of their respective Subsidiaries of any Equity Proceeds, the Borrower shall prepay the Obligations in an amount equal to such Equity Proceeds.

           All such prepayments in this subsection 2.4(B)(5) shall first be applied in payment of Scheduled Installments of the Term Loan B, then be applied in payment of Scheduled Installments of Term Loan A, then be applied in payment of Scheduled Installments of Term Loan C, each in inverse order of maturity, and then be applied in payment of the Revolver Loan and reducing the Revolving Loan Commitment.

                               (6) Prepayments from Proceeds of InterAct International IPO. Immediately upon receipt by Borrowers of the Net Securities Proceeds of the InterAct International IPO, such Net Securities Proceeds shall be applied only to the extent necessary to pay (i) the Revolving Loan (and reducing the Revolving Loan Commitment) by an amount equal to the value of Eligible Collateral set forth in the most recently delivered Monthly Borrowing Base Certificate and Semi-Monthly Borrowing Base Certificate pursuant to clause F of the Reporting Rider with respect to InterAct International, multiplied by the advance rates for such Collateral pursuant to such Monthly Borrowing Base Certificate and Semi-Monthly Borrowing Base Certificate and (ii) the outstanding principal and interest of the Term Loan A and Term Loan B.

                     (C) Voluntary Prepayments and Repayments. Administrative Borrower may, at any time upon not less than three Business Days prior notice to Administrative Agent, prepay the Term Loans or reduce the Revolving Loan Commitment; provided, however, the Revolving Loan Commitment may not be terminated by Borrowers until all Loans are paid in full; provided, however, that with respect to the Term Loan C prepayments, the Term Loan C Repayment Restriction has been satisfied (including the delivery of the Repayment Certification). Administrative Borrower shall provide Administrative Agent with three days' prior notice of a prepayment of a LIBOR Loan. Notwithstanding anything to the contrary contained herein, as long as any amounts of principal under Term Loans remain outstanding, Borrowers may reduce, in part but not in whole, the Revolving Loan Commitment. All such voluntary prepayments and repayments of the Term Loans shall be applied to the Scheduled Installments of the Term Loans in the same manner set forth in subsection 2.4(B)(2). Upon termination of the Revolving Loan Commitment, Borrowers shall cause Administrative Agent and each Revolving Loan Lender to be released from all liability under any Lender Letters of Credit or, at Agent's option, Borrowers will deposit cash collateral with Administrative Agent in an amount equal to 105% of the Letter of Credit Liability that will remain outstanding after such termination.

                     (D) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

           2.5 Term of this Agreement. The Commitments shall terminate (unless earlier terminated pursuant to the terms hereunder) and all Obligations shall become immediately due and payable without notice or demand on the earlier of (such date, the “Termination Date”) (a) October 31 , 2003 and (b) the acceleration of all Obligations pursuant to subsection 8.3. Notwithstanding any termination, until all Obligations (excluding unasserted indemnity claims) have been indefeasibly paid in full in cash, Senior Agent, on behalf of the Benefitted Persons, shall be entitled to retain security interests in and liens upon all Collateral. Even after payment of all Obligations hereunder, Borrowers’ and the other Loan Parties’ obligation to indemnify each Agent and each Lender in accordance with the terms hereof shall continue.

           2.6 Statements. Administrative Agent shall render a monthly statement of account to Borrowers within 20 days after the end of each month. Such statement of account shall constitute an account stated unless Borrowers make written objection thereto within 30 days from the date such statement is mailed to Borrowers. Administrative Agent shall record in its books and records, including computer records, the principal amount of the Loans owing to each Lender from time to time. Administrative Agent’s books and records including computer records, shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by Administrative Agent to make any such notation or record shall not affect the obligations of Borrowers to Lenders with respect to the Loans.

           2.7 Yield Protection.

                     (A) Capital Adequacy and Other Adjustments. In the event any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrowers shall within 15 days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Administrative Agent) pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.

                     (B) Increased LIBOR Funding Costs. If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Borrowers shall from time to time within 15 days after notice and demand from Administrative Agent (together with the certificate referred to in the next sentence) pay to Administrative Agent, for the account of all such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Administrative Agent on behalf of all such affected Lenders to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.

           2.8 Taxes.

                     (A) No Deductions. Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of any Lender or Agent by the jurisdiction under the laws of which such Agent or Lender is organized, resident or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of such Agent's or Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If any Loan Party shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder or under any other Loan Document to any Agent or Lender, then the sum payable hereunder or under any other Loan Document shall be increased as may be necessary so that, after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 2.8), such Agent or Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

                     (B) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any Governmental Authority:

                               (1) does or shall subject any Agent or Lender to any tax of any kind whatsoever or causes the withdrawal or termination of a previously granted tax exemption with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to such Agent or Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, capital taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, provincial, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of such Agent or Lender); or

                               (2) does or shall impose on any Agent or Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Administrative Agent or such Lender of issuing any Lender Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder; then, in any such case, Borrowers shall promptly pay to Administrative Agent or such Lender, upon its demand, any additional amounts necessary to compensate Administrative Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Administrative Agent or such Lender with respect to this Agreement or the other Loan Documents. If Administrative Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrowers of the event by reason of which Administrative Agent or such Lender has become so entitled (with any such Lender concurrently notifying Administrative Agent). A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Administrative Agent or any Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.

                     (C) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") shall provide to Borrowers and Administrative Agent (i) a properly completed and executed Internal Revenue Service Form W-8 BEN or Form W-8 ECI or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to a complete exemption from withholding with respect to payments to be made to such Foreign Lender under this Agreement, (a "Certificate of Exemption"), or (ii) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within 15 days after a reasonable written request of Borrowers or Administrative Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrowers and Administrative Agent.

                     If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrowers and Administrative Agent within the time periods set forth in the preceding paragraph, Borrowers shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrowers shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrowers and Administrative Agent.

           2.9 Required Termination and Prepayment. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Loans has become unlawful or impossible by compliance by such Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Borrowers and Administrative Agent of that determination. Subject to prior withdrawal of a Notice of Borrowing or a Notice of Borrowing with respect to such conversion/continuation or prepayment of LIBOR Loans as contemplated by subsection 2.10, the obligation of such Lender to make or maintain its LIBOR Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrowers shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.9 is made or, earlier when required by law, repay or prepay LIBOR Loans together with all interest accrued thereon or convert LIBOR Loans to Base Rate Loans.

           2.10 Optional Prepayment/Replacement of Lenders. Within 15 days after receipt by Borrowers of written notice and demand from any Lender for payment of additional costs as provided in subsection 2.7 or subsection 2.8 or, as provided in subsection 9.4(C) in als by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders or if any Lender is unable to make or maintain or continue LIBOR Loans or if any Lender defaults in its obligation to make a Loan in accordance with the terms of this Agreement (any such Lender demanding such payment or refusing to so consent or agree being referred to herein as an “Affected Lender”), Borrowers may, at their option, notify Administrative Agent and such Affected Lender of its intention to do one of the following:

                     (a) Borrowers may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Administrative Agent. In the event Borrowers obtain a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within 90 days following notice of Borrowers’ intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender in accordance with the provisions of subsection 9.5; provided, that Borrowers have (i) reimbursed such Affected Lender for any administrative fee payable pursuant to subsection 9.5 and, (ii) in any case where such replacement occurs as the result of a demand for payment pursuant to subsection 2.7 or subsection 2.8, paid all increased costs for which such Affected Lender is entitled to under subsection 2.7 or subsection 2.8 through the date of such sale and assignment; or

                     (b) Borrowers may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender’s Commitments. Borrowers shall, within 90 days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender, including such Affected Lender’s increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment, but excluding any Prepayment Fee referenced in subsection 2.3(C) and terminate such Affected Lender’s Commitments.

           2.11 Compensation. Borrowers shall compensate each Lender, upon written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities including, without limitation, any loss sustained by such Lender in connection with the re-employment of such funds: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Borrowing with respect to such conversion/continuation or a telephonic request for borrowing or conversion/continuation; (ii) if any repayment or prepayment of any LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, whether by acceleration, repayment, prepayment or otherwise; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrowers; or (iv) as a consequence of any other default by Borrowers to repay the LIBOR Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, such Lender shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan.

           2.12 Booking of LIBOR Loans. Each Lender may make, carry or transfer LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of such Lender.

           2.13 Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to each Lender under subsection 2.11 shall be made as though each Lender had actually funded its relevant LIBOR Loan through the purchase of a LIBOR deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under subsection 2.11.

           2.14 Joint and Several Liability of Borrowers.

                     Each of Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Agents and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                     Each of Borrowers, jointly and severally, hereby, irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this subsection 2.14), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person comprising Borrowers without preferences or distinction among them.

                     Each Borrower expects to derive substantial benefit, directly or indirectly, from the making of the Loans and the issuance of the Letters of Credit.

                     If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons comprising Borrowers will make such payment with respect to, or perform, such Obligation.

                     The Obligations of each Borrower under the provisions of this subsection 2.14 constitute the absolute and unconditional, full recourse Obligations of such Borrower enforceable against such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                     Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Revolving Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agents or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agents or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each of Borrowers assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or any Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this subsection 2.14 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this subsection 2.14, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this subsection 2.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this subsection 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or the Administrative Agent or any Lender. The joint and several liability of Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any Borrower or Agent or any Lender.

                     The provisions of this subsection 2.14 are made for the benefit of the Agents, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, any Lender, or any successor or assign to first marshal any of its or their claims or to exercise any of its or their rights against any of other Borrowers or to exhaust any remedies, available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this subsection 2.14 shall remain in effect until all of the Obligations shall have been indefeasibly paid in full in cash or otherwise fully satisfied to the satisfaction of the Agents and the Lenders. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agents or any Lender upon the insolvency, bankruptcy or reorganization of any of Borrowers, or otherwise, the provisions of this subsection 2.14 will forthwith be reinstated in effect, as though such payment had not been made.

                     Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Administrative Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been indefeasibly paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Administrative Agent or any Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior indefeasible payment in full, in cash, of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be indefeasibly paid in full, in cash, before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                     Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the Indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full, in cash, of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any Indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such Indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Administrative Agent, and such Borrower shall deliver any such amounts to Administrative Agent for application to the Obligations in accordance with subsection 8.7.

                     Each Borrower hereby agrees that to the extent that a Borrower shall have paid more than its proportionate share of any payment made hereunder, such Borrower shall be entitled to seek and receive contribution from and against any other Borrower hereunder in accordance with the terms and provisions of Section 2.5 of the Guaranty. Each Borrower's right of contribution shall be subject to the terms and conditions of this subsection 2.14. The provisions of this subsection 2.14(J) shall in no respect limit the obligations and liabilities of any Borrower or Guarantor to the Agents and Lenders, and each Borrower and Guarantor shall remain liable to the Agents or Lenders for the full amount of the Obligations.

           2.15 Recoton as Agent for Borrowers. Each Borrower hereby irrevocably appoints Recoton as the borrowing agent and attorney-in-fact for all Borrowers (“Administrative Borrower”) which appointment shall remain in full force and effect unless and until Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower to (i) provide Administrative Agent with all notices with respect to Revolving Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement, (ii) take such action as the Administrative Borrower deems appropriate on its behalf to obtain Revolving Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and (iii) receive and distribute accordingly the proceeds from the Loans. It is understood that the handling of the Agent’s Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lenders and Agents shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Agent’s Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lenders and Agents to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each Lender and Agent and hold each Lender and Agent harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lenders and Agents by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Agent’s Account and Collateral of Borrowers as herein provided, (b) the Lenders’ and Agents’ relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lenders and Agents hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this subsection 2.15 with respect to any liability that has been finally determined by final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

           2.16 Currency. All Loans hereunder shall be made in Dollars and all payments of the Obligations hereunder shall be made in Dollars.

SECTION 3.	CONDITIONS TO LOANS

           The obligations of Administrative Agent and each Lender to make Loans and the obligation of Administrative Agent or any Lender to issue Lender Letters of Credit on the Closing Date and on each Funding Date are subject to satisfaction of all of the terms and conditions set forth in this Agreement and in the Conditions Rider, attached hereto, and the accuracy of all the representations and warranties of Borrowers and the other Loan Parties set forth herein and in the other Loan Documents.

SECTION 4.	LOAN PARTIES' REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS

           To induce Agents and each Lender to enter into the Loan Documents, to make and to continue to make Loans and to issue and to continue to issue Lender Letters of Credit, each Loan Party represents, warrants and covenants to each Agent and each Lender that the following statements are and will be true, correct and complete and, unless specifically limited, shall remain so for so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations:

           4.1 Organization, Powers, Capitalization.

                     (A) Organization and Powers. Each of the Loan Parties is a corporation duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Schedule 4.1(A)) and qualified to do business in all jurisdictions where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties (i) has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document and Related Agreements to which it is a party, (ii) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all national, federal, state, provincial, municipal or other governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct and (iii) is in compliance with its charter and bylaws or partnership, operating agreement or other organizational and governing documents, as applicable.

                     (B) Capitalization. The authorized and issued capital stock or other equity interest of each of the Loan Parties and its respective Subsidiaries is as set forth on Schedule 4.1(A), including all preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party (other than Recoton) of any shares of capital stock or other equity interest or other securities of any such entity. All issued and outstanding shares of capital stock or other equity interest of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Senior Agent for the benefit of the Benefitted Persons, and such shares were issued in compliance with all applicable state, provincial, federal and foreign laws concerning the issuance of securities. Each Loan Party (other than Recoton) will promptly notify Agents of any change in its ownership or corporate structure.

           4.2 Authorization of Borrowing, No Conflict. Each Loan Party has the power and authority to incur the Obligations and to grant liens on or security interests in, the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents and each Related Agreement by each Loan Party signatory thereto will have been duly authorized by all necessary corporate and shareholder or equivalent action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated by the Loan Documents and each Related Agreement by each Loan Party (i) do not contravene any applicable law, the corporate charter or bylaws (or equivalent governing and organizational documents) of any Loan Party or any material agreement or any order by which any Loan Party or any Loan Party’s property is bound, (ii) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Loan Party is a party or by which such Loan Party or any of its property is bound; (iii) do not result in the creation or imposition of any Lien upon any of the property of such Loan Party other than those in favor of Administrative or Senior Agent on behalf of the Benefitted Persons, pursuant to the Loan Documents and Related Agreements; and (iv) do not require the consent or approval of any Governmental Authority or any other Person, except those which will have been duly obtained, made or complied with prior to the Closing Date. The Loan Documents are the legally valid and binding obligations of the applicable Loan Parties respectively, each enforceable against the Loan Parties party thereto, as applicable, in accordance with their respective terms.

           4.3 Financial Condition. All financial statements concerning each Borrower and its Subsidiaries furnished by or on behalf of each Borrower or its Subsidiaries to Agents pursuant to this Agreement have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly, in all material respects, the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended. The Projections delivered by Recoton will be prepared in light of the past operations of the business of each Borrower and its Subsidiaries, and such Projections will represent the good faith estimate of each Borrower and its senior management concerning the most probable course of its business as of the date such Projections are delivered.

           4.4 Indebtedness and Liabilities. As of the Closing Date, no Borrower nor any of its Subsidiaries has (a) any Indebtedness over $100,000 in the aggregate except as reflected on the most recent consolidating financial statements delivered to Administrative Agent and Lenders; or (b) any Liabilities over $100,000 in the aggregate other than as reflected on the most recent consolidating financial statements delivered to Administrative Agent and Lenders or as incurred in the ordinary course of business following the date of the most recent financial statements delivered to Administrative Agent and Lenders. Borrowers shall promptly deliver to Administrative Agent copies of all notices given or received by Borrowers and any of their Subsidiaries with respect to noncompliance with any term or condition related to any Subordinated Debt or other Indebtedness, and shall promptly notify Administrative Agent of any potential or actual Event of Default with respect to any Subordinated Debt or other Indebtedness.

           4.5 Title to Properties; Liens. Each Loan Party and each of its Subsidiaries has good, sufficient and legal title to or valid leasehold interests in, all of its respective material properties (including, without limitation, the Collateral) and assets, in each case, free and clear of all Liens except Permitted Encumbrances. As of the Closing Date, the real estate (“Real Estate”) listed on Schedule 4.5 constitutes all of the real property owned, leased, subleased, or used by any Loan Party. Each Loan Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and subsisting leasehold interests in all of its leased Real Estate, all as described on Schedule 4.5, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agents have been delivered to Agents. Schedule 4.5 further describes any Real Estate with respect to which any Loan Party is a lessor, sublessor or assignee as of the Closing Date.

           4.6 Litigation; Adverse Facts. As of the Closing Date, there are no judgments outstanding against any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of the Loan Parties after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to result in any Material Adverse Effect. Promptly upon any executive officer of the Administrative Borrower obtaining knowledge of (a) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrowers to Administrative Agent or (b) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party, in each case which could reasonably be expected to have a Material Adverse Effect, Borrowers will promptly give notice thereof to Administrative Agent and provide such other information as may be reasonably available to enable Administrative Agent and its counsel to evaluate such matter.

           4.7 Payment of Taxes. All material tax returns and reports of each Loan Party and each of its Subsidiaries required to be filed by any of them have been timely filed and are complete and accurate in all material respects. All taxes, assessments, fees and other governmental charges which are due and payable by each Loan Party and each of its Subsidiaries have been paid when due; provided that no such tax need be paid if a Loan Party or one of its Subsidiaries is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if such Loan Party or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP. As of the Closing Date, except as set forth in Schedule 4.7, none of the income tax returns of any Loan Party or any of their Subsidiaries are under audit and each Loan Party shall promptly notify Administrative Agent in the event that any of such Loan Party’s or any of its Subsidiaries’ income tax returns become the subject of an audit. No tax liens have been filed against a Loan Party or any of its Subsidiaries. The charges, accruals and reserves on the books of each Loan Party and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP. The federal tax identification number of Recoton and each Domestic Subsidiary is set forth below its signature hereto.

           4.8 Performance of Agreements. None of the Loan Parties and none of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material contractual obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

           4.9 Employee Benefit Plans. With respect to Employee Benefit Plans, each Loan Party, each of its respective Subsidiaries and each ERISA Affiliate (other than Recoton Canada) are in compliance, and will continue to remain in compliance, in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans and with the terms of such Employee Benefit Plans. No material liability has been incurred by any Loan Party, any Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan. No ERISA Event has occurred or is reasonably likely to occur. No Loan Party or its ERISA Affiliates contribute to or have any liability with respect to any Multiemployer Plan. With respect to Canadian Pension Plans, each Loan Party and each of its respective Subsidiaries represent and warrant that as to any Canadian Pension Plans of Borrowers or the other Loan Parties: (1) the Canadian Pension Plans are duly registered under all applicable provincial pension benefits legislation; (2) all obligations of Borrowers or the other Loan Parties (including fiduciary, funding, investment and administrative obligations) required to be performed in connection with the Canadian Pension Plans or the funding agreements therefor have been performed in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement; (3) all contributions or premiums required to be made by Borrowers or the other Loan Parties to the Canadian Pension Plans have been made in a timely fashion in accordance with the terms of the Canadian Pension Plans and applicable laws and regulations; (4) all employee contributions to the Canadian Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by Borrowers or the other Loan Parties, as applicable, and fully paid into the Canadian Pension Plans in a timely fashion; (5) all reports and disclosures relating to the Canadian Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion; (6) there have been no improper withdrawals, or applications of, the assets of any of the Canadian Pension Plans; (7) no amount is owing by any of the Canadian Pension Plans under the Income Tax Act (Canada) or any provincial taxation statute; (8) the Canadian Pension Plans are fully funded both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles); and (9) Borrowers, after diligent enquiry, have neither any knowledge, nor any grounds for believing, that any of the Canadian Pension Plans is the subject of an investigation, any other proceeding, an action or a claim. There exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim. The Loan Parties or any of their Subsidiaries shall not establish any new Employee Benefit Plan or Canadian Pension Plan or amend any existing Employee Benefit Plan or Canadian Pension Plan if the liability or increased liability resulting from such establishment or amendment is material. Schedule 4.9 lists all the Employee Benefit Plans and Canadian Pension Plans of the Loan Parties.

           4.10 Broker's Fees. No broker's or finder's fee or commission will be payable with respect to any of the transactions contemplated hereby.

           4.11 Environmental Matters. (a) Each Loan Party (including without limitation, all operations and conditions at or in the real estate presently owned and operated by such Loan Party) is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by such Loan Party of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. Each Loan Party has not received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, alleging that such Loan Party is not in such compliance, and there are no past or present actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such compliance in the future.

                     (b) There is no Environmental Claim pending or threatened against any Loan Party or, to the best knowledge of such Loan Party, against any Person whose liability for any Environmental Claim such Loan Party has or may have retained or assumed either contractually or by operation of law, in each such case which, individually or in the aggregate, would have a Material Adverse Effect.

                     (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, threatened Release or presence of any Hazardous Material, which could reasonably be expected to form the basis of any Environmental Claim against any Loan Party, or to the best knowledge of such Loan Party, against any Person whose liability for any Environmental Claim such Loan Party has or may have retained or assumed either contractually or by operation of law, in each such case which would have a Material Adverse Effect.

                     (d) Each Loan Party has not, and to the best knowledge of such Loan Party, no other Person has placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by such Loan Party, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of such Loan Party (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no Release of any such substances), in each case, which, individually or in the aggregate, would have a Material Adverse Effect.

                     (e) No Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any real estate owned or leased by a Loan Party.

           4.12 Solvency. From and after the date of this Agreement, the Loan Parties are and will be Solvent.

           4.13 Disclosure. No representation or warranty of a Loan Party or any of its Subsidiaries contained in this Agreement, the financial statements, the other Loan Documents, the Related Agreements, or any other document, certificate or written statement furnished to any Agent or Lender by or on behalf of a Loan Party for use in connection with the Loan Documents or any Related Agreements contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to any Loan Party that has had or could have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Administrative Agent or any Lender for use in connection with the transactions contemplated hereby.

           4.14 Insurance. Each Loan Party and its Subsidiaries maintains adequate insurance policies for public liability, property damage, product liability, and business interruption with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Senior Agent. Schedule 4.14 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Loan Party. The Loan Parties shall cause Senior Agent, for itself and on behalf of the Benefitted Persons, to be named as loss payee on all insurance policies relating to any Collateral and shall cause Senior Agent, for itself and on behalf of the Benefitted Persons, to be named as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Senior Agent and shall collaterally assign to Senior Agent, on behalf of the Benefitted Persons, as security for the payment of the Obligations all business interruption insurance of the Loan Parties. No notice of cancellation has been received with respect to such policies and each Loan Party and its respective Subsidiaries are in compliance with all conditions contained in such policies. Borrowers shall apply any proceeds received from any policies of insurance relating to any Collateral (other than Inventory and Accounts) to the Obligations as set forth in subsection 2.4(B)(2). Borrowers shall apply any proceeds received from any policies of insurance relating to Inventory and Accounts to prepay the Revolving Loan without reducing the Revolving Loan Commitment. In the event the Loan Parties fail to provide Administrative Agent with evidence of the insurance coverage required by this Agreement, Senior Agent may, but is not required to, purchase insurance at the Loan Parties’ expense to protect Senior Agent’s and the Lender’s interests in the Collateral. This insurance may, but need not, protect Loan Parties’ interests. The coverage purchased by Senior Agent may not pay any claim made by a Loan Party or any claim that is made against a Loan Party in connection with the Collateral. A Loan Party may later cancel any insurance purchased by Senior Agent, but only after providing Senior Agent with evidence that such Loan Party has obtained insurance as required by this Agreement. If Senior Agent purchases insurance for the Collateral, the Loan Parties will be responsible for the costs of that insurance, including interest thereon and other charges imposed on Senior Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance, and such costs may be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Loan Parties are able to obtain on their own.

           4.15 Compliance with Laws. Each Loan Party and its Subsidiaries are not in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any Environmental Law, which violation would subject such Loan Party or its Subsidiaries, or any of their respective officers to criminal liability or have a Material Adverse Effect and no such violation has been alleged.

           4.16 Employee Matters. Except as set forth on Schedule 4.16, (a) no Loan Party nor any of such Loan Party’s employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrowers after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.16, Borrowers and their respective Subsidiaries are not subject to any written employment contract.

           4.17 Governmental Regulation. None of the Loan Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal, state or foreign statute or regulation limiting its ability to incur indebtedness for borrowed money.

           4.18 Currency Controls. There are no controls on payments by any Governmental Authority which could interfere with payments of obligations under the Loan Documents.

           4.19 Access to Accountants and Management. Borrowers authorize Agents to discuss the financial condition and financial statements of Borrowers and their respective Subsidiaries with Administrative Borrower’s Accountants upon reasonable notice to Administrative Borrower of its intention to do so, and authorizes Borrower’s Accountants to respond to all of Agents’ inquiries. Each Agent and Lender may, with the consent of Administrative Borrower, which will not be unreasonably denied or withheld, confer with any executive management of Recoton directly regarding such Borrower’s business, operations and financial condition.

           4.20 Inspection. Borrowers shall permit Agents and any authorized representatives designated by Agents to visit and inspect any of the properties of Borrowers and their Subsidiaries, including their financial and accounting records, and, in conjunction with such inspection, to make copies and take extracts therefrom, at such reasonable times during normal business hours and as often as may be reasonably requested. Each Lender may with the consent of Administrative Agent, which will not be unreasonably denied, and with prior notice to the Administrative Borrower, accompany Agents on any such visit or inspection.

           4.21 Collateral Records. Each Loan Party shall keep full and accurate books and records relating to the Collateral. Upon the reasonable request of Senior Agent, Borrowers shall mark such negotiable instruments, invoices and other instruments or documents relating to the Collateral, to indicate Senior Agent’s security interests in the Collateral, for the benefit of the Benefitted Persons.

           4.22 Collection of Accounts and Payments. Loan Parties shall establish lockboxes and blocked accounts (collectively, “Blocked Accounts”) in each Loan Party’s name with such banks (“Collecting Banks”) as are acceptable to Administrative Agent (subject to irrevocable instructions acceptable to Administrative Agent as hereinafter set forth) to which all account debtors shall directly remit all payments on Accounts and in which each Loan Party will immediately deposit all payments it otherwise directly receives for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Administrative Agent, that all payments made to the Blocked Accounts are the sole and exclusive property of Senior Agent, for the benefit of Benefitted Persons, and that the Collecting Banks have no right to setoff against the Blocked Accounts and that all such payments received will be promptly transferred to the Agent’s Account, subject to the exception referred to below with respect to Recoton Canada. Loan Parties hereby agree that all payments made to such Blocked Accounts or otherwise received by Senior Agent, Administrative Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Senior Agent, for the benefit of Benefitted Persons. Loan Parties shall irrevocably instruct each Collecting Bank to promptly transfer all payments or deposits to the Blocked Accounts into the Agent’s Account, except in the case of Recoton Canada in which case all such payments shall be transferred to Recoton’s concentration account at The Chase Manhattan Bank (or other account acceptable to Administrative Agent) which is swept to the Agent’s Account. If Loan Parties, or any if their Affiliates, employees, agents or other Person acting for or in concert with Loan Parties, shall receive any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral, Loan Parties or such Person shall hold such instrument or funds in trust for Senior Agent, for the benefit of Benefitted Persons, and, immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to Administrative Agent at its address set forth in subsection 10.3 below. For the purpose of calculating interest on the Obligations, all proceeds received in the Agent’s Account shall be credited to the Obligations on the Business Day of Administrative Agent’s receipt of immediately available federal funds.

           4.23 Amendment of Schedules. Borrowers may amend any one or more of the Schedules referred in this Section 4 (subject to prior notice to Administrative Agent, as applicable) and any representation, warranty, or covenant contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended; provided however, that in no event shall the amendment of any such Schedule constitute a waiver by Administrative Agent and Lenders of any existing Default or Event of Default that exists notwithstanding the amendment of such Schedule.

           4.24 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Loan Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any of the material customers or the business relationship of any Loan Party with any supplier material to its operations.

           4.25 Subordinated Debt. As of the Closing Date, Borrowers have delivered to Agents a complete and correct copy of the Subordinated Debt Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Borrowers have the power and authority to incur the Subordinated Debt. The subordination provisions of the Securities Purchase Agreement and the Subordination Agreement are enforceable against the holders of the Subordinated Debt by Agents and Lenders. All Obligations, including the Letter of Credit Liabilities, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Securities Purchase Agreement and the Subordination Agreement. Borrowers acknowledge that each Agent and each Lender is entering into this Agreement and is extending the Commitments in the case of the Lenders in reliance upon the subordination provisions of the Securities Purchase Agreement and the Subordination Agreement and this subsection 4.25.

SECTION 5.	REPORTING AND OTHER AFFIRMATIVE COVENANTS

           Borrowers covenant and agree that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 5.

           5.1 Financial Statements and Other Reports. Recoton will deliver to Administrative Agent the financial statements and other reports contained in the Reporting Rider attached hereto.

           5.2 Endorsement. Each Borrower hereby constitutes and appoints Senior Agent and Administrative Agent and all Persons designated by Senior Agent or Administrative Agent for that purpose as such Borrower’s true and lawful attorney-in-fact, with power to endorse such Borrower’s name to any of the items of payment or proceeds described in subsection 4.22 above and all proceeds of Collateral that come into Senior Agent’s or Administrative Agent’s possession or under Senior Agent’s or Administrative Agent’s control. Both the appointment of Senior Agent and Administrative Agent as such Borrower’s attorney and Administrative Agent’s rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

           5.3 Maintenance of Properties. Each Loan Party will and will cause each of its Subsidiaries to maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of each Loan Party and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

           5.4 Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority as now in effect and which may be imposed in the future in all jurisdictions in which such Loan Party or any of its Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

           5.5 Further Assurances. Each Loan Party shall, and shall cause each of its Subsidiaries to, from time to time, execute such guaranties, financing or continuation statements, financing change statements, documents, security agreements, reports and other documents or deliver to Administrative Agent such instruments, certificates of title, mortgages, deeds of trust or hypothecs, (including with respect to real property acquired by a Loan Party after the date hereof) or other documents as Administrative Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. It is understood and agreed that in making such request with respect to any Foreign Subsidiary or ownership interest therein, Administrative Agent shall take into account the effect the laws, rules and regulations of the United States and foreign countries may have on the granting of security, pledging of assets and entering into guaranties and that Administrative Agent would not knowingly request any of the foregoing which would cause a Material Adverse Effect arising in connection with such Foreign Subsidiary (or ownership thereof).

           5.6 Mortgages; Title Insurance; Surveys.

                     (A) Title Insurance. On the Closing Date, each Loan Party shall deliver or cause to be delivered to Administrative Agent ALTA lender's title insurance policies issued by title insurers reasonably satisfactory to Administrative Agent (the "Mortgage Policies") in form and substance and in amounts reasonably satisfactory to Administrative Agent assuring Administrative Agent that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances. The Mortgage Policies shall be in form and substance reasonably satisfactory to Administrative Agent and shall include such endorsements insuring against the effect of future advances under this Agreement, for mechanics' liens and for such other matters that Administrative Agent may request. In the case of each leasehold constituting Mortgaged Property, Administrative Agent shall have received such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by Administrative Agent, which letters shall be in form and substance satisfactory to Administrative Agent.

                     (B) Surveys. On or before the Closing Date, each Loan Party shall deliver or cause to be delivered to Administrative Agent current surveys, certified by a licensed surveyor, for all real property that is the subject of the Mortgage Policies. All such surveys shall be sufficient to allow the issuer of the mortgage policy to issue an ALTA lender's policy.

           5.7 Use of Proceeds and Margin Security. Borrowers shall use the proceeds of all Loans for ordinary working capital and general corporate purposes (and as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrowers or any of their Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

           5.8 Bailee. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Loan Parties’ agents or processors, the Loan Parties shall, upon the request of Administrative Agent, notify such warehouseman, bailee, agent or processor of the security interests in favor of Senior Agent, for the benefit of the Benefitted Persons, created hereby and shall instruct such Person to hold all such Collateral for Senior Agent’s account subject to Administrative Agent’s instructions.

           5.9 Year 2000. Each Borrower and each of its Subsidiaries has assessed the microchip and computer-based systems and the software used in its business and has determined that such systems and software are “Year 2000 Compliant”. Borrowers have not experienced any disruption in its business or any material expense as a result of its systems and software, and those of its principal vendors, suppliers, and customers, failing to be Year 2000 Compliant, and Borrowers are not aware of any circumstances that would be reasonably likely to result in a material adverse change in the business or financial condition of any Borrower or any of their Subsidiaries as a result of the failure of Borrowers or any of their Subsidiaries to have become Year 2000 Compliant prior to January 1, 2000. For purposes of this paragraph, “Year 2000 Compliant” means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, each Borrower and its Subsidiaries are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000.

           5.10 Environmental Matters.

           Each Loan Party shall comply with all Environmental Laws and shall promptly take any and all necessary Cleanup action in connection with the Release or threatened Release of any Hazardous Materials on, under or affecting any real estate in order to comply with all applicable Environmental Laws and governmental authorizations, unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect. In the event a Loan Party undertakes any Cleanup action with respect to the Release or threatened Release of any Hazardous Materials on or affecting any real estate, such Loan Party shall conduct and complete such Cleanup action in material compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, provincial, state and local governmental authorities except when, and only to the extent that, such Loan Party’s liability for such presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Hazardous Materials is being contested in good faith by such Loan Party.

           Each Loan Party shall promptly advise the Administrative Agent in writing and in reasonable detail of (i) any Release or threatened Release of any Hazardous Materials required to be reported to any federal, state, local or foreign governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all material written communications with respect to any pending or threatened Environmental Claims or Releases of Hazardous Materials, in each such case which, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect; (iii) any Cleanup performed by a Loan Party or any other Person in response to (x) any Hazardous Materials on, under or about any Real Estate, the existence of which has a reasonable possibility of resulting in an environmental liability having a Material Adverse Effect, or (y) any environmental liabilities that could have a Material Adverse Effect, and (iv) a Loan Party’s discovery of any occurrence or condition on any property that could cause any Real Estate presently owned or operated by the Loan Party or its Subsidiaries or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

           Each Loan Party shall promptly notify the Administrative Agent of (i) any proposed acquisition of stock, assets, or property by such Loan Party that could reasonably be expected to expose such Loan Party and (ii) any proposed action to be taken by such Loan Party to commence manufacturing, industrial or other similar operations that could reasonably be expected to subject such Loan Party to additional Environmental Laws or governmental authorizations, that are materially different from the Environmental Laws applicable to the operations of such Loan Party.

           Each Loan Party shall, at its own expense, provide copies of such documents or information as the Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection.

           5.11 Required Minimum Excess Availability. Unless otherwise agreed to by the Requisite Lenders, Borrowers, on a consolidated basis shall maintain the Required Minimum Excess Availability.

           5.12 Recoton Germany. Recoton shall cause Recoton German Holdings GmbH to provide one or more letters of credit (together with any replacements or extensions thereof, collectively, the “Recoton Germany L/Cs”) to the Administrative Agent on the Closing Date (which shall remain in effect for the duration of this Agreement) which designate Administrative Agent, as beneficiary, on behalf Agents and Lenders, in form and substance and amounts satisfactory to the Administrative Agent, in its sole discretion, each such Recoton Germany L/C to be used in the determination of the Borrowing Base; provided, however that if any such Recoton Germany L/C expires before the Termination Date, then prior to the date which is 30 days prior to such expiry date, Recoton shall either extend such Recoton Germany L/C or deliver a replacement letter of credit, in each case on terms substantially similar to the Recoton Germany L/C delivered on the Closing Date. Any failure to extend or replace any Recoton Germany L/C pursuant to this subsection 5.12 shall constitute an Event of Default under this Agreement and upon any such failure, Administrative Agent shall be entitled to draw (and upon the request of Required Lenders shall draw) all or a portion of all of the amounts available under such Recoton Germany L/C which amounts shall be applied to the repayment of the Revolving Loans and the other Obligations as Administrative Agent shall determine.

SECTION 6.	FINANCIAL COVENANTS

           Borrowers covenant and agree that so long as any of the Commitments remain in effect and until indefeasible payment in full of all Obligations and termination of all Lender Letters of Credit, each Borrower shall comply with and shall cause each of its Subsidiaries to comply with all covenants contained in the Financial Covenant Rider.

SECTION 7.	NEGATIVE COVENANTS

           Borrowers covenant and agree that so long as any of the Commitments remain in effect and until indefeasible payment in full of all Obligations and termination of all Lender Letters of Credit, each Borrower shall not and will not permit any of its Subsidiaries to:

           7.1 Indebtedness and Liabilities. Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except:

           (a) the Obligations;

           (b) Indebtedness (excluding Capital Leases) not to exceed $1,500,000 in the aggregate at any time outstanding;

           (c) Indebtedness under Capital Leases (excluding Capital Leases in connection with the New Information System) in existence as of the Closing Date plus an additional $1,000,000 outstanding at any time in the aggregate; provided, however, that amounts of such Indebtedness reduced shall be allowed to be incurred again;

           (d) Indebtedness in connection with the New Information System not to exceed $15,000,000 outstanding at any time in the aggregate;

           (e) (i) Indebtedness of any Loan Party to any other Loan Party; (ii) Indebtedness of any Foreign Subsidiary to any Loan Party to the extent permitted under subsection 7.4(f); (iii) Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary; (iv) Indebtedness of any Loan Party to any Foreign Subsidiary; provided, however, that (1) any intercompany Indebtedness of any Loan Party permitted under this subsection 7.1(e) shall be subordinated in right of payment to the Obligations on terms satisfactory to the Administrative Agent and evidenced by intercompany notes in form and substance satisfactory to the Administrative Agent, (2) all such intercompany notes shall be endorsed in blank or accompanied by note powers endorsed in blank and accompanied by note powers endorsed in blank and pledged and delivered to the Administrative Agent, for the benefit of the Benefitted Persons, (3) at the time any intercompany Indebtedness is incurred by any Loan Party pursuant to this subsection 7.1(e), and after giving effect thereto, the Loan Parties shall be Solvent; and (4) no Default or Event of Default exists or would occur and be continuing after giving effect to any proposed intercompany Indebtedness pursuant to this subsection 7.1(e).

           (f) Indebtedness of Recoton in an amount not to exceed $5,518,399 plus accrued interest evidenced by a promissory note payable to the United States of America or an agency thereof delivered in settlement of obligations of Recoton arising out of the customs investigation discussed in Recoton’s Form 8-K for an event which occurred on July 27, 1999;

           (g) the Subordinated Debt;

           (h) Indebtedness under the German Facility provided, that the terms of the Indebtedness permitted under this subsection 7.1(h) can not be amended, replaced or terminated without the prior written consent of the Requisite Lenders;

           (i) Indebtedness existing on the Closing Date and identified on Schedule 7.1;

           (j) Indebtedness of the type described in subsection 2.3(C) with respect to the issuance of debt securities of Recoton in a public offering or a private placement and which (1) the Net Securities Proceeds are used to pay down the Obligations as set forth in subsection 2.4(B)(2), (2) shall be subordinate to the Obligations; (3) the terms and conditions shall be satisfactory to the Agents and the Requisite Lenders and (4) the documentation shall be satisfactory to the Agents and the Requisite Lenders;

           (k) Indebtedness incurred by STD and its Subsidiaries to the extent supported by Lender Letters of Credit (which amount as of the Closing Date is $12,400,000);

           (l) Indebtedness with respect to the obligations of Recoton Italy and Recoton UK referred to in subsection 7.2(e) and (f); and

           (m) Indebtedness of Recoton Italy with respect to letters of credit that are cash collateralized.

           (n) Borrowers will not, and will not permit any of their Subsidiaries to, incur any Liabilities except for Indebtedness permitted herein and trade and other payables and expenses arising in the ordinary course of business that are paid in accordance with their prior existing practices.

           7.2 Guaranties. Guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan or issuance of a letter of credit for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise except for:

           (a) endorsements of instruments or items of payment for collection in the ordinary course of business;

           (b) guaranties in existence on the date hereof and listed on Schedule 7.2; provided that any such guaranty of the Senior Subordinated Notes is subordinate to the Obligations on terms satisfactory to the Agents.

           (c) guaranties pursuant to this Agreement;

           (d) guaranties of the Indebtedness permitted under subsections 7.1 (b), (c) and (d);

           (e) guaranties made in the ordinary course of business by a Loan Party with respect to Recoton Italy’s obligations not to exceed in the aggregate $2,000,000 for all Loan Parties;

           (f) guaranties made in the ordinary course of business by a Loan Party with respect to Recoton UK’s obligations not to exceed in the aggregate $2,000,000 for all Loan Parties;

           (g) guaranties made in the ordinary course of business by (i) a Loan Party with respect to obligations of another Loan Party and (ii) a Foreign Subsidiary with respect to obligations of a Loan Party or any other Foreign Subsidiary, which obligations in each case are not otherwise prohibited by this Agreement; and

           (h) the guaranty made by Recoton of the obligations incurred by Recoton Germany under the German Facility.

           7.3 Transfers, Liens and Related Matters.

                     (A) Transfers. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or the assets of such Person, except that Borrowers and their Subsidiaries may (i) sell or otherwise dispose of Inventory in the ordinary course of business; (ii) sell, transfer or discount without recourse, in the ordinary course of business, accounts receivables arising in the ordinary course of business in connection with the compromise or collection thereof or in connection with the receipt of proceeds under credit insurance; provided, that such proceeds are applied to prepay the Revolving Loans; (iii) sell or otherwise dispose of worn out, obsolete or surplus equipment and fixtures so long as the Net Proceeds are applied to the prepayment of the Obligations as provided in subsection 2.4(B); (iv) subject to the provisions of the Collateral Documents, transfer, sell or assign Collateral or other assets to another Loan Party (including in connection with the dissolution, liquidation or winding up of any Subsidiary set forth on Schedule 7.6); (v) make other Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in one or a series of related transactions does not exceed $250,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $1,000,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; provided, that trade-ins for which the cash value of such trade-in is applied against the purchase price of new equipment so purchased shall be deemed to be cash; (4) the Net Proceeds of such Asset Disposition are applied as required by subsection 2.4(B); (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, each Borrower is in compliance on a pro forma basis with the covenants set forth in the Financial Covenant Rider recomputed for the most recently ended month for which information is available and showing it will be in compliance as of the date thereof and in the future, and is in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall then exist or result from such sale or other disposition; and (vii) consummate the InterAct International IPO. Notwithstanding anything to the contrary contained herein (x) Recoton shall be permitted to sell its stock (provided that the proceeds thereof shall be applied to the Revolving Loan without reducing the Revolving Loan Commitment); and grant options in accordance with its existing stock option plans and warrants in its reasonable business judgment, (y) InterAct International shall be permitted to sell its stock in accordance with subsection 2.4(B)(6); and options on the stock of InterAct International may be granted, and stock may be issued upon exercise of such options, to employees and directors of InterAct International as described in Schedule 11.1(C), and (z) subject to the provisions of the Security Documents any Subsidiary can sell stock to its parent to the extent permitted by 7.4(c), (g), (h) and (i).

                     (B) Liens. Except for Permitted Encumbrances, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

                     (C) No Negative Pledges. Enter into or assume any agreement (other than the Loan Documents or the Subordinated Debt Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

                     (D) No Restrictions on Subsidiary Distributions to Borrowers. Except as provided herein (or in the Subordinated Credit Agreement or the Senior Subordinated Notes), directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interest owned by a Borrower or any Subsidiary of a Borrower; (2) pay any indebtedness owed to a Borrower or any other Subsidiary; (3) make loans or advances to a Borrower or any other Subsidiary; or (4) transfer any of its property or assets to a Borrower or any other Subsidiary.

           7.4 Investments and Loans. Make or permit to exist any Investments in any other Person, except:

                     (a) Borrowers may make and maintain Investments in Cash Equivalents consistent with the cash management system and subject to securities account control agreements in form and substance satisfactory to Administrative Agent;

                     (b) Foreign Subsidiaries may make and maintain Investments in Cash Equivalents;

                     (c) (i) Borrowers and their Subsidiaries may continue loans made to employees and former employees as set forth in Schedule 7.4(c) which loans, after the Closing Date, may not be increased or reborrowed; (ii) InterAct International may make loans to employees of InterAct International for the purpose of exercising options to purchase capital stock in InterAct International as described in Schedule 11.1(C); and (iii) Borrowers and their Subsidiaries may make and maintain additional loans and advances to employees in an aggregate outstanding amount not in excess of $2,000,000 at any time;

                     (d) Borrowers and their Subsidiaries may make and maintain extensions of trade credit in the ordinary course of business;

                     (e) Borrowers and their Subsidiaries may make and maintain Investments existing as of the Closing Date in their respective Subsidiaries as set forth in Schedule 7.4(e);

                     (f) after the Closing Date, Loan Parties may make and replenish Investments in:

                               (i) Recoton UK up to $2,000,000 in the aggregate (including guaranties);

                               (ii) Recoton Italy up to $2,000,000 in the aggregate (including guaranties); and

                               (iii) Recoton Germany up to $7,000,000 in the aggregate (including guaranties);

                     (g) each Loan Party may make and maintain additional equity Investments in their respective Subsidiaries which are Loan Parties;

                     (h) Borrowers and their Subsidiaries may make additional equity Investments in existing and new Subsidiaries in connection with the STD Restructuring to the extent permitted under subsection 7.11;

                     (i) Foreign Subsidiaries may make and maintain additional equity Investments in their respective Subsidiaries;

                     (j) Borrowers and their Subsidiaries may make intercompany loans to the extent permitted pursuant to subsection 7.1(e);

                     (k) Borrowers and their Subsidiaries may make loans and advances to suppliers for the purchase and preparation of Inventory in the ordinary course of business not to exceed $2,000,000 at any one time outstanding; provided that no such loan or advance shall be outstanding for more than180 days; and

                     (l) debt held by any Loan Party or any of their Subsidiaries in a Subsidiary may be converted to equity of that Subsidiary.

           7.5 Restricted Junior Payments. (A) Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that: (a) Subsidiaries of any Borrower may make Restricted Junior Payments with respect to their common stock or other equity interest which Restricted Junior Payment shall be applied to pay the Obligations and (b) so long as no Default or Event of Default is occurring or continuing and after giving effect to such payment no Default or Event of Default results (i) Recoton may repurchase capital stock issued to its employees, directors or consultants, and the employees, directors or consultants of its Subsidiaries, in an aggregate amount not to exceed $3,000,000 in cash during the term of this Agreement and (ii) Borrowers may make Permitted Subordinated Debt Payments as defined in and in accordance with the Subordination Agreement and regularly scheduled interest payments on the Senior Subordinated Notes. Notwithstanding anything to the contrary contained herein, Recoton may repurchase shares of its capital stock which are surrendered by optionees which consideration for repurchase shall be made solely with the issuance of shares of additional stock issued upon the exercise of options granted under Recoton’s stock option plans.

           (B) Directly or indirectly pay or prepay any account payables to STD; provided, however, so long as no Default or Event of Default has then occurred or is continuing or would be caused thereby, the account payables to STD may be paid on a monthly basis, provided that all the following conditions have been met:

                      (a) the payment to STD is within normal and customary terms and shall be payment for invoices that have remained unpaid for at least 90 days from the date of issuance;

                      (b) the amount to be paid shall not be in excess of $25,000,000 per month; and

                      (c) the amounts to be repaid shall be for account payables with respect to the purchase of Inventory from STD.

           7.6 Restriction on Fundamental Changes. (a) Enter into any transaction of merger, amalgamation or consolidation (other than a merger, amalgamation or consolidation among Loan Parties); (b) other than the Subsidiaries set forth in Schedule 7.6, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock or other equity interest of any of its Subsidiaries, whether now owned or hereafter acquired other than pursuant to the establishment of Subsidiaries as described in Schedule 7.11 or the liquidation, winding up or dissolution of the Subsidiaries set forth on Schedule 7.6 (provided that, in connection with the transfer of assets or creation of Subsidiaries in connection with the transactions described on Schedule 7.11, Agents shall have received (a) such amendments and counterparts to the Security Documents, Guaranties and the other Loan Documents as may be requested by Agents to bind newly created Subsidiaries or existing Subsidiaries to the terms of this Agreement and the Related Agreements and the other applicable Loan Documents, (b) copies of organizational documents, resolutions and incumbency certificates of any Persons executing any of the foregoing amendments or counterparts, and such other documents and instruments in connection therewith as may be reasonably requested by Senior Agent, and (c) a favorable opinion of counsel to Loan Parties as to due authorization, execution, and delivery of such amendments or counterparts, the enforceability thereof and such other matters as may be reasonably requested by Agents (including as to the creation and perfection of Liens pursuant to the Security Documents), all of the foregoing in form and substance reasonably satisfactory to Agents); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other beneficial ownership of, any Person; provided, however, that any Subsidiary may be merged, amalgamated or consolidated with or into a Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrowers that are Guarantors (provided that the wholly owned Subsidiary or Subsidiaries that are Guarantors shall be the continuing or surviving corporations). It is understood and agreed that the InterAct International IPO shall be permitted if the following conditions are met:

                     (i) the Net Securities Proceeds of the InterAct International IPO shall be applied in payment of the Loans pursuant to and, to the extent required by and in accordance with subsection 2.4(B)(6);

                     (ii) Borrowers shall deliver a certificate showing pro forma compliance with the financial covenants and Minimum Excess Availability after giving effect to the InterAct International IPO; and

                     (iii) upon the indefeasible payment in full in cash of the Obligations in accordance with subsection 2.4(B)(6), InterAct International will no longer be a Loan Party and the Collateral with respect to InterAct International shall be released.

           7.7 Changes Relating to Subordinated Debt. Change or amend the terms of the Subordinated Debt (including any guaranties thereof) if the effect of such amendment is an attempt to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) change any event of default or add any covenant with respect to such Indebtedness; (d) change the payment or amendment and modification provisions of such Indebtedness; (e) change the subordination provisions thereof; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrowers, any of their Subsidiaries, Agents or any Lender.

           7.8 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for transactions in the ordinary course of a Borrower’s business and upon fair and reasonable terms and except for the transactions set forth in subsections 7.4(c) on terms which are no less favorable to such Borrower than it would obtain in a comparable arm’s length transaction with an unaffiliated Person.

           7.9 Conduct of Business. From and after the Closing Date, engage in any business other than businesses of the type engaged in by Borrowers or their Subsidiaries on the Closing Date or those in or directly related to the consumer electronics industry.

           7.10 Tax Consolidations. File or consent to the filing of any consolidated income tax return with any Person other than any other Borrowers or any of their Subsidiaries, or any Guarantor, provided that in the event a Borrower files a consolidated return with any such Person, such Borrower’s contribution with respect to taxes as a result of the filing of such consolidated return shall not be greater, nor the receipt of tax benefits less, than they would have been had such Borrower not filed a consolidated return with such Person.

           7.11 Subsidiaries. Other than the Subsidiaries set forth on Schedule 7.11, establish, create or acquire any new Subsidiaries.

           7.12 Fiscal Year; Tax Designation. Change its Fiscal Year; or elect to be designated as an entity other than a C corporation as defined in IRC.

           7.13 Press Release; Public Offering Materials. Without the prior written consent of the applicable party, such consent not to be unreasonably withheld or delayed, disclose the name of Agents or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock or other equity interest of any Loan Party except as may be required by law or regulators of applicable self regulatory organizations.

           7.14 Bank Accounts. With respect to any Loan Party, establish any new bank accounts (other than disbursement accounts for which deposits thereto shall be made from the Revolving Loans; provided, that such Loan Party gives Administrative Agent notice of the establishment of any such disbursement account), or attempt to amend or terminate any Blocked Account or lockbox agreement without Administrative Agent’s prior written consent.

           7.15 Sale-Leasebacks. No Loan Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

           7.16 Cancellation of Indebtedness. No Loan Party shall cancel any claim or debt owing to it by a third-party, except for reasonable consideration negotiated on an arm’s length basis and in the ordinary course of its business consistent with past practices.

           7.17 Inactive Subsidiaries. Each of the Inactive Subsidiaries shall not conduct any business, acquire any assets or otherwise become liable for any obligation except for nominal amounts as may be required to liquidate, wind-up or dissolve such Inactive Subsidiaries.

           7.18 Parity with Senior Lender. No Loan Party shall grant any security interest in property or deliver a guarantee to any holder of the Senior Subordinated Notes or the Subordinated Agent, on behalf of the Subordinated Creditors, or any Subordinated Creditor to secure payment and performance of the obligations incurred under the Securities Purchase Agreement or the Subordinated Credit Agreement, as the case may be, that is not also granted to the Senior Agent on behalf of the Lenders to secure payment and performance of the Obligations hereunder and in each case subject to the Subordination Agreement and the subordination provisions of the Securities Purchase Agreement.

SECTION 8.	DEFAULT, RIGHTS AND REMEDIES

           8.1 Event of Default. "Event of Default" means the occurrence or existence of any one or more of the following:

                     (A) Payment. Failure to make payment of the principal of or interest on any Loan, or failure to pay any other Obligation pursuant to this Agreement not charged to the Revolving Loan within five days after such amount becomes due in accordance with this Agreement; or

                     (B) Default in Other Agreements. (1) Failure of Borrowers or any of their Subsidiaries to pay when due any principal or interest on any Indebtedness (other than the Obligations) or (2) breach or default of Borrowers or any of their Subsidiaries with respect to any Indebtedness (other than the Obligations); if such failure to pay, breach or default entitles the holder or trustee to cause such Indebtedness having an aggregate principal amount in excess of $1,000,000 to become or be declared due prior to its stated maturity in each case regardless of whether such default is waived or such right is exercised by such holder or trustee; or

                     (C) Breach of Certain Provisions. Failure of any Borrower to perform or comply with any term or condition contained in paragraphs (A), (B), (C) and (K) of the Reporting Rider, subsections 5.3, 5.5, 5.6, 5.11 or 5.12, Section 4, Section 6, Section 7 or the Financial Covenants Rider; or

                     (D) Breach of Warranty. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

                     (E) Other Defaults Under Loan Documents. Any Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within 15 days after receipt by such Loan Party of notice from Administrative Agent, or Requisite Lenders, of such default (other than occurrences described in other provisions of this subsection 8.1, for which a different grace or cure period is specified, or, if no grace or cure period is specified, constitute immediate Events of Default); or

                     (F) Change in Control. (i) Any Person (other than Robert L. Borchardt and/or any trust established by him) or "group" within the meaning of Section 13(d) or 14(d) of the Exchange Act (other than a group controlled by Robert L. Borchardt or any trust established by him) (a) shall have acquired beneficial ownership of 20% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of Recoton or (b) shall obtain the power (whether or not exercised) to elect a majority of Recoton's directors, (ii) the Board of directors of Recoton shall not consist of a majority of Continuing Directors ("Continuing Directors" means the directors of Recoton on the date of this Agreement and each other director, if such director's nomination for election to the Board of Directors of Recoton is recommended by a majority of then Continuing Directors), (iii) Recoton ceases to own, directly or indirectly, 100% of the other Borrowers, Recone or Recoton Canada other than with respect to options to acquire InterAct International stock and (iv) Robert L. Borchardt or any trust established by him shall cease to beneficially own and control 4% of the outstanding capital stock of Recoton.

                     (G) Involuntary Bankruptcy; Appointment of Receiver, etc. (1) A court enters a decree or order for relief with respect to any Loan Party or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, reorganization, insolvency, receivership or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal, provincial or state law; or (2) the continuance of any of the following events for 60 days unless dismissed, bonded or discharged: (a) an involuntary case, petition or proceeding is commenced against any Loan Party or any of its Subsidiaries, under any applicable bankruptcy, reorganization, insolvency or other similar law now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity); or (b) a receiver, receiver-manager, administrator, manager, liquidator, sequestrator, trustee, custodian or other fiduciary having similar powers over any Loan Party or any of its Subsidiaries, or over all or a substantial part of their respective property, is appointed; or

                     (H) Voluntary Bankruptcy; Appointment of Receiver, etc. (1) Any Loan Party or any of its Subsidiaries commences a voluntary petition, proceeding or case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity), or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, receiver-manager, administrator, manager, trustee or other custodian for all or a substantial part of its property; or (2) any Loan Party or any of its Subsidiaries makes any assignment for the benefit of creditors; (3) the board of directors of any Loan Party or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or (4) any Loan Party or any of its subsidiaries is unable, or admits in writing its inability to pay its debts as they mature, or commits any other act of bankruptcy; or

                     (I) Liens. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of any Loan Party or any of its Subsidiaries by the United States or any foreign government or any department or instrumentality thereof or by any federal, state, provincial, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within 10 days; or

                     (J) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $2,000,000 or (2) an amount in the aggregate at any time in excess of $2,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against any Loan Party or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days, but in any event not later than 5 days prior to the date of any proposed sale thereunder; or

                     (K) Dissolution. Any order, judgment or decree is entered against any Loan Party or any of its Subsidiaries decreeing the dissolution or winding up or split up of such Loan Party or that Subsidiary and such order remains undischarged or unstayed for a period in excess of 20 days, but in any event not later than 5 days prior to the date of any proposed dissolution or winding up or split up; or

                     (L) Solvency. The Loan Parties cease to be Solvent or admit in writing their present or prospective inability to pay their debts as they become due; or

                     (M) Injunction. Any Loan Party or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency (including, but not limited to, those of any foreign country) from conducting all or any material part of the business of Borrowers' and their Subsidiaries, on a consolidated basis, and such order continues for 30 days or more; or

                     (N) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

                     (O) Failure of Security. Senior Agent, on behalf of the Benefitted Persons, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (other than in de minimis amounts and subject to Permitted Encumbrances), in each case, for any reason other than the failure of Senior Agent or any Lender to take any action within its control; or

                     (P) Damage, Strike, Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than ten consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party or any of its Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or.

                     (Q) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or.

                     (R) Forfeiture. There is filed against any Loan Party or any of its Subsidiaries any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within 120 days; and (2) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral; or.

                     (S) Currency Controls. There are controls on payments imposed by a Governmental Authority which interfere with the payment of obligations under the Loan Documents; or

                     (T) Environmental Matters. Except as to any of the following for which such Loan Party has provided timely notice and has been granted a reasonable period to cure (but only for the duration of such cure period): (i) Any Environmental Claim shall have been asserted against a Loan Party which could reasonably be expected to have a Material Adverse Effect, (ii) any Release or threatened Release of any Hazardous Materials on, under or affecting any real estate shall have occurred, and such event could reasonably form the basis of an Environmental Claim against a Loan Party which, if determined adversely, could reasonably be expected to have a Material Adverse Effect, or (iii) a Loan Party shall have failed to obtain any governmental authorization necessary under any Environmental Law for the management, use, control, ownership or operation of its business or any of the real estate or any such governmental authorization shall be revoked, terminated, modified, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could reasonably be expected to have a Material Adverse Effect; or

                     (U) Default Under German Facility. There shall occurred a default under the loan documents evidencing the German Facility and to the extent a cure period is provided under such documents with respect to such default, such default shall continue unremedied for such period of time during which cure of such default is permitted thereunder; or

                     (V) Recoton Germany. Recoton Germany shall have failed to comply with the terms of subsection 5.12; or

                     (W) Employee Benefit Plans. There occurs one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Loan Party or any of its ERISA Affiliates in excess of $500,000 during the term of this Agreement; or there exists, an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) which exceeds $500,000; or

                     (X) Foreign Exchange. There occurs a fluctuation in the foreign exchange affecting the Deutsche Mark which results in the sum of the aggregate amount of commitments outstanding under the German Facility, the aggregate amounts outstanding of Subordinated Debt and the aggregate amount of the Revolving Commitment and the outstanding Term Loans to exceed $275,000,000; or

                     (Y) Resignation of Borrowers' Accountants. The Borrowers' Accountants shall resign because of impropriety or irregularity in the conduct of the Loan Parties or their Subsidiaries; or

                     (Z) Income Tax Act. A requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by any Agent or any Lender or any other Person in respect of any Borrower or its Subsidiaries or otherwise issued in respect of any Borrower or any of its Subsidiaries.

           8.2 Suspension of Commitments. Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Administrative Agent may or upon demand by Requisite Lenders shall, without notice or demand, immediately cease making additional Loans and the Commitments (other than the obligation of Lenders to purchase participations in Letters of Credit) shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period, the Commitments shall be reinstated.

           8.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(G) or 8.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by any Borrower, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may, and upon the written request of the Requisite Lenders shall, by written notice to Borrowers, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate and (b) demand that Borrowers immediately deposit with Administrative Agent an amount equal to 105% of the Letter of Credit Reserve to enable Administrative Agent or any Lender that has issued any Lender Letter of Credit to make payments under the Lender Letters of Credit when required and such amount shall become immediately due and payable.

           8.4 Remedies. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies available to any Agent and Lenders at law or in equity, Senior Agent may and shall upon the request of Requisite Lenders exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it or any other Agent, all the rights and remedies of a secured party on default under the UCC or PPSA, as applicable (whether or not the UCC or the PPSA, as applicable, applies to the affected Collateral) and may also (a) require the Loan Parties to, and the Loan Parties hereby agree that they will, at their expense and upon request of Senior Agent forthwith, assemble all or part of the Collateral as directed by Senior Agent and make it available to Senior Agent at a place to be designated by Senior Agent which is reasonably convenient to both parties; (b) withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in subsection 8.7, (c) without notice or demand or legal process, enter upon any premises of any Loan Party and take possession of the Collateral, (d) sell, assign, lease, license (on an exclusive or non-exclusive basis), give an option or options to purchase or otherwise dispose of the Collateral (or contract to do any of the foregoing) under one or more contracts or as an entirety. The Loan Parties agree that, to the extent notice of sale of the Collateral or any part thereof shall be required by law, at least 10 days notice to the Loan Parties of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral (whether public or private), if permitted by law, any Agent or any Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of such Agent or such Lender. Senior Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrowers shall remain liable for any deficiency. Senior Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Loan Party hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Senior Agent shall not be required to proceed against any Collateral but Senior Agent or Administrative Agent may proceed against the Loan Parties directly.

           8.5 Appointment of Attorney-in-Fact. Each Loan Party hereby constitutes and appoints Senior Agent as such Loan Party’s attorney-in-fact with full authority in the place and stead of such Loan Party and in the name of such Loan Party, Senior Agent or otherwise, from time to time in Senior Agent’s discretion while an Event of Default is continuing (except that the Senior Agent shall at all times be able to file under the Uniform Commercial Code and the Personal Property Security Act financing statements and financing change statements in the name of each Loan Party as debtor, and record in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property (as defined in the Security Agreements) in the name of each Loan Party as assignor) to take any action and to execute any instrument that Senior Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Senior Agent may deem necessary or desirable for the collection of or to preserve the value of any of the Collateral or otherwise to enforce the rights of Agents and Lenders with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts or any other documents of title, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral, (f) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (g) to defend any suit, action or proceeding brought against any Loan Party with respect to any Collateral; (h) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Senior Agent may deem appropriate; (i) generally, to sell or transfer and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Senior Agent were the absolute owner thereof for all purposes, and to do, at the Senior Agent’s option and the Loan Party’s expense, at any time, or from time to time, all acts and things which the Senior Agent deems necessary to protect, preserve or realize upon the Collateral and the Liens of the Senior Agent thereon and to effect the intent of this Agreement all as fully and effectively as any Loan Party might do; and (j) execute, in connection with any foreclosure, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral. The appointment of Senior Agent as each Loan Party’s attorney and Senior Agent’s rights and powers are coupled with an interest and are irrevocable until indefeasible payment in full and complete performance of all of the Obligations and the termination of the Commitments.

           8.6 Limitation on Duty of Agents with Respect to Collateral. Beyond the safe custody thereof, each Agent and each Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Each Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which such Agent accords its own property. Neither any Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other agent or bailee selected by Borrowers or selected by any Agent in good faith.

           8.7 Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Senior Agent or Administrative Agent from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Senior Agent and Administrative Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Administrative Agent may deem advisable notwithstanding any previous entry by Administrative Agent upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by or owing to Agents with respect to this Agreement, the other Loan Documents or the Collateral; second, to all fees, costs and expenses incurred by or owing to any Lender with respect to this Agreement, the other Loan Documents or the Collateral; third, to accrued and unpaid interest on the Obligations; and fourth, to the principal amounts of the Obligations outstanding. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Event of Default, the outstanding principal and interest on the Term Loan C shall be paid after all the other Obligations have been paid in full in cash.

           8.8 Waivers; Non-Exclusive Remedies. No failure on the part of Administrative Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Administrative Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and shall in no way limit any other remedies provided by law.

SECTION 9.	AGENTS

           9.1 Agents.

                     (A) Appointment. Each Lender hereto and, upon obtaining an interest in any Loan, any participant, transferee or other assignee of any Lender irrevocably appoints, designates and authorizes Heller, as Administrative Agent, and GECC, as Collateral Agent and Syndication Agent, to take such actions or refrain from taking such action as its agents on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In addition, each Lender hereto and, upon obtaining an interest in any Loan, any participant, transferee or other assignee of any Lender irrevocably appoints, designates and authorizes Heller, as Senior Agent, to take such actions or refrain from taking such action as its agent on its behalf and to exercise such powers under the Subordination Agreement as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Agents nor any of its directors, officers, employees or agents shall be liable for any action so taken. The provisions of this subsection 9.1 are solely for the benefit of Agents and Lenders and neither Borrowers nor any other Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, each Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Loan Party, except that the Senior Agent shall also act as agent for the Subordinated Creditors in accordance with the terms of the Subordination Agreement. Each Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

                     (B) Nature of Duties. Agents shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of each Agent shall be mechanical and administrative in nature. Agents shall not have by reason of this Agreement a fiduciary, trust or agency relationship with or in respect of any Lender, any Borrower or any other Loan Party. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon any Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own appraisal of the creditworthiness of each Borrower, and shall have independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of each Borrower, and Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein), whether coming into its possession before the Closing Date or at any time or times thereafter. If an Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then such Agent shall send notice thereof to each Lender. Agents shall promptly notify each Lender any time that the Requisite Lenders have instructed Agents to act or refrain from acting pursuant hereto.

                     (C) Rights, Exculpation, Etc. Neither Agents nor any of their officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that an Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agents shall exercise the same care which it would in dealing with loans for its own account, but neither Agents nor any of their agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agents shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agents may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agents are permitted or required to take or to grant, and if such instructions are promptly requested, Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until they shall have received such instructions from Requisite Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders in the absence of an express requirement for a greater percentage of Lender approval hereunder for such action.

                     (D) Reliance. Agents shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith. Agents shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, fax, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and their duties hereunder or thereunder. Each Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by such Agent in its sole discretion.

                     (E) Indemnification. Lenders will reimburse and indemnify Agents for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, legal and attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agents in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agents under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not promptly reimbursed by Loan Parties; provided, however, that Agents shall provide written notice to the Lenders of any claim made against the Agents and provided, further, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agents' gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction. If any indemnity furnished to Agents for any purpose shall, in the opinion of Agents, be insufficient or become impaired, Agents may call for additional indemnity and cease, or not commence, to do the acts indemnified against, even if so directed by Lenders or Requisite Lenders, until such additional indemnity is furnished. The obligations of Lenders under this subsection 9.1(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

                     (F) Heller and GECC Individually. With respect to its Commitments and the Loans made by it, each of Heller and GECC shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each of Heller and GECC in their individual capacity as a Lender or one of the Requisite Lenders. Each of Heller and GECC may lend money to, acquire equity or other ownership interests in, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto.

                     (G) Successor Agent.

                               (1) Resignation. An Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least 30 Business Days’ prior written notice to the Loan Parties and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment as provided below.

                               (2) Appointment of Successor. Upon any such notice of resignation pursuant to clause (G)(1) above, Requisite Lenders shall appoint a successor Agent (which successor Agent shall also be a Lender) which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrowers. If a successor Agent shall not have been so appointed within said 30 Business Day period, the retiring Agent, upon notice to Borrowers, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

                               (3) Successor Agent. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                     (H) Collateral Matters.

                               (1) Release of Collateral. Lenders hereby irrevocably authorize Senior Agent, at its option and in its discretion, to release any Lien granted to or held by Senior Agent upon any Collateral (i) upon termination of the Commitments and upon payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted); or (ii) constituting property being sold or disposed of if Borrowers certify to Senior Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Senior Agent may rely in good faith conclusively on any such certificate, without further inquiry). In addition, Lenders hereby irrevocably authorize Senior Agent, at its option and in its discretion, to release any Lien granted to or held by Senior Agent upon any Collateral having an aggregate book value of less than 10% of the total book value of all Collateral provided, that Senior Agent shall deliver written notice of such release with respect to Collateral having an aggregate book value of greater than $1,000,000; provided, however, that only with the consent of Requisite Lenders, may Senior Agent release Liens granted to or held by Senior Agent upon any Collateral having an aggregate book value of greater than 10% of the total book value of all Collateral, as determined by Senior Agent, either in a single transaction or in a series of related transactions; provided, further, in no event will Senior Agent, acting under the authority granted to it pursuant to this sentence, release during any calendar year Liens granted to or held by Senior Agent upon any Collateral having a total book value in excess of 20% of the total book value of all Collateral, as determined by Senior Agent. The Lenders hereby authorize Senior Agent to release any Collateral owned by InterAct International for purposes of the consummation of the InterAct International IPO in accordance with the terms and conditions under this Agreement.

                               (2) Confirmation of Authority; Execution of Releases. Without in any manner limiting Senior Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 9.2(H)(1) above), each Lender agrees to confirm in writing, upon request by Administrative Agent or Borrowers, the authority to release any Collateral conferred upon Senior Agent under clauses (i) and (ii) of subsection 9.2(H)(1). Upon receipt by Senior Agent of confirmation from the requisite percentage of Lenders (as set forth in subsection 9.1(H)(1) above), if any, of Senior Agent’s authority to release any Liens upon any Collateral, and upon at least 10 Business Days prior written request by Borrowers, Agent shall, and is hereby irrevocably authorized by Lenders to, execute such documents as may be necessary to evidence the release of the Liens granted to Senior Agent, for the benefit of the Benefitted Persons upon such Collateral; provided, however, that (i) Senior Agent shall not be required to execute any such document on terms which, in Senior Agent’s opinion, would expose Senior Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens granted to Senior Agent on behalf of the Benefitted Persons upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

                               (3) Absence of Duty. Agents shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered or that the Liens granted to Senior Agent on behalf of the Benefitted Persons herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent in this Agreement or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in property covered by this Agreement or the Loan Documents as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, however, that Administrative Agent shall exercise the same care which it would in dealing with loans for its own account.

                     (I) Agency for Perfection. Each Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Uniform Commercial Code or Personal Property Security Act in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Administrative Agent or Senior Agent) obtain possession of any such assets, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent's request therefor, shall deliver such assets to Administrative Agent or in accordance with Administrative Agent's instructions. The Administrative Agent may file such proofs of claim or documents as may be necessary or advisable in order to have the claims of the Administrative Agent and the Lenders (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and the Lenders, their respective agents, financial advisors and counsel), allowed in any judicial proceedings relative to any Borrower and/or its Subsidiaries, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims. Any custodian in any judicial proceedings relative to any Borrower and/or its Subsidiaries is hereby authorized by each Lender to make payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel, and any other amounts due the Administrative Agent. Nothing contained in this Agreement or the other Loan Documents shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Agent or Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loans, or the rights of any holder thereof, or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding, except as specifically permitted herein.

                     (J) Exercise of Remedies. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, unless instructed to do so by Senior Agent, it being understood and agreed that such rights and remedies may be exercised only by Senior Agent.

           9.2 Notice of Default.

                     Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify each Lender of its receipt of any such notice.

           9.3 Action by Administrative Agent and Senior Agent.

                     Administrative Agent and Senior Agent shall take such action with respect to any Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 8. Unless and until Administrative Agent or Senior Agent has received any such request, Administrative Agent or Senior Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

           9.4 Amendments, Waivers and Consents.

                     (A) Except as otherwise provided herein or in any of the other Loan Documents, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders (or, Administrative Agent, if expressly set forth herein or in any of the other Loan Documents) and the applicable Loan Party; provided however, no amendment, modification, termination, waiver or consent shall be effective, unless in writing and signed by all Lenders, to do any of the following: (i) increase any of the Commitments; (ii) reduce the principal of or the rate of interest on any Loan or reduce the fees payable with respect to any Loan or Letter of Credit; (iii) extend the Termination Date or the scheduled due date for all or any portion of principal of the Loans or any interest or fees due hereunder; (iv) amend the definition of the term "Requisite Lenders" or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (v) amend or waive this subsection 9.4 or the definitions of the terms used in this subsection 9.4 insofar as the definitions affect the substance of this subsection 9.4; (vi) amend the definition of Borrowing Base; (vii) release Collateral (except if the sale, disposition or release of such Collateral is permitted under subsection 7.3 or subsection 9.1 or under any other Loan Document); or (viii) consent to the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; provided, further, that no amendment, modification, termination, waiver or consent affecting the rights or duties of Agents under this Section 9 or under any Loan Document shall in any event be effective, unless in writing and signed by Agents, in addition to the Lenders required to take such action. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9 shall be binding upon each Lender or future Lender and, if signed by a Loan Party, on such Loan Party. Notwithstanding anything to the contrary contained herein, the Term Loan C Lenders shall not have any voting rights under this Agreement or any other Loan Document except as follows: no amendment, modification, termination, waiver or consent with respect to any Loan Document shall be effective to do any of the following unless such amendment, modification, termination, waiver or consent is in writing and signed by all Term Loan C Lenders: (i) increase the Term Loan C Commitments, (ii) reduce the principal of or the rate of interest or fees on Term Loan C, (iii) extend the Termination Date or the scheduled due date for payment of all or any portion of principal, interest or fees on Term Loan C, (iv) amend or waive this last sentence of this subsection 9.4 or the definitions of the terms used in this last sentence of this subsection 9.4, (v) amend or waive subsection 2.1A(3) or the definitions of the terms used in subsection 2.1A(3) in respect of Term Loan C in an way adverse to the Term Loan C Lenders, including, without limitation, the definition of "Scheduled Installment" or (vi) amend or waive subsection 9.5(A)(a) or 9.5(A)(c)(i) or any of the definitions of the terms used in subsection 9.5(A)(a) or 9.5(A)(b)(ii) in respect of Term Loan C in any way adverse to the Term Loan C Lenders.

                     (B) Each amendment, modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination, waiver or consent shall be required for Senior Agent to take additional Collateral.

                     (C) In the event Administrative Agent requests the consent of a Lender and does not receive a written consent or denial thereof within 10 Business Days after such Lender's receipt of such request, then such Lender will be deemed to have denied the giving of such consent. If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement requiring the consent or approval of all Lenders under this subsection 9.4, the consent of Requisite Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then Borrowers shall have the right, so long as all such non-consenting Lenders are either replaced or prepaid as described in clauses (A) or (B) below, to either (A) replace the non-consenting Lenders with one or more Replacement Lenders pursuant to clause (a) of subsection 2.10 so long as each such Replacement Lender consents to the proposed amendment, modification, termination or waiver or (B) prepay in full the Obligations of the non-consenting Lenders and terminate the non-consenting Lenders' Commitments in accordance with clause (b) of subsection 2.10.

Notwithstanding anything in this subsection 9.4, Administrative Agent and Borrowers, without the consent of either Requisite Lenders or all Lenders, may execute amendments to this Agreement and the Loan Documents, which consist solely of the making of typographical corrections so long as such corrections do not change the meaning or intent in a manner which adversely affects the Lenders.

           9.5 Assignments and Participations in Loans.

                     (A) Each Lender may assign its rights and delegate its obligations under this Agreement to an Eligible Assignee; provided, that (a) such Lender shall first obtain the written consent of Administrative Agent (except that no such consent shall be required in connection with assignments by Term Loan C Lenders which are insurance companies), which shall not be unreasonably withheld, and the Administrative Agent shall deliver prior written notice to the Borrowers, (b) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (i) $5,000,000 or (ii) the entire amount of the Commitments and Loans of such assigning Lender and (c)(i) unless consented to by the Administrative Agent (except that no such consent shall be required in connection with assignments by Term Loan C Lenders which are insurance companies), which consent shall not be unreasonably withheld or delayed, each such assignment shall be of a pro rata portion (except in the case of Term Loan C) of all such assigning Lender's Loans and Commitments hereunder, and (ii) the parties to such assignment shall execute and deliver to Administrative Agent for acceptance and recording an Assignment and Acceptance Agreement together with (x) a processing and recording fee of $3,500 payable to Administrative Agent and (y) each of the Notes, if any, originally delivered to the assigning Lender. The administrative fee referred to in clause (c) of the preceding sentence shall not apply to an assignment described in paragraph (D) below. Upon receipt of all of the foregoing, Administrative Agent shall notify Borrowers of such assignment and Borrowers shall comply with their obligations under the last sentence of subsection 2.1(F). In the case of an assignment authorized under this subsection 9.5, the assignee shall be considered to be a "Lender" hereunder and Borrowers hereby acknowledge and agree that any assignment will give rise to a direct obligation of Borrowers to the assignee. The assigning Lender shall be relieved of its obligations hereunder with respect to the assigned portion of its Commitment.

                     (B) Each Lender may sell participations in all or any part of any Loans or Commitments made by it to another Person, and any such participation shall be in a minimum amount of $5,000,000. All amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (a) any reduction in the principal amount or an interest rate on any Loan in which such holder participates; (b) any extension of the Termination Date or the date fixed for any payment of interest or principal payable with respect to any Loan in which such holder participates; and (c) any release of substantially all of the Collateral. Borrowers hereby acknowledge and agree that the participant under each participation shall for purposes of subsections 2.8, 2.9, 2.10, 9.6 and 10.2 be considered to be a "Lender".

                     (C) Except as otherwise provided in subsection 9.5(A) no Lender shall, as between Borrowers and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning each Borrower and its Subsidiaries in the possession of that Lender from time to time to Eligible Assignees and participants (including prospective assignees and participants) provided that the Persons obtaining such information agrees to maintain the confidentiality of such information to the extent required by subsection 10.18. Each Borrower agrees that it will use its best efforts to assist and cooperate with Administrative Agent and any Lender in any manner reasonably requested by Administrative Agent or such Lender to effect the sale of a participation or an assignment described above, including without limitation assistance in the preparation of appropriate disclosure documents or placement memoranda. Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a Lender hereunder unless such Person shall also be capable of making LIBOR Loans.

                     (D) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time (a) following written notice to Administrative Agent, create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and (b) subject to complying with the provisions of subsection 9.5 (A) (other than the payment of the administrative fee referred to in clause (c) of subsection 9.5 (A)), assign all or any portion of its funded loans to an Eligible Assignee which is a Subsidiary of such Lender or its parent company, to one or more other Lenders, or to a Related Fund. For purposes of this paragraph, a "Related Fund" means, with respect to any Lender, a fund or other investment vehicle that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                     (E) Administrative Agent shall maintain at its office in Chicago, Illinois a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the commitments of, and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be presumptive evidence of the amounts due and owing to Lender in the absence of manifest error. Borrowers, Administrative Agent and each Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time upon reasonable prior notice.

           9.6 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with reasonably prompt subsequent notice to such Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender at any of its offices for the account of such Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of such Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Administrative Agent. Any Lender exercising its right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Borrowers agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to Administrative Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

           9.7 Disbursement of Funds. Administrative Agent may, on behalf of the Benefitted Persons, disburse funds to Borrowers for Loans requested. Each Lender shall reimburse Administrative Agent on demand for all funds disbursed on its behalf by Administrative Agent, or if Administrative Agent so requests, each Lender will remit to Administrative Agent its Pro Rata Share of any Loan or Revolving Advance before Administrative Agent disburses same to Borrowers. If Administrative Agent elects to require that each Lender make funds available to Administrative Agent prior to a disbursement by Administrative Agent to Borrowers, Administrative Agent shall advise each Lender by telephone, telex, fax or telecopy of the amount of such Lender’s Pro Rata Share of the Loan requested by Borrowers no later than 1:00 p.m. Chicago time on the Funding Date applicable thereto, and each such Lender shall pay Administrative Agent such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Administrative Agent’s account on such Funding Date.

           9.8 Settlements, Payments and Information.

                     (A) Revolving Advances and Payments; Fee Payments.

                               (1) The Revolving Loan balance may fluctuate from day to day through Administrative Agent's disbursement of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between Administrative Agent and each Revolving Loan Lender notwithstanding terms to the contrary set forth in Section 2 and subsection 9.7, Revolving Advances and repayments (except as set forth in subsection 2.1(D)) will be settled according to the procedures described in this subsection 9.8. Notwithstanding these procedures, each Revolving Loan Lender’s obligation to fund its portion of any advances made by Administrative Agent to Borrowers will commence on the date such advances are made by Administrative Agent. Such payments will be made by such Revolving Loan Lender without set-off, counterclaim or reduction of any kind.

                               (2) Once each week for the Revolving Loan or more frequently (including daily), if Administrative Agent so elects (each such day being a “Settlement Date”), Administrative Agent will advise each Revolving Loan Lender by telephone, fax or telecopy of the amount of each such Revolving Loan Lender’s Pro Rata Share of the Revolving Loan. In the event payments are necessary to adjust the amount of such Revolving Loan Lender’s required Pro Rata Share of the Revolving Loan balance to such Revolving Loan Lender’s actual Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other’s account not later than 3:00 p.m. Chicago time on the Business Day following the Settlement Date.

                               (3) For purposes of this subsection 9.8(A), the following terms and conditions will have the meanings indicated:

                                         (a) "Daily Loan Balance" means an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Administrative Agent to a Revolving Loan Lender on a Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount on a Loan advanced by such Revolving Loan Lender to Administrative Agent on that Loan from the Closing Date through and including such calendar day.

                                         (b) "Daily Interest Rate" means an amount calculated by dividing the interest rate payable to a Revolving Loan Lender on a Loan (as set forth in subsection 2.2) as of each calendar day by three hundred sixty (360).

                                         (c) "Daily Interest Amount" means an amount calculated by multiplying the Daily Loan Balance of a Loan by the associated Daily Interest Rate on that Loan.

                                         (d) "Interest Ratio" means a number calculated by dividing the total amount of the interest on a Loan received by Administrative Agent with respect to the immediately preceding month by the total amount of interest on that Loan due from Borrowers during the immediately preceding month.

                               (4) On the first Business Day of each month ("Interest Settlement Date"), Administrative Agent will advise each Revolving Loan Lender by telephone, fax or telecopy of the amount of such Revolving Loan Lender’s Pro Rata Share of interest and fees on each of the Loans as of the end of the last day of the immediately preceding month. Provided that such Revolving Loan Lender has made all payments required to be made by it under this Agreement, Administrative Agent will pay to such Revolving Loan Lender, by wire transfer to such Revolving Loan Lender’s account (as specified by such Revolving Loan Lender on the signature page of this Agreement or the applicable Assignment and Acceptance Agreement, as amended by such Revolving Loan Lender from time to time after the date hereof or in the applicable Assignment and Acceptance Agreement) not later than 3:00 p.m. Chicago time on the next Business Day following the Interest Settlement Date, such Revolving Loan Lender’s Pro Rata Share of interest and fees on each of the Loans. Such Revolving Loan Lender’s Pro Rata Share of interest on each Loan will be calculated for that Loan by adding together the Daily Interest Amounts for each calendar day of the prior month for that Loan and multiplying the total thereof by the Interest Ratio for that Loan. Such Revolving Loan Lender’s Pro Rata Share of the fees described in subsection 2.3 paid to Administrative Agent for the benefit of Agents and Revolving Loan Lenders shall be paid and calculated in a manner consistent with the payment and calculation of interest as described in this subsection 9.8(A).

                     (B) Term Loan Principal Payments. Payments of principal in respect of each of the Term Loans will be settled in accordance with each Lender's Pro Rata Share on the date of receipt if received by Administrative Agent on the first Business Day of a month and on the Business Day immediately following the date of receipt if received on any day other than the first Business Day of a month.

                     (C) Return of Payments.

                               (1) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Administrative Agent to such Lender to but excluding the date of repayment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

                               (2) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to Borrowers or paid to any other Person pursuant to any requirement of law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

           9.9 Discretionary Advances. Notwithstanding anything contained herein to the contrary, Administrative Agent may, in its sole discretion during the continuance of an Event of Default and for a period not to exceed fifteen (15) days, make Revolving Advances in an aggregate amount of not more than $10,000,000 in excess of the limitations set forth in the Borrowing Base for the purpose of preserving or protecting the Collateral or for incurring any costs associated with collection or enforcing rights or remedies against the Collateral, or incurred in any action to enforce this Agreement or any other Loan Document; provided that such Revolving Advances shall become immediately due and payable on the fifteenth day after the making such Revolving Advances.

SECTION 10.	MISCELLANEOUS

           10.1 Expenses and Attorneys’ Fees. Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to promptly pay all fees, costs and expenses incurred in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses incurred by Agents (including reasonable legal and attorneys’ fees, allocated costs of internal counsel and reasonable fees of environmental consultants, accountants and other professionals retained by Agents) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses incurred by Agents (including reasonable legal and attorneys’ fees, allocated costs of internal counsel and reasonable fees of environmental consultants, accountants and other professionals retained by Agents) incurred in connection with the review, negotiation, preparation, documentation, execution, syndication, and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (c) fees, costs and expenses incurred by Agents or any Lender in creating, perfecting and maintaining perfection of Liens in favor of Senior Agent, on behalf of the Benefitted Persons; (d) fees, costs and expenses incurred by Administrative Agent in connection with forwarding to Borrowers the proceeds of Loans including Administrative Agent’s or any Lenders’ standard wire transfer fee; (e) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Administrative Agent or any Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including reasonable legal and attorneys’ fees and allocated costs of internal counsel) of Administrative Agent or any Lender and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrowers or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a “workout” or in connection with any insolvency, winding up or bankruptcy proceedings or otherwise.

           10.2 Indemnity. In addition to the payment of expenses pursuant to subsection 10.1, whether or not the transactions contemplated hereby shall be consummated, each Loan Party agrees to indemnify, pay and hold each Agent, Syndication Agent and each Lender, and the officers, directors, employees, agents, consultants, auditors, persons engaged by any Agent, Syndication Agent or Lender, to evaluate or monitor the Collateral, affiliates and attorneys and solicitors and barristers of Agents, Syndication Agent, Lenders and such holders (collectively called the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of (A) this Agreement or the other Loan Documents, (B) the consummation of the transactions contemplated by this Agreement, (C) the issuance of any Letter of Credit or guaranty thereof, (D) the failure of any Agent or any Lender seeking indemnification or of any issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (E) the statements contained in the commitment letters, if any, delivered by Agents, Syndication Agent or any Lender, each Agent’s and each Lender’s agreement to make the Loans and Letters of Credit hereunder, (F) the use or intended use of the proceeds of any of the Loans or Letters of Credit or the exercise of any right or remedy hereunder or under the other Loan Documents (the “Indemnified Liabilities”); provided that Loan Parties shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a final non-appealable judgment by a court of competent jurisdiction.

           10.3 Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, faxed, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax or telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Chicago time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. Mail or Canada Post, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

If to Borrowers or any Loan Party:	Recoton Corporation 2950 Lake Emma Road Lake Mary, FL 32746 Attn.: Arnold Kezsbom Fax/Telecopy No.: (407) 333-8903

With a copy to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038 Attn.: Theodore S. Lynn Fax/Telecopy No.: (212) 806-6006

If to Administrative Agent or Heller:	HELLER FINANCIAL, INC. 500 West Monroe Chicago, Illinois, 60661 Attn: Account Manager - Heller Corporate Finance - Recoton Corporation Fax/Telecopy No.: (312) 441-7367

With a copy to:	HELLER FINANCIAL, INC. 500 West Monroe Chicago, Illinois 60661 Attn: Legal Services/HCF- Recoton Corporation Fax/Telecopy No.: (312) 441-6876

If to Collateral Agent or GE:
GENERAL ELECTRIC CAPITAL
  CORPORATION

GE Capital Commercial Finance
Northeast Region
800 Connecticut Avenue, Two North
Attn: Account Manager - GE Capital Corporation
Telephone: (203) 852-3600
Fax/Telecopy No.: (203) 852-3640

With a copy to:

GENERAL ELECTRIC CAPITAL
  CORPORATION

201 High Ridge Road
Stamford, Connecticut 06927
Attn: Corporate Counsel - Commercial Finance
Telephone: (203) 316-7552
Fax/Telecopy No.: (203) 316-7889

           If to any Lender: Its address indicated on the signature page hereto, in an Assignment and Acceptance Agreement or in a notice to Administrative Agent and Borrowers or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 10.3.

           10.4 Survival of Representations and Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of each Borrower and Lender set forth in subsections 10.1, 10.2, 10.6, 10.11, 10.14, and 10.15 (Borrowers’ agreement to pay fees, agreement to indemnify Lender, the reinstatement of Obligations, agreement as to choice of law and jurisdiction and Borrowers’ and Lender’s waiver of a jury trial) shall survive the payment of the Loans and the termination of this Agreement.

           10.5 Indulgence Not Waiver. No failure or delay on the part of any Agent, Lender or holder of any Note in the exercise of any power, right or privilege hereunder or under any Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

           10.6 Marshaling; Payments Set Aside. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Agent and/or any Lender or Administrative Agent and/or any Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state, provincial, foreign or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

           10.7 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

           10.8 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents.

           10.9 Lenders' Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several and not joint and neither Agents nor Lenders shall be responsible for the obligation or Commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by any Agent or Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, provided Administrative Agent fails or refuses to exercise any remedies against Borrowers after receiving the direction of the Requisite Lenders, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

           10.10 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

           10.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

           10.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, a Loan Party may not assign its rights or obligations hereunder without the written consent of Lenders.

           10.13 No Fiduciary Relationship; No Duty; Limitation of Liabilities.

                     (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by any Agent or Lender to the Loan Parties.

                     (B) All attorneys, legal counsel, accountants, appraisers, and other professional Persons and consultants retained by any Agent or Lender shall have the right to act exclusively in the interest of such Agent or Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrowers or any of Borrowers' shareholders or any other Person.

                     (C) Neither Agents nor Lenders, nor any affiliate, officer, director, shareholder, employee, attorney, legal counsel or agent of any Agent or Lender shall have any liability with respect to, and each Loan Party hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by such Loan Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Loan Party hereby waives, releases, and agrees not to sue any Agent or Lender or any of any Agent's or Lender's affiliates, officers, directors, employees, attorneys, legal counsel or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

           10.14 CONSENT TO JURISDICTION. EACH LOAN PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH LOAN PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON A LOAN PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH LOAN PARTY, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF EACH LOAN PARTY OR OF ITS AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUCH LOAN PARTY FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). EACH BORROWER AGREES THAT ANY AGENT’S OR LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. THE LOAN PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY ANY AGENT OR LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

           10.15 WAIVER OF JURY TRIAL. EACH LOAN PARTY, AGENT AND LENDER HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH LOAN PARTY, AGENT AND LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH LOAN PARTY, AGENT AND LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

           10.16 Construction. Each Loan Party, Agent and Lender acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by each Loan Party, Agent and Lender.

           10.17 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed via telecopier or facsimile transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

           10.18 Confidentiality. Agents and Lenders shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by Borrowers in accordance with such Person’s customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices but, in any event may make disclosure to such of its respective affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans subject to such confidentiality limitation. If any Lender or its respective affiliates is otherwise a creditor of a Borrower, such Lender may use the information in connection with its other credits. Agents and Lenders may also make disclosure reasonably required by a bona fide offeree or assignee (or participant), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this subsection 10.18. In no event shall any Agent or Lender be obligated or required to return any materials furnished by any Borrower provided, however, each offeree shall be required to agree that if it does not become an assignee (or participant) it shall return all materials furnished to it by any Borrower or Agent in connection therewith.

           10.19 Judgment Currency. Each Loan Party, each Agent and each Lender hereby agree that if, in the event that a judgment is given in relation to any sum due to any Agent or Lender, such judgment is given in a currency other than that in which such sum was originally denominated (the “Original Currency”), each Loan Party agrees to indemnify the Agents and Lenders, as the case may be, to the extent that the amount of the Original Currency which could have been purchased thereby in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased thereby had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased thereby had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, each Agent and Lender agrees to remit such excess to such Loan Party. The agreements in this subsection 10.19 shall survive payment of any such judgment.

SECTION 11.	DEFINITIONS AND ACCOUNTING TERMS

           11.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

         “Accounts” means all “accounts” (as defined in the UCC and the PPSA, as applicable), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Loan Parties arising or resulting from the sale of goods or the rendering of services, whether or not earned by performance.

         “Administrative Agent” has the meaning assigned to that term in the preamble and any successor in such capacity appointed pursuant to subsection 9.1(G).

         “Administrative Borrower” has the meaning assigned to that term in subsection 2.15.

           “Affiliate” means any Person (other than any Agent or Lender): (a) directly or indirectly controlling, controlled by, or under common control with, any Loan Party; (b) directly or indirectly owning or holding 10% or more of any equity interest in any Borrower; (c) 10% or more of whose stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by any Borrower; or (d) which has a senior officer who is also a senior officer of any Borrower. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

           “Agents” has the meaning set forth for that term in the preamble and any successor to any Agent in such capacity appointed pursuant to subsection 9.1(G).

           “Agent's Account” means ABA No. 0710-0001-3, Account No. 52-98695 at Bank One, NA, 1 Bank One Plaza, Chicago, IL 60670, Reference: Heller Corporate Finance for the benefit of Recoton Corporation.

           “Agent-Related Person” means, with respect to any Agent, such Agent together with its affiliates, officers, directors, employees, and agents.

           “Agreement” means this Loan Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

           “Asset Disposition” means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of Borrowers or any of their Subsidiaries other than sales of Inventory in the ordinary course of business.

           “Assignment and Acceptance Agreement” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A.

           “Bank Letter of Credit” means each letter of credit issued by a bank acceptable to and approved by Agent for the account of Borrowers and supported by a risk participation agreement issued by Administrative Agent.

           “Base Rate” means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the “Bank Prime Loan” rate in Federal Reserve Statistical Release H.15(519) entitled “Selected Interest Rates” or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate plus 50 basis points. The statistical release generally sets forth a Bank prime loan rate for each business day. The applicable Bank Prime Loan Rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term “Base Rate” means a variable rate of interest per annum equal to the highest of the “prime rate”, “reference rate”, “base rate”, or other similar rate announced from time to time by any of the three largest banks (based on combined capital and surplus) headquartered in New York, New York (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

           “Base Rate Loans” means Loans bearing interest at rates determined by reference to the Base Rate.

           “Benefitted Persons” means collectively the Agents, Lenders, Subordinated Creditors and Subordinated Agent.

           “Borrowers’ Accountants” means the independent certified public accountants selected by a Borrower and its Subsidiaries as its auditors and reasonably acceptable to Administrative Agent, which selection shall not be modified during the term of this Agreement without Administrative Agent’s prior written consent. It is understood and agreed that the “Big Five” independent certified public accountants shall be deemed acceptable and therefore no such written consent shall be necessary.

           “Borrowing Base” has the meaning assigned to that term in subsection 2.1(B)(2).

           “Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois, Florida or New York, or is a day on which banking institutions located in any such state are closed and (ii) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a continuation of or conversion into, a LIBOR Loan, or a notice by Borrowers with respect to any such borrowing, payment, prepayment, continuation or conversion, any day which is a Business Day described in clause (i) and which is also a day on which commercial banks are open for dealings in Dollar deposits in the London, England (U.K.) market.

           “Canada Guaranty” means the Canada Guaranty substantially in the form of Exhibit K-2.

           “Canada Security Agreement” means the Canada Security Agreement substantially in the form of Exhibit L-2.

           “Canadian Pension Plans” means each of the pension plans, if any, registered in accordance with the Income Tax Act (Canada) which any Borrower or any other Loan Party sponsors or administers or into which any Borrower or Loan Party makes contributions.

           “Capital Expenditures” means all expenditures (including deposits) for, or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases, but including cash down payments for assets acquired under Capital Leases) with respect to the purchase or acquisition of any fixed assets or improvements recorded as an asset in conformity with GAAP.

           “Capital Lease” means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

           “Cash Equivalents” means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof; (b) commercial paper maturing no more than six months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service, Inc.; (c) money market funds that have at least 95% of their assets continuously invested in investments of the type listed in clause (a) above; and (d) certificates of deposit or bankers’ acceptances maturing within six months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from any commercial bank organized under the laws of the United States of America or any Schedule I bank organized under the laws of Canada, or any state thereof or the District of Columbia,having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

           “Cleanup” means all actions required to: (a) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (d) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

           “Closing Date” means October 31, 2000.

           “Collateral” the collective reference to any and all property upon which a Lien is purported to be created by any Security Documents.

           “Collateral Agent” has the meaning set forth for that term in the preamble and any successor in such capacity appointed pursuant to subsection 9.1(G).

           “Collateral Access Agreement” means a Landlord’s Consent, Warehouseman’s Waiver or any other agreement which grants the Senior Agent and the Lenders access to Borrowers’ Inventory and which agreement shall be in form and substance satisfactory to the Administrative Agent.

           “Collecting Banks” has the meaning assigned to that term in subsection 4.22.

           “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

           “Commitment” or “Commitments” means the commitment or commitments of Lenders to make Loans as set forth in subsections 2.1(A) and 2.1(B) and to provide Lender Letters of Credit as set forth in subsection 2.1(F).

           “Compliance Certificate” means a certificate duly executed by the chief executive officer, chief operating officer or chief financial officer of Recoton appropriately completed and in substantially the form of Exhibit C.

           “Consolidated Intangibles” means as of any date of determination, all assets of the Borrowers and their Subsidiaries, determined on a consolidated basis at such date, that are generally classified as intangibles, including without limitation, goodwill, trademarks, patents and copyrights.

           “Consolidated Net Worth” means as of any date of determination, all amounts which would be included under shareholders equity on a balance sheet of the Borrowers and their Subsidiaries determined on a consolidated basis at such date in accordance with GAAP.

           “Consolidated Tangible Net Worth” means as of any date of determination, the excess, if any, of Consolidated Net Worth less Consolidated Intangibles as at such date subtracting the net write-up or adding back the net write-down since June 30, 2000 in the book value of assets resulting from the revaluations arising out of foreign currency valuations in accordance with GAAP.

           “Continuing Directors” has the meaning assigned to that terms in subsection 8.1(F).

           “Copyright Security Agreement” means the Copyright Security Agreement dated as of even date herewith among the Loan Parties and the Senior Agent.

           “Default” means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition, act or event were not cured or removed within any applicable grace or cure period.

           “Defaulted Amount” means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Administrative Agent or any other Lender hereunder or under any other Loan Document which has not been so paid.

           “Defaulting Lender” means, at any time, any Lender that owes a Defaulted Amount.

           “Default Rate” has the meaning assigned to that term in subsection 2.2(A).

           “Dollars” or “$” means the lawful currency of the United States of America.

           “Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

           “EBITDA” means, for any period, without duplication, the total of the following for Borrowers and their Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (2) the sum of (a) income and franchise taxes paid or accrued; (b) interest expenses, net of interest income, paid or accrued; (c) amortization and depreciation; (d) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business) and (e) the yield maintenance fee resulting from the repayment of indebtedness on the Closing Date; less, to the extent included in the calculation of net income, (3) the sum of (a) the income of any Person (other than majority-owned Subsidiaries of Borrowers) in which Borrowers or a majority-owned Subsidiary of Borrowers has an ownership interest except to the extent such income is received by Borrowers or such majority-owned Subsidiary in a cash distribution during such period; (b) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (c) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring “cash” losses.

           “Eligible Accounts” has the meaning assigned to that term in subsection 2.1(C).

           “Eligible Assignee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000 (or $250,000,000 in the case of an assignment of a Revolving Loan Commitment); (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000 (or $250,000,000 in the case of an assignment of a Revolving Loan Commitment), provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (c) any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies, (d) a Related Fund (as such term is defined in subsection 9.5(D)), and (e) a Person that is primarily engaged in the business of lending that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; provided however, that no Affiliate of a Borrower shall be an Eligible Assignee.

           “Eligible Collateral” means Eligible Accounts, Letter of Credit Inventory and Eligible Inventory.

           “Eligible Inventory” has the meaning assigned to that term in subsection 2.1(C).

           “Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding 6 years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

           “Environmental Claim” means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Loan Party or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

           “Environmental Law” means all federal, state, provincial, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials, laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials and laws relating to the management or use of natural resources.

           “Equity Proceeds” means the cash proceeds from the issuance of any capital stock or other equity securities of, or the making of any capital contribution to the Borrowers or any of their Subsidiaries after the Closing Date (net of underwriting discounts and commissions and other reasonable costs associated therewith). It is understood and agreed that cash received from any one individual with respect to stock options equal to or less than $1,000,000 in the aggregate in any year shall not be deemed Equity Proceeds.

           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

           “ERISA Affiliate”, as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC. Any former ERISA Affiliate of a Loan Party shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Loan Party and with respect to liabilities arising after such period for which such Loan Party could be liable under the IRC or ERISA.

           “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation); (ii) the withdrawal by any Loan Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (iii) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (iv) the imposition of liability on any Loan Party or any of its ERISA Affiliates pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; or (v) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Loan Party or any of its ERISA Affiliates in connection with any Employee Benefit Plan.

           “Excess Cash Flow” means, for any period, the greater of (A) zero (0); or (B) without duplication, the total of the following for Borrowers and their Subsidiaries on a consolidated basis, each calculated for such period: (1) EBITDA; less (2) Capital Expenditures (to the extent actually made in cash and/or due to be made in cash within such period but in no event more than the amount permitted in paragraph E of the Financial Covenants Rider); less (3) income and franchise taxes paid or accrued excluding any provision for deferred taxes included in the determination of net income; less (4) decreases in deferred income taxes resulting from payments of deferred taxes accrued in prior periods; less (5) Interest Expense; less (6) scheduled amortization of Indebtedness actually paid in cash and/or due to be paid in cash within such period and permitted under subsection 7.5; and less (7) voluntary prepayments of Term Loans made under subsection 2.4(C).

           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

           “Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Board of Governors of the Federal Reserve System as the Federal Funds Rate or Federal Reserve Statistical Release H.15(519) entitled “Selected Interest Rates” or any successor publication of the Federal Reserve System reporting the Federal Funds Effective Rate or its equivalent or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

           “Fiscal Year” means each twelve month period ending on the last day of December in each year.

           “Fiscal Year-To-Date” means as of any date of determination, all completed Fiscal Quarters within the then current Fiscal Year.

           “Fixed Charge Coverage” means, for any period, EBITDA less Capital Expenditures (excluding expenditures with respect to the New Information System) divided by Fixed Charges.

           “Fixed Charges” means, for any period, and each calculated for such period (without duplication), (a) Interest Expense of Borrowers and their Subsidiaries; plus (b) scheduled payments of principal with respect to all Loans of Borrowers and their Subsidiaries; plus (c) income and franchise taxes paid in cash by Recoton and its Subsidiaries, all on a consolidated basis.

           “Foreign Subsidiary” means any Subsidiary (other than Recoton Canada) that is not incorporated or organized in the United States of America, any state thereof or in the District of Columbia.

           “Funding Date” means the date of each funding of a Loan or issuance of a Lender Letter of Credit.

           “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

           “GECC” has the meaning assigned to such term in the preamble.

           “German Facility” means the DM 50,000,000 financing arrangement between Recoton Germany and its Subsidiaries and Heller Bank A.G or, if such facility is not renewed during the term of this Agreement, a replacement facility on terms and pursuant to documentation substantially consistent with those in existence on the date hereof and otherwise reasonably satisfactory to the Agents and the Requisite Lenders.

           “German Pledge Agreement” means the pledge agreement executed and delivered in connection with the Loan Agreement and in form and substance satisfactory to the Senior Agent among Recoton European Holdings, Inc. and the Senior Agent regarding the stock of Recoton Germany.

           “Governmental Authority” means any nation or government, any state, province, or any political subdivision of any of the foregoing and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           “Guarantors” means any Person (other than Senior Agent) party to the Guaranties.

           “Guaranties” means the Guaranty substantially in the form of Exhibit K-1 and the Canada Guaranty.

           “Hazardous Material” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or defined as such by, or regulated as such under, any Environmental Law.

           “Hedge Agreements” means all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrowers or any of their Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

           “Heller” has the meaning assigned to such term in the preamble.

           “Hong Kong Pledge Agreement” means the pledge agreements executed and delivered in connection with the Loan Agreement and in form and substance satisfactory to the Senior Agent, among Recoton and the Senior Agent regarding the stock of Recoton (Far East) Limited.

           “Inactive Subsidiaries” means those Subsidiaries set forth in Schedule 7.6.

           “Indebtedness”, as applied to any Person, means without duplication: (a) all indebtedness for borrowed money; (b) obligations under Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non recourse to the credit of that Person; (f) obligations in respect of letters of credit; (g) all obligations under Hedge Agreements, including, as of any date of determination, the net amounts, if any, that would be required to be paid by such Person if such Hedge Agreements were terminated on such date and (h) any amounts due to the U.S. Customs Service pursuant to the outstanding note.

           “In-Season Period” has the meaning assigned to that term in subsection 2.1(B)(2).

           “InterAct International” means InterAct International Inc., a Delaware corporation, and its Subsidiaries.

           “InterAct International IPO” means an underwritten public offering of common stock made by InterAct International pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act.

           “Interest Expense” means, without duplication, for any period, the following on a consolidated basis, for Borrowers and their Subsidiaries each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated by this Agreement and the Related Agreements which have been capitalized as transaction costs in accordance with the provisions of subsection 11.2; and (ii) interest paid in kind).

           “Interest Period” means, in connection with each LIBOR Loan, an interest period Borrowers shall elect (each an “Interest Period”) to be applicable to such Loan, which Interest Period shall be either a one, two, three, or six month period; provided that:

                      (1)     the initial Interest Period for any LIBOR Loan shall commence on the Funding Date of such Loan;

                      (2)     in the case of successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

                      (3)     if an Interest Period expiration date is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period expiration date is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

                      (4)     any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5) below, end on the last Business Day of a calendar month;

                      (5)     no Interest Period shall extend beyond the Termination Date;

                      (6)     no Interest Period for any portion of the Term Loans shall extend beyond the date of the final Scheduled Installment thereof;

                      (7)     no Interest Period may extend beyond a scheduled principal payment date of any Loan unless the aggregate principal amount of such Loan that is a Base Rate Loan or that has Interest Periods expiring on or before such date equals or exceeds the principal amount required to be repaid on such Loan on such date; and

                      (8)     there shall be no more than seven Interest Periods relating to LIBOR Loans outstanding at any time.

           “Interest Rate” has the meaning assigned to that term in subsection 2.2(A).

           “Inventory” means “inventory” (as defined in the PPSA and UCC), including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person’s business, and goods which are returned or repossessed, including any Inventory in the possession of any consignee, bailee, warehouseman, agent or processor and/or subject to, described in or covered by, any document and, including, without limitation, any Inventory in transit from one location to another, including on the “high seas” and otherwise outside the United States and its territorial waters.

           “Investment” means (i) any direct or indirect purchase or other acquisition by a Borrower or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of a Borrower), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of a Borrower from any Person other than a Borrower or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance or capital contribution by a Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement which is not designed to hedge against fluctuations in interest rates or currency values, respectively. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

           “IRC” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

           “Issuing Lender” has the meaning assigned to that term in subsection 2.1(G)(2).

           “Italy Pledge Agreement” means the pledge agreement executed and delivered in connection with the Loan Agreement and in form and substance satisfactory to the Senior Agent among Recoton European Holdings, Inc. and the Senior Agent regarding the stock of Recoton Italy.

           “Landlord's Consent” means a Landlord's Consent substantially in the form of Exhibit I.

           “Lender Letter of Credit” has the meaning assigned to that term in subsection 2.1(F).

           “Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s affiliates, and the officers, directors, employees, and agents of such Lender.

           “Letter of Credit Liability” means, all reimbursement and other liabilities of a Borrower or any of its Subsidiaries with respect to each Lender Letter of Credit, whether contingent or otherwise, including: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by any Lender issuing a Lender Letter of Credit or any bank issuing a Bank Letter of Credit to the extent not reimbursed; and (c) all unpaid interest, fees and expenses related thereto.

           “Letter of Credit Default Rate” has the meaning assigned to that term in subsection 2.2(A).

           “Letter of Credit Reserve” means, at any time, an amount equal to (a) the aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at such time plus, without duplication, (b) the aggregate amount theretofore paid by Administrative Agent or any Lender under Lender Letters of Credit and not debited to the Loan Account pursuant to subsection 2.1(F)(2) or otherwise reimbursed by Borrowers.

           “Liabilities” shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

           “LIBOR” means, for each Interest Period, a rate per annum equal to:

                      (a)     the offered rate for deposits in U.S. dollars in an amount comparable to the amount of the applicable Loan in the London interbank market for the relevant Interest Period which is published by the British Bankers’ Association and currently appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if such a rate ceases to be available to Administrative Agent on that or any other source from the British Bankers’ Association, LIBOR shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Administrative Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Loans are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Administrative Agent; divided by

                      (b)     a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%).

           “LIBOR Loans” means at any time that portion of the Loans bearing interest at rates determined by reference to LIBOR.

           “Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

           “Loan” or “Loans” means an advance or advances under the Term Loan Commitment or the Revolving Loan Commitment.

           “Loan Documents” means this Agreement, the Notes, the Security Documents and all other documents, instruments and agreements executed by or on behalf of a Borrower, such Borrower’s Subsidiaries or any other Loan Party and delivered concurrently herewith or at any time hereafter to or for any Agent or any Lender in connection with the Loans, any Lender Letter of Credit, and any other transaction contemplated by this Agreement, including, without limitation, the Subordination Agreement but excluding the German Facility documents, all as amended, restated, supplemented or modified from time to time.

           “Loan Party” means each of the Borrowers, any Guarantor and any other Person (other than Agent, any Lender, Subordinated Agent and any Subordinated Creditor) which is or becomes a party to this Agreement or any other Loan Documents.

           “Loan Year” means each period of 12 consecutive months commencing on the Closing Date and on each anniversary thereof.

           “London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London Interbank market.

           “Material Adverse Effect” means (i) any material adverse effect on the business, financial position, results of operations or prospects of the Borrowers and their Subsidiaries, considered as a whole, (ii) any material impairment of the legality, validity and enforceability of the Loan Documents (including without limitation, the validity, enforceability or priority of security interests to be granted), or the rights and remedies of the Agents and Lenders, or (iii) any material impairment of the Loan Parties’ ability to perform their obligations under the Loan Documents.

           “Maximum Revolving Loan Amount” has the meaning assigned to that term in subsection 2.1(B)(1).

           “Monthly Borrowing Base Certificate” means a certificate and schedule duly executed by an executive officer of the Administrative Borrower appropriately completed and in substantially the form of Exhibit B-2.

           “Mortgage” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust or other similar real estate security documents delivered by any Loan Party to Senior Agent, on behalf of the Benefitted Persons, with respect to Mortgaged Property, substantially in the form of Exhibit G.

           “Mortgaged Property” means all of the real property owned by any Borrower or its Subsidiaries, each as listed on Schedule 11.1(A).

           “Multiemployer Plan” means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

           “Net Proceeds” means, (a) with respect to any Asset Disposition constituting a casualty or condemnation, the insurance or condemnation proceeds received in connection therewith net of any expenses, if any, incurred by any Agent in the collection or handling thereof and (b) with respect to any other Asset Disposition, the proceeds received in connection therewith net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers or any of their Subsidiaries in connection therewith (in each case, paid to non-Affiliates), (ii) transfer taxes, (iii) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (iv) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.

           “Net Securities Proceeds” means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the issuance of Securities of or incurrence of Indebtedness by a Borrower or its Subsidiaries.

           “New Information System” means the enterprise resource planning system consisting of licensed software, purchased or leased hardware, consulting services and related expenses which Recoton and its Subsidiaries are in the process of contracting for and implementing.

           “Notes” means the Revolving Notes and the Term Loan Notes.

           “Notice of Borrowing” means a notice duly executed by an authorized representative of a Borrower appropriately completed and in the form of Exhibit D.

           “Obligations” means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to any Agent or Lender (or any lender under a Hedge Agreement) under the Loan Documents (whether incurred before or after the Termination Date) including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable including, without limitation, all interest, fees, cost and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law whether or not allowed in any resulting proceeding.

           “Original Currency” shall have the meaning assigned to that term in subsection 10.19.

           “Patent Security Agreement” means the Patent Security Agreement dated as of even date herewith amount the Loan Parties and the Senior Agent.

           “Payoff Letter” means the letter agreement dated the date hereof delivered, pursuant to subsection J of the Condition Rider by The Chase Manhattan Bank and other existing creditors of Recoton signatory thereto and pursuant to which the Master Restructuring Agreement dated as of September 8, 1999 is terminated.

           “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the IRC or Section 302 of ERISA.

           “Permitted Encumbrances” means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such Loan Party or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than 30 days delinquent and that attach only to Real Estate, fixtures and equipment; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (d) easements, rights-of-way, zoning restrictions, licenses and other similar charges or encumbrances affecting the use of real property not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries; (e) Liens for purchase money obligations, provided that (i) the Indebtedness secured by any such Lien is permitted under subsection 7.1, and (ii) such Lien encumbers only the asset so purchased; (f) Liens in favor of Senior Agent, on behalf of the Benefitted Persons; (g) Liens on deposits on other property of the Borrower or any Subsidiary to secure up to $500,000 of insurance obligations incurred in the ordinary course of business; (h) Liens on the Inventory of the Borrowers or any of their Subsidiaries that is consigned in an aggregate amount not to exceed $500,000 at any one time outstanding; (i) any interest or title of a lessor or sublessor under any real property lease not prohibited by this Agreement; and (j) Liens set forth on Schedule 11.1(B); and; (k) Liens arising in respect of judgments in an aggregate amount of less than $2,000,000 at any one time outstanding in circumstances not constituting a Default or an Event of Default.

           “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

           “Pledge Agreement” means the Pledge Agreement substantially in the form of Exhibit M.

           “PPSA” means the Personal Property Security Act (Ontario) and any other applicable provincial or Canadian personal property security legislation as such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

           “Prepayment Fee” has the meaning assigned to that term in subsection 2.3(C).

           “Priority Payable Reserves” means with respect to Recoton Canada or the assets located in Canada of any Borrower or ReCone, as the case may be, at any time, the full amount of the liabilities at such time which have a trust imposed to provide for payment or that are secured by a Lien ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Collateral under federal, provincial, county, municipal, common or local law including, but not limited, to claims for unremitted and accelerated rents, taxes, wages, workers’ compensation obligations, government royalties and pension fund obligations, together with the aggregate value, determined in accordance with GAAP, of all Eligible Inventory which Administrative Agent, acting reasonably, considers may be or may become subject to a right of a supplier to recover possession thereof under any federal or provincial law, where such supplier's right may have priority over the security interests, liens or charges securing the Obligations including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada). Administrative Agent shall from time to time determine in its reasonable discretion the amount of Priority Payables Reserves and shall deliver written notice of such determination to Administrative Borrower and Lenders.

           “Projections” means Borrowers’ forecasted: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) statements of shareholders equity all prepared in accordance with clause L of the Reporting Rider, and based upon good faith estimates and assumptions by Borrowers believed to be reasonable at the time made, together with appropriate supporting details and a statement of underlying assumptions.

           “Pro Rata Share” means (a) with respect to a particular Commitment, the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders; (b) with respect to all other matters, the percentage obtained by dividing (i) the Total Loan Commitment of a Lender (other than a Term Loan C Lender) by (ii) the Total Loan Commitments of all Lenders (other than Term Loan C Lenders); and (c) with respect to matters affecting the Term Loan C, the percentage obtained by dividing (i) the Total Loan Commitment of a Term Loan C Lender by (ii) the Total Loan Commitments of all Term Loan C Lenders; in each case as such percentage may be adjusted by assignments permitted pursuant to subsection 9.5; provided, however, if any Commitment is terminated pursuant to the terms hereof, then “Pro Rata Share” means the percentage obtained by dividing (x) the aggregate amount of such Lender’s outstanding Loans and Letters of Credit Liabilities, as applicable, related to such Commitment by (y) the aggregate amount of all outstanding Loans and Letters of Credit Liabilities, as applicable, related to such Commitment.

           “Real Estate” has the meaning assigned to that term in subsection 4.5.

           “Recone” means Recone, Inc., a Delaware corporation.

           “Recoton” has the meaning assigned to that term in the preamble.

           “Recoton Canada” means Recoton Canada Ltd., an Ontario corporation.

           “Recoton Germany” means Recoton German Holdings GmbH, a corporation organized under the laws of the Federal Republic of Germany.

           “Recoton Italy” means Recoton Italia s.r.l., a corporation incorporated under the laws of Italy. "Recoton UK" means Recoton (UK) Limited, a corporation incorporated under the laws of England and Wales.

           “Related Agreements” means the Subordinated Credit Agreement, the Senior Subordinated Notes, the Securities Purchase Agreement, the Payoff Letter, and documents and agreements evidencing the German Facility and all other documents, agreements and instruments in connection with the foregoing.

           “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

           “Repayment Certification” has the meaning assigned to such term in subsection 2.1(A)(3).

           “Required Minimum Excess Availability” means, after the Closing Date, $10,000,000, which sum represents the minimum amount by which the Maximum Revolving Loan Amount shall exceed the Revolving Loan at each month’s end as measured on the Monthly Borrowing Base Certificate. Notwithstanding the foregoing, if the sum of the Borrowing Base less the Letter of Credit Reserves exceeds the Revolving Loan Commitment, the amount by which the Borrowing Base less the Letter of Credit Reserves exceeds the Revolving Loan Commitment shall count towards the Required Minimum Excess Availability.

           Notwithstanding the foregoing, on the date of delivery of the audited financial statements for the Fiscal Year ended December 31, 2001 pursuant to Section (C) of the Reporting Rider, the Required Minimum Excess Availability shall be reduced to the level set forth in the column captioned “Required Minimum Excess Availability” if the Fixed Charge Coverage for such Fiscal Year for Recoton and its Subsidiaries, on a consolidated basis and as set forth in the Compliance Certificate delivered pursuant to Section (E) of the Reporting Rider in connection with such financial statements, meets the stated ratio set forth below in the column captioned “Ratio”. Such Fixed Charge Coverage shall be calculated based on the financial statements dated as of December 31, 2001 to be delivered to the Agents pursuant to subsection (C) of the Reporting Rider:

Required Minimum Excess Availability Ratio

$5,000,000                       =  1.20:1.00,    =  1.33:1.0

Zero.                            =  1.33:1.00

           “Requisite Lenders” means Lenders (other than a Defaulting Lender) holding or being responsible for 51% or more of the sum of (a) outstanding Loans, (b) outstanding Letter of Credit Liability and (c) unutilized Commitments of all Lenders which are not Defaulting Lenders. It is understood that for purposes of this definition the Term Loan C Lenders shall not be deemed to be “Lenders” except solely with respect to matters set forth in subsection 9.4(A).

           “Restricted Junior Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of any Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared or any properly and legally declared dividend which is not paid in cash; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt or any shares of any class of stock of any Borrower or any of its Subsidiaries now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of a Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any payment by a Borrower or any of its Subsidiaries of any management, consulting or similar fees to any Affiliate other than a Loan Party, whether pursuant to a management agreement or otherwise in excess of $100,000 as to any Person per Fiscal Year, or in excess of $250,000 in the aggregate in any Fiscal Year (it being understood that fees paid to directors of Recoton for services as directors or on committees of the Board are not considered as management, consulting or similar fees).

           “Revolving Advance” means each advance made by Lender(s) pursuant to subsection 2.1(B).

           “Revolving Loan” means the outstanding balance of all Revolving Advances and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

           “Revolving Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make Revolving Advances pursuant to subsection 2.1(B), and to purchase participations in Lender Letters of Credit pursuant to subsection 2.1(F) in the aggregate amount set forth on the signature page of this Agreement opposite such Lender’s signature or in the most recent Assignment and Acceptance Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Advances and to purchase participations in Lender Letters of Credit.

           “Revolving Loan Lender” means any Lender that has a Revolving Loan Commitment or has made a Revolving Loan or has become a Revolving Loan Lender pursuant to subsection 9.5.

           “Revolving Note” means (i) the promissory notes of the Borrowers issued pursuant to subsection 2.1(E)(iv) on the Closing Date and (ii) any promissory notes issued by the Borrowers in connection with assignments under subsection 9.5 of the Revolving Loan of any Lender, in each case substantially in the form of Exhibit O.

           “Scheduled Installment” has the meaning assigned to that term in subsection 2.1(A).

           “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

           “Securities Act” means (i) the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder and (ii) the Securities Act (Ontario), as amended, and the rules and regulations promulgated thereunder.

           “Security Agreement” means the Security Agreement substantially in the form of Exhibit L-1 and the Canada Security Agreement.

           “Security Documents” means, collectively, the Guaranties, the Security Agreements, the Mortgages, the Pledge Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Italy Pledge Agreement, the Hong Kong Pledge Agreement, the UK Pledge Agreement, the German Pledge Agreement and all other security documents, including financing statements now or hereafter delivered to the Senior Agent purporting to grant a Lien on any assets of any Person to secure the obligations and liabilities of any Loan Party hereunder or under any other Loan Document.

           “Semi-Monthly Borrowing Base Certificate” means a certificate and schedule duly executed by an executive officer of the Administrative Borrower appropriately completed and in substantially the form of Exhibit B-1.

           “Senior Agent” means Heller and any successor in such capacity appointed pursuant to subsection 9.1(G).

           “Senior Subordinated Notes” means the $35,000,000 Senior Subordinated Notes issued pursuant to the Securities Purchase Agreement dated as of February 4, 1999, as amended by the First Amendment to Securities Purchase Agreement dated as of the date hereof.

           “Solvent” means, with respect to the Loan Parties on a consolidated basis that they (a) own assets the fair salable value of which are greater than the total amount of their liabilities (including contingent liabilities); (b) have capital that is not unreasonably small in relation to their business as presently conducted or any contemplated or undertaken transaction; and (c) do not intend to incur and do not believe that they will incur debts beyond their ability to pay such debts as they become due.

           “STD” means STD Holdings Limited, a corporation organized under the laws of Hong Kong.

           “STD Restructuring” means the restructuring of InterAct International and the Subsidiaries of STD as set forth in Schedule 11.1(C).

           “Subordinated Agent” means The Chase Manhattan Bank acting as agent on behalf of the Subordinated Creditors and its successors and its assigns.

           “Subordinated Credit Agreement” has the meaning assigned to such term in the recitals.

           “Subordinated Creditors” means The Chase Manhattan Bank, First Union National Bank, HSBC Bank U.S.A., Harris Trust and Savings Bank, Sun Trust Bank, The Prudential Life Insurance Company of America, John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Investors Partner Life Insurance Company, Mellon Bank, N.A., as Trustee for Long-Term Investment Trust, solely in its capacity as Trustee and not in its individual capacity (as directed by John Hancock Life Insurance Company), Mellon Bank, N.A., as Trustee for Bell Atlantic Master Pension Trust, solely in its capacity as Trustee and not in its individual capacity (as directed by John Hancock Life Insurance Company), The Northern Trust Company, as Trustee of the Lucent Technologies, Inc. Master Pension Trust and their successors and permitted assigns, each of the foregoing solely in its capacity as lender under the Subordinated Credit Agreement.

           “Subordinated Debt” means (i) the $15,000,000 owing by Borrowers to the Subordinated Creditors pursuant to the Subordinated Credit Agreement and (ii) the $35,000,000 Senior Subordinated Notes due February 4, 2004.

           “Subordination Agreement” means that certain Subordination and Intercreditor Agreement, dated as of the date hereof, among the Loan Parties, Senior Agent, Administrative Agent, on behalf of Agents and Lenders, and the Subordinated Creditors, in a form and substance acceptable to Administrative Agent.

           “Subordination Debt Documents” means the Subordinated Credit Agreement, any guaranty with respect to the incurred thereunder, any security agreement or other collateral document securing the debt incurred thereunder and any other document, instrument or agreement executed by or on behalf of Borrowers in connection with the transactions contemplated thereby.

           “Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof.

           “Syndication Agent” has the meaning set forth for that term in the preamble, it being understood and agreed that the Syndication Agent shall have no obligations or duties as agent for or on behalf of any party to this Agreement or any other Loan Document.

           “Term Loans” mean(s) the unpaid balance of the term loans made pursuant to subsection 2.1(A).

           “Term Loan A” means the advances made pursuant to subsection 2.1(A)(1).

           “Term Loan B” means the advances made pursuant to subsection 2.1(A)(2).

           “Term Loan C” means the advances made pursuant to subsection 2.1(A)(3).

           “Term Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Term Loans in the maximum aggregate amount set forth on the signature page of this Agreement opposite such Lender’s signature or in the most recent Assignment and Acceptance Agreements, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loans.

           “Term Loan A Lender” means any Lender that has Term Loan Commitment with respect to the Term Loan A or has made a Term Loan A or has become a Term Loan A Lender pursuant to subsection 9.5.

           “Term Loan A Notes” means (i) the promissory notes of the Borrowers issued pursuant to subsection 2.1(E)(1) on the Closing Date and (ii) any promissory notes issued by the Borrowers in connection with assignments under subsection 9.5 of the Term Loan A of any Lender, in each case substantially in the form of Exhibit N-I.

           “Term Loan B Lender” means any Lender that has Term Loan Commitment with respect to the Term Loan B or has made a Term Loan B or has become a Term Loan B Lender pursuant to subsection 9.5.

           “Term Loan B Notes” means (i) the promissory notes of the Borrowers issued pursuant to subsection 2.1(E)(2) on the Closing Date and (ii) any promissory notes issued by the Borrowers in connection with assignments under subsection 9.5 of the Term Loan B of any Lender, in each case substantially in the form of Exhibit N-II.

           “Term Loan C Lender” means any Lender that has Term Loan Commitment with respect to the Term Loan C or has made a Term Loan C or has become a Term Loan C Lender pursuant to subsection 9.5.

           “Term Loan C Notes” means (i) the promissory notes of the Borrowers issued pursuant to subsection 2.1(E)(3) on the Closing Date and (ii) any promissory notes issued by the Borrowers in connection with assignments under subsection 9.5 of the Term Loan C of any Lender, in each case substantially in the form of Exhibit N-III.

           “Term Loan Note” or “Term Loan Notes” means the Term Loan A Notes, Term Loan B Notes and Term Loan C Notes.

           “Termination Date” means the date set forth in subsection 2.5.

           “Term Loan C Repayment Restriction” has the meaning assigned to such term in subsection 2.1(A)(3).

           “Trademark Security Agreement” means the Trademark Security Agreement dated as of even date herewith among the Loan Parties and the Senior Agent.

           “Total Loan Commitment” means as to any Lender the aggregate commitments of such Lender with respect to its Revolving Loan Commitment and Term Loan Commitment.

           “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute.

           “UK Pledge Agreement” means the pledge agreement executed and delivered in connection with the Loan Agreement and in form and substance satisfactory to the Senior Agent, among Recoton European Holdings, Inc. and the Senior Agent, regarding the stock of Recoton UK.

           “Unused Line Fee” has the meaning assigned to that term in subsection 2.3(A).

           “Warehouseman's Waiver” means a Warehouseman's Waiver substantially in the form of Exhibit H.

           11.2 Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent or any Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any “Accounting Changes” (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrowers and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrowers shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrowers and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrowers shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). “Accounting Changes” means: (a) changes in accounting principles required by GAAP and implemented by Borrowers and (b) changes in accounting principles recommended by Borrowers’ Accountants.

           11.3 Other Definitional Provisions. References to “Sections”, “subsections”, “Riders”, “Exhibits”, “Schedules” and “Addendums” shall be to Sections, subsections, Riders, Exhibits, Schedules and Addendums, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 11.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

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           Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWERS:

RECOTON CORPORATION (FEIN: 11-1771737)

By: /s/ Arnold Kezsbom
Name:  Arnold Kezsbom
Title:  Senior Vice President - Finance

INTERACT ACCESSORIES, INC. (FEIN: 52-1941363)
RECOTON AUDIO CORPORATION (FEIN: 13-3346656)
AAMP OF FLORIDA, INC. (FEIN: 59-2901317)
RECOTON HOME AUDIO, INC. (FEIN: 36-3718266)

By: /s/ Arnold Kezsbom
Name:  Arnold Kezsbom
Title:  Vice President

GUARANTORS:

CHRISTIE DESIGN CORPORATION (FEIN: 59-3308472)
RECOTON INTERNATIONAL HOLDINGS, INC.
     (FEIN: 36-3718240)
RECOTON EUROPEAN HOLDINGS, INC.
     (FEIN: 36-3764914)
RECOTON JAPAN, INC. (FEIN: 36-3718238)
RECONE, INC. (FEIN: 36-3095337)
RECOTON CANADA LTD (FEIN: N/A)

By: /s/ Arnold Kezsbom
Name:  Arnold Kezsbom
Title:  Vice President

LENDERS:

HELLER FINANCIAL, INC., individually and
as Senior Agent and Administrative Agent

By: /s/ Dwayne L. Coker
Name:  Dwayne L. Coker
Title:  Vice President

Revolving Loan Commitment:
Revolving Loan Commitment:$ 25,227.272.73
Term Loan A Commitment:$ 2,727,272.73
Term Loan B Commitment:$ 2,045,454.55
Term Loan C Commitment:$5,000,000.00

GENERAL ELECTRIC CAPITAL CORPORATION,
individually and as Collateral Agent and Syndication Agent

By: /s/ James F. Hogan
Name:  James F. Hogan
Title:  Duly Authorized Signatory

Revolving Loan Commitment: $25,227,272.73
Term Loan A Commitment: $2,727,272.73
Term Loan B Commitment: $2,045.454.55
Term Loan C Commitment: $5,000,000.00

THE CHASE MANHATTAN BANK

By: /s/ Roger A. Odell
Name: Roger A. Odell
Title: Managing Director

Revolving Loan Commitment: $ 0.00
Term Loan A Commitment: $ 0.00
Term Loan B Commitment: $ 0.00
Term Loan C Commitment:$ 761,255.35

HARRIS TRUST AND SAVINGS BANK

By: /s/ Janet Maxwell-Wickett
Name: Janet Maxwell-Wickett
Title: Vice President

Revolving Loan Commitment: $ 0.00
Term Loan A Commitment: $ 0.00
Term Loan B Commitment: $ 0.00
Term Loan C Commitment:$ 304,870.40

HSBC BANK U.S.A.
(formerly known as MARINE MIDLAND BANK)

By: /s/ Joseph E. Salonia
Name: Joseph E. Salonia
Title: Vice President

Revolving Loan Commitment: $ 0.00
Term Loan A Commitment: $ 0.00
Term Loan B Commitment: $ 0.00
Term Loan C Commitment:$ 439,862.05

FIRST UNION NATIONAL BANK

By: /s/ James R. Connors
Name: James R. Connors
Title: Senior Vice President

Revolving Loan Commitment: $ 0.00
Term Loan A Commitment: $ 0.00
Term Loan B Commitment: $ 0.00
Term Loan C Commitment:$ 440,343,70.00

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Scott S. Hartz
Name: Scott S. Hartz
Title: Managing Director

Revolving Loan Commitment: $ 0.00
Term Loan A Commitment: $ 0.00
Term Loan B Commitment: $ 0.00
Term Loan C Commitment:$ 1,641,998.64

JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY

By: /s/ Marlene J. DeLeon
Name: Marlene J. DeLeon
Title: Authorized Signatory

Revolving Loan Commitment: $ 0.00
Term Loan A Commitment: $ 0.00
Term Loan B Commitment: $ 0.00
Term Loan C Commitment:$ 751,531.35

JOHN HANCOCK VARIABLE LIFE
INSURANCE COMPANY

By: /s/ Marlene J. DeLeon
Name: Marlene J. DeLeon
Title: Authorized Signatory

Revolving Loan Commitment: $ 0.00
Term Loan A Commitment: $ 0.00
Term Loan B Commitment: $ 0.00
Term Loan C Commitment:$ 751,531.35

BANK OF AMERICA

By: /s/ E. Middleton Thorne, III
Name: E. Middleton Thorne, III
Title: Vice President

Revolving Loan Commitment: $21,022,727.27
Term Loan A Commitment: $2,272,727.27
Term Loan B Commitment: $1,704,545.45
Term Loan C Commitment: $ 0.00

THE CITI GROUP / BUSINESS CREDIT, INC.

By: /s/ Allison Friedman
Name: Allison Friedman
Title: Assistant Vice President

Revolving Loan Commitment: $25,227,272.73
Term Loan A Commitment:$2,727.272.73
Term Loan B Commitment:$2,045.454.55
Term Loan C Commitment:$ 0.00

GUARANTY BUSINESS CREDIT CORPORATION

By: /s/ Michael Haddad
Name: Michael Haddad
Title: President and CEO

Revolving Loan Commitment: $ 12,613,636.36
Term Loan A Commitment: $ 1,363,636.36
Term Loan B Commitment: $ 1,022,727.27
Term Loan C Commitment:$ 0.00

DAIMLER CHRYSLER CAPITAL

By: /s/ James M. Vandervalk
Name: James M. Vandervalk
Title: President, Asset Based Lending Director

Revolving Loan Commitment: $12,613,636.36
Term Loan A Commitment: $1,363,636.36
Term Loan B Commitment: $1,022,727.27
Term Loan C Commitment: $ 0.00

FOOTHILL CAPITAL

By: /s/ Martin S. Chin
Name: Martin S. Chin
Title: Assistant Vice President

Revolving Loan Commitment: $ 12,613,636.36
Term Loan A Commitment: $ 1,363,636.36
Term Loan B Commitment: $ 1,022,727.27
Term Loan C Commitment:$ 0.00

CITIZENS BUSINESS CREDIT

By: /s/ Vincent P. O'Leary
Name: Vincent P. O'Leary
Title: Senior Vice President

Revolving Loan Commitment: $12,613,636.36
Term Loan A Commitment: $1,363,636.36
Term Loan B Commitment: $1,022,727.27
Term Loan C Commitment: $0.00

FIRSTAR BANK

By: /s/ Dirk Davidson
Name: Dirk Davidson
Title: Vice President

Revolving Loan Commitment: $ 12,613,636.36
Term Loan A Commitment: $ 1,363,636.36
Term Loan B Commitment: $ 1,022,727.27
Term Loan C Commitment: $ 0.00

WASHINGTON MUTUAL BANK

By: /s/ Kenneth A. Slavitt
Name: Kenneth A. Slavitt
Title: Senior Vice President

Revolving Loan Commitment: $ 8,409,090.91
Term Loan A Commitment: $ 909,090.91
Term Loan B Commitment: $ 681,818.18
Term Loan C Commitment:$ 0.00

SIEMENS FINANCIAL SERVICES, INC.

By: /s/ Frank Amodio
Name: Frank Amodio
Title: Vice President - Credit

Revolving Loan Commitment: $ 8,409,090.91
Term Loan A Commitment: $ 909,090.91
Term Loan B Commitment: $ 681,818.18
Term Loan C Commitment:$ 0.00

MELLON BANK N.A., AS TRUSTEE FOR THE
LONG-TERM INVESTMENT TRUST, solely in
its capacity as Trustee and not in its individual
capacity as Trustee and not in its individual
capacity (as directed by John Hancock Mutual
Life Insurance Company)

By: /s/ Bernadette T. Rist
Name: Bernadette T. Rist
Title: Authorized Signatory

Revolving Loan Commitment: $ 0.00
Term Loan A Commitment: $ 0.00
Term Loan B Commitment: $ 0.00
Term Loan C Commitment:$ 16,585.75

MELLON BANK N.A., AS TRUSTEE FOR BELL
ATLANTIC MASTER TRUST, solely in
its capacity as Trustee and not in its individual
capacity as Trustee and not in its individual
capacity (as directed by John Hancock Mutual
Life Insurance Company)

By: /s/ Bernadette T. Rist
Name: Bernadette T. Rist
Title: Authorized Signatory

Revolving Loan Commitment: $ 0.00
Term Loan A Commitment: $ 0.00
Term Loan B Commitment: $ 0.00
Term Loan C Commitment:$ 38,872.15

THE NORTHERN TRUST COMPANY, AS TRUSTEE OF
THE LUCENT TECHNOLOGIES INC. MASTER PENSION
TRUST
By:  John Hancock Mutual Life Insurance
Company, as Investment Manager

By: /s/ Scott A. Hartz
Name: Scott A. Hartz
Title: Managing Director

Revolving Loan Commitment: $ 0.00
Term Loan A Commitment: $ 0.00
Term Loan B Commitment: $ 0.00
Term Loan C Commitment:$ 35,244.25

INVESTORS PARTNER LIFE INSURANCE COMPANY

By: /s/ Marlene J. DeLeon
Name: Marlene J. DeLeon
Title: Authorized Signatory

Revolving Loan Commitment: $ 0.00
Term Loan A Commitment: $ 0.00
Term Loan B Commitment: $ 0.00
Term Loan C Commitment:$ 25,914.85

SUNTRUST BANK, CENTRAL FLORIDA
NATIONAL ASSOCIATION

By: /s/ Byron P. Kurtgis
Name: Byron P. Kurtgis
Title: Director

Revolving Loan Commitment: $ 0.00
Term Loan A Commitment: $ 0.00
Term Loan B Commitment: $ 0.00
Term Loan C Commitment:$ 439,862.05

GMAC BUSINESS CREDIT LLC

By: /s/ William J. Stewart
Name: William J. Stewart
Title: Director

Revolving Loan Commitment: $ 21,022,727.27
Term Loan A Commitment: $ 2,272,727.27
Term Loan B Commitment: $ 1,704,545.45
Term Loan C Commitment:$ 0.00

EXHIBITS

A.	Assignment and Acceptance Agreement
B-1.	Semi-Monthly Borrowing Base Certificate
B-2.	Monthly Borrowing Base Certificate
C.	Compliance Certificate
D.	Notice of Borrowing
E.	Inventory Report
F.	Reconciliation Report
G.	Form of Mortgage or Deed of Trust
H.	Form of Warehouseman's Waiver
I.	Form of Landlord's Consent
J.	List of Opinion Topics
K-1.	Form of Guaranty
K-2.	Form of Canada Guaranty
L-1.	Form of Security Agreement
L-2.	Form of Canada Security Agreement
M.	Form of Pledge Agreement
N-1.	Form of Term Loan A Note
N-II.	Form of Loan B Note
N-III.	Form of Term Loan C Note
O.	Form of Revolving Loan Note

SCHEDULES

2.1(C)(i)	Concentration Limitation
2.1(C)(ii)	Locations of Inventory in Transit
3	List of Closing Documents
4.1(A)	Capitalization of Loan Parties and Subsidiaries' Jurisdictions
4.5	Real Estate
4.7	Taxes
4.9	Employee Benefit Plans
4.14	Insurance Policies
4.16	Employee Matters
7.1	Indebtedness
7.2	Guaranties
7.4(c)	Closing Date Employee Loans
7.4(e)	Investments
7.6	Inactive Subsidiaries
7.11	Subsidiaries
11.1(A)	Mortgaged Property
11.1(B)	Other Liens
11.1(C)	STD Restructuring
RIDERS

A	Conditions Rider
B	Reporting Rider
C	Financial Covenants Rider

CONDITIONS RIDER

           This Conditions Rider is attached to and made a part of that certain Loan Agreement dated as of October 31, 2000 (the “Loan Agreement”) and entered into among Recoton Corporation, a New York corporation, InterAct Accessories, Inc., a Delaware corporation, Recoton Audio Corporation, a Delaware corporation, AAMP of Florida, Inc., a Florida corporation, and Recoton Home Audio, Inc., a California corporation, the other Loan Parties party thereto and Agents and Lenders party thereto. Capitalized terms used herein but not otherwise defined herein have the meaning assigned to those terms in the Loan Agreement.

           (A) Closing Deliveries. Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent and Lenders, all documents, instruments and information identified on Schedule 3 and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Agent may at any time reasonably request.

           (B) Security Interests. Administrative Agent and Lenders shall have received satisfactory evidence that all security interests and liens granted to Senior Agent for the benefit of the Benefitted Persons pursuant to the Loan Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral (other than in de minimis amounts and subject only to Permitted Encumbrances). The Loan Parties shall have pledged 100% of their equity interest in all Domestic Subsidiaries and Recoton Canada and 65% of their equity interest in all "first-tier" Foreign Subsidiaries.

           (C) Required Minimum Excess Availability. After giving effect to the consummation of the transactions contemplated under the Loan Agreement on the Closing Date and the payment by Borrowers of all costs, fees and expenses relating thereto, the Maximum Revolving Loan Amount on the Closing Date shall exceed the Revolving Loan by at least $25,000,000. Following the Closing Date, at each month's end based on the Monthly Borrowing Base Certificate submitted pursuant to clause (P) of the Reporting Rider, the Maximum Revolving Loan Amount shall exceed the Revolving Loan by at least the Required Minimum Excess Availability.

           (D) Representations and Warranties. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrowers to Administrative Agent after the Closing Date and approved by Administrative Agent.

           (E) No Default. No event shall have occurred and be continuing or would result from funding a Loan or issuing a Lender Letter of Credit requested by Borrowers that would constitute an Event of Default or a Default.

           (F) Performance of Agreements. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

           (G) No Prohibition. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Administrative Agent or any Lender from making any Loans or issuing any Lender Letters of Credit.

           (H) No Litigation. There shall not be pending or, to the knowledge of any executive officer of the Administrative Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that has not been disclosed to Administrative Agent by Borrowers in writing, nor shall there have occurred any material development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration, in each case which could reasonably be expected to have a Material Adverse Effect.

           (I) No Material Adverse Effect. There shall have been no event or occurrence which could reasonably be expected to result in a Material Adverse Effect.

           (J) Repayment of Existing Indebtedness/Permitted Indebtedness. After giving effect to the consummation of the transactions contemplated under the Loan Agreement, no Loan Party shall have outstanding any Indebtedness (including guarantied Indebtedness or preferred stock) other than the Obligations under the Loan Documents, the Subordinated Debt referred to in item (Q) hereof and other than those items set forth in subsection 7.1 or Schedule 7.1.

           (K) Unaudited Financial Statements. Administrative Agent shall have received a copy of the consolidated unaudited financial statements of Recoton for the fiscal quarters ended March 30, 2000 and June 30, 2000.

           (L) Audit. Agents shall be satisfied, with the results of an audit by Agents or their representatives of Borrowers' business, operations, financial condition and assets (including, but not limited to, an update of the inventory appraisal performed by the Ozer Group or an appraiser satisfactory to the Agents), including, without limitation, the opportunity to meet with Borrowers' management. Such audit shall be at Borrowers' expense and shall include an analysis of Borrowers' financial and collateral reporting capabilities the results of which must (i) be satisfactory to the Agents and (ii) confirm that Borrowers have a minimum of $25,000,000 in excess availability under the Revolving Loan Commitments as of Closing Date.

           (M) Management Letters. Agents shall have received copies of the management letters generated by Borrowers' audit firm for the fiscal years ending December 31, 1998 and December 31, 1999 in form and substance acceptable to the Agents.

           (N) Business Plan. Agents shall have received copies of Borrowers' business plan, including, without limitations, financial Projections in form and substance satisfactory to the Agents and that accurately reflects the transaction contemplated herein. Agents shall have had the opportunity to discuss the business plan with Recoton's operating management and be satisfied as to the likelihood of its successful implementation.

           (O) Insurance. Agents shall have received copies of the insurance policies or binders in types and amounts, under terms and conditions satisfactory to the Agents and with appropriate endorsements naming the Administrative Agent as loss payee, mortgagee and additional insured.

           (P) Environmental Matters. The Agents shall have received an environmental audit report for all properties in which the Lenders will be taking a security interest, in scope and substance satisfactory to the Agents and Agents' environmental legal counsel and which has been prepared by a nationally recognized environmental engineering firm acceptable to the Agents. Agents shall be satisfied that there are no existing environmental liabilities that could have a material adverse impact on the financial condition or prospects of Borrowers and their Subsidiaries, taken as a whole.

           (Q) Subordinated Debt. Any indebtedness of Borrowers that is not refinanced with the proceeds of the Term Loans or the Revolving Loans or which is incurred in order to satisfy the requirements of item (C) hereof shall have terms and conditions that are acceptable to the Agents in their sole discretion and shall, unless otherwise agreed to by the Agents, be subordinated to the Obligations under the Loan Documents pursuant to subordination agreements containing terms and conditions, including, without limitation, payment blockage rights, remedies and standstill provisions, satisfactory to the Agents in their sole discretion. The amount of subordinated indebtedness evidenced by the Subordinated Credit Agreement shall equal $15,000,000, pursuant to and subject to the terms and conditions of the Subordination Agreement. Agents shall have received fully executed copies of the documents related to the Subordinated Debt, each of which shall be in form and substance satisfactory to Agents in their sole discretion.

           (R) German Facility. On or before the Closing Date, Recoton German Holdings GmbH shall have entered into a financing arrangement with Heller Bank A.G. for an aggregate committed amount of DM 50,000,000 which shall have terms and conditions acceptable to the Agents in their sole discretion. Agents shall have received fully executed copies of the documents related to the German Facility, each of which shall be in form and substance satisfactory to Agents in their sole discretion. On the Closing Date, Recoton German Holdings GmbH shall provide cash or collateral (such collateral to be acceptable to the Agents) to Borrowers in amounts sufficient in order to satisfy the requirements under item (C) hereof.

           (S) Capital Organization/Legal Structure/Taxes. (i) The ownership, capital, corporate, tax, organizational and legal structure of Borrowers and their Subsidiaries shall be acceptable to the Agents and Lenders and shall optimize the rights of the Lenders as secured creditors of Borrowers and their Subsidiaries to enforce their claims against Borrowers and their Subsidiaries and the collateral securing the Obligations under the Loan Documents.

                      (ii) Agents shall have received a copy of Recoton's organizational chart clearly demonstrating all legal entities affiliated with or owned directly or indirectly by Borrowers, which chart shall be certified to be true and correct by the chief operating officer or secretary of Recoton.

                      (iii) Borrower's shall adopt such amendments to the by-laws and other governing documents of the foreign subsidiaries as the Agents may reasonably request.

                      (iv) The following shall be acceptable to the Agents: other debt instruments, tax laws, fraudulent conveyance laws, thin capitalization laws (in the United States, Canada, the United Kingdom, or elsewhere, as appropriate, as such tax and fraudulent conveyance laws relate to the transaction contemplated under the Loan Documents, including, but not limited to, the tax and fraudulent conveyance implications of the movement of funds from Canada, the United Kingdom or elsewhere to the United States) and the governing documents of Borrowers and their Subsidiaries.

           (T) Consents. Agent shall have received (i) satisfactory evidence that the Loan Parties have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby or (ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

           (U) Fees. Borrowers shall have paid the fees required to be paid on the Closing Date in the respective amounts specified in subsection 2.3, and shall have reimbursed Agents for all fees (including legal fees), costs and expenses of closing presented as of the Closing Date.

           (V) Transaction Costs. Prior to the Closing Date, Administrative Borrower shall have delivered to Administrative Agent (with copies for each Lender) a schedule, in form satisfactory to Administrative Agent, setting forth Borrowers reasonable best estimate of the fees, costs and expenses payable by Borrowers in connection with the transactions contemplated hereby (other than fees payable to any of the Agents) and such estimate shall not exceed $7,200,000.

           (W) Use of Proceeds. Administrative Borrower shall deliver a written statement to the Administrative Agent, certified by the chief financial officer of the Administrative Borrower, setting forth the debt being paid on the Closing Date and stating that the proceeds of the Loans are being used only to pay such debt and the fees and expenses associated with the transactions contemplated hereby.

REPORTING RIDER

        This Reporting Rider is attached and made a part of that certain Loan Agreement dated as of October 31, 2000 (the “Loan Agreement”) entered into among Recoton Corporation, a New York corporation, InterAct Accessories, Inc., a Delaware corporation, Recoton Audio Corporation, a Delaware corporation, AAMP of Florida, Inc., a Florida corporation, and Recoton Home Audio, Inc., a California corporation, the other Loan Parties party thereto and Agents and Lenders party thereto. Capitalized terms used herein but not otherwise defined herein have the meaning assigned to those terms in the Loan Agreement.

              (A)  Monthly Financials. (i) As soon as available and in any event no later than thirty (30) days after the end of each April, May, July, August, October and November, Administrative Borrower will deliver to Administrative Agent (1) the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (2) a schedule of the consolidated outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                        (ii) As soon as available and in any event no later than sixty (60) days after the end of each January and February, Administrative Borrower will deliver to Administrative Agent (1) the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (2) a schedule of the consolidated outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                        (iii) No later than ten (10) days after the submission of the monthly financial statements required under clauses A (i) and A (ii) above, Administrative Borrower will deliver to Administrative Agent a statement of cash flow from the beginning of the then current Fiscal Year to the end of such month. Unless otherwise requested by the Administrative Agent there will not be a required submission of monthly financials for any month that ends on a calendar quarter.

               (B)  Quarterly Financials. (i) As soon as available and in any event no later than forty-six (46) days (or if the 45th day is not a Business Day, the day immediately succeeding the date on which the SEC filing for such period is due) after the end of each of the first three calendar quarters of a Fiscal Year, Administrative Borrower will deliver to Administrative Agent (1) the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such quarter of a Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such quarter of a Fiscal Year, and (2) a schedule of the consolidated outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                        (ii) As soon as available and in any event no later than sixty-five (65) days after the end of the fourth calendar quarter of a Fiscal Year, Administrative Borrower will deliver to Administrative Agent the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, stockholders’ equity and cash flow from the beginning of the then current Fiscal Year to the end of such quarter of a Fiscal Year, and (2) a schedule of the consolidated outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                        (iii) Together with the delivery of all financial statements pursuant to clause (B)(i), Administrative Borrower shall deliver an officer’s certificate executed by the chief executive officer, the chief financial officer or the chief operating officer certifying that Borrowers’ Accountants have reviewed all such Quarterly Financials.

              (C)  Year-End Financials. As soon as available and in any event no later than ninety-one (91) days (or if the 90th day is not a Business Day, the day immediately succeeding the date on which the SEC filing for such period is due) after the end of each Fiscal Year, Administrative Borrower will deliver to Agents: (1) the consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the consolidated outstanding Indebtedness of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and (3) a report with respect to the financial statements from Borrowers' Accountants, which report shall be unqualified as to going concern and scope of audit of Borrowers and their Subsidiaries and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with accounting principles generally accepted in the United States of America and (b) that the examination by Borrowers' Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (4) copies of the consolidating financial statements of Borrowers and their Subsidiaries, including (a) consolidating balance sheets of Borrowers and their Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and (b) related consolidating statements of income of Borrowers and their Subsidiaries showing intercompany eliminations.

              (D)  Accountants' Certification and Reports. Together with each delivery of consolidated financial statements of Borrowers and their Subsidiaries pursuant to paragraph (C) above, Administrative Borrower will deliver a written statement by Borrowers' Accountants stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof. Promptly upon receipt thereof, Administrative Borrower will deliver to Agents copies of all significant reports submitted to Borrowers by Borrowers' Accountants in connection with each annual, interim or special audit of the financial statements of Borrowers made by Borrowers' Accountants, including the comment letter submitted by Borrowers' Accountants to management in connection with their annual audit.

              (E)  Compliance Certificate. (i) Together with the delivery of each set of financial statements referenced in clauses (B)(i) and (C) above, Administrative Borrower will deliver to Agents a Compliance Certificate, including copies of the calculations and work-up employed to determine Borrowers' compliance or noncompliance with the financial covenants set forth in the Financial Covenants Rider. Together with the delivery of each set of financial statements referenced in clauses (A), (B)(i) and (C) above, Administrative Borrower will confirm in the Compliance Certificate that the accounts payables to third parties have been paid for the last ninety (90) days in the ordinary course of business consistent with historical customary payment practices and that the Borrowers are in compliance with all other covenants in the Loan Agreement.

              (F)  Borrowing Base Certificates, Registers and Journals. (i) On each Wednesday of each week Administrative Borrower will submit to Agents an accounts receivable roll forward substantially in the form of Exhibit B, indicating therein the accounts receivable balances as of the immediately preceding week. If Wednesday is not a Business Day, Administrative Borrower shall submit such accounts receivable roll forward on the next Business Day. Such accounts receivable roll forward shall be used as the bases for updating the Accounts per the Administrative Agent's loan system.

                        (ii) As soon as available, and in any event no later than fifteen (15) days after the end of each month, an executive officer of Administrative Borrower shall deliver to Agents a Consolidating Borrowing Base Certificate (“Semi-Monthly Borrowing Base Certificate”) substantially in the form of Exhibit B-1 and update the Monthly Borrowing Base Certificate (as defined below). Such updates to the Monthly Borrowing Base Certificate shall reflect: (1) the sales and collections of Borrowers per the Borrowers’ aged trial balance of all then existing Accounts for such month, (2) the Inventory on hand as of the last day of such month based on the Borrowers’ Inventory perpetual report, (3) the calculation of both the Eligible Accounts per the aged trial balance of all then existing Accounts and Eligible Inventory per the Inventory perpetual report and (4) if Administrative Agent so requests, (a) copies of invoices evidencing such sales and proofs of delivery relating thereto an invoice register or sales journal describing all sales of such Borrower, in form and substance satisfactory to Administrative Agent, (b) a cash receipts journal, (c) a credit memo journal, and (d) an adjustment journal, setting forth all adjustments to such Borrower’s accounts receivable. The Semi-Monthly Borrowing Base Certificate shall also state that to best knowledge of the undersigned the information supplied to the Agents is true, complete and correct with respect to Account, Inventory, Letters of Credit and Loan balances.

                        (iii) As soon as available, and in any event no later than thirty (30) days after the end of each month, an executive officer of Administrative Borrower shall deliver to Agents a Consolidating Borrowing Base Certificate (“Monthly Borrowing Base Certificate”) substantially in the form of Exhibit B-2, setting forth (x)(1) the calculation of both the Eligible Accounts per the aged trial balance of all then existing Accounts and Eligible Inventory per the Inventory Report which shall be substantially in the form of Exhibit E to the Loan Agreement and (2) all Borrowing Base reserves as Administrative Agent in its reasonable credit judgement elects to establish unless otherwise directed by the Requisite Lenders; and (y) as of the last day of the immediately preceding month updated to reflect (1) the sales and collections of Borrowers per the Borrowers’ aged trial balance of all then existing Accounts, (2) Inventory on hand based on the Borrowers’ Inventory perpetual report, (3) Inventory in transit as set forth in the Inventory In Transit Report which report shall be substantially in the form of Exhibit E, and (4) Eligible Letter of Credit Inventory.

               (G)   Reconciliation Reports, Inventory Reports and Listings and Agings. (i) As soon as available, and in any event no later than fifteen (15) days after the end of each month, Administrative Borrower shall deliver to Agents in conjunction with the submission of the Semi-Monthly Borrowing Base: (1) a summary aged trial balance of all then existing Accounts; and (2) a summary Inventory perpetual report.

                        (ii) As soon as available, and in any event no later than thirty-five (35) days after the end of each month, Administrative Borrower shall deliver to Agents: (1) a Reconciliation Report duly executed by the chief executive officer, chief operating officer or chief financial officer of Administrative Borrower and substantially in the form of Exhibit F as at the last day of such period reconciling the reports submitted in clause G(i)(1) and in this clause G(i)(2) to the Accounts and Inventory balances reflected on the corresponding Monthly Financials and (2) if Administrative Agent so requests, a detailed inventory listing and cover summary report. All such reports shall be in form and substance satisfactory to Agent.

             (H)  Management Report. Together with each delivery of financial statements of Borrowers and their Subsidiaries pursuant to paragraphs (B) and (C) above, Administrative Borrower will deliver to Agents the corresponding form 10-Q or 10-K, as the case may be, which forms will include management's analysis of the Borrowers' financial performance on both a consolidated basis and by business segment. Management will also provide a report comparing the financial results for the quarter than ended to the corresponding figures from the most recent Projections for the current Fiscal Year delivered to Lenders pursuant to paragraph (L) below and discuss the reasons for any significant variations. The information above shall be certified by the chief financial officer, chief operating officer or chief executive officer of Administrative Borrower and shall be presented in summary comparison form on a consolidated basis setting forth the differences in actual and projected revenue, gross profit, operating expenses and net income for such period. At the request of the Agents, Administrative Borrower will provide a detailed comparison of the foregoing information within thirty (30) days of such request.

              (I)   Appraisals. From time to time, upon the request of Administrative Agent, Administrative Borrower will obtain and deliver to Administrative Agent, at Borrowers' expense, appraisal reports in form and substance and from appraisers satisfactory to Agents, stating the then current fair market and orderly liquidation values of all or any portion of the Collateral; provided, however, so long as no Default or Event of Default is continuing, Administrative Agent shall not request an appraisal as to any particular category of Collateral, except for Inventory, to be performed more than once every Loan Year at Borrowers' expense. A quarterly Inventory appraisal (conducted by an appraiser satisfactory to the Agents) shall be required under this Agreement.

               (J)   Government Notices. Promptly after the receipt thereof, Administrative Borrower will deliver to Agents copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or Borrowers' payment or non-payment of any taxes including any tax audit if the failure to timely comply or respond to any such notices, requests, subpoenas, inquiries or other writings would give such governmental agency the right to seek to impose a lien on or take other action with respect to any of Borrowers' assets.

              (K)   Events of Default, etc. Promptly upon an executive officer of Administrative Borrower obtaining knowledge of any of the following events or conditions, Administrative Borrower shall deliver to Agents a certificate of Administrative Borrower's chief executive officer, chief operating officer or chief financial officer specifying the nature and period of existence of such condition or event and what action such Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; or (2) any Material Adverse Effect.

              (L)   Projections. As soon as available and in any event no later than the end of each Fiscal Year of any Borrower, Administrative Borrower will deliver to Agents Projections for each Borrower and its Subsidiaries for the forthcoming Fiscal Year. Projections for the forthcoming Fiscal Year shall be on a month by month basis and on a consolidated and consolidating bases. As soon as available and in any event no later than thirty (30) days after the end of each Fiscal Year of any Borrower, Administrative Borrower will deliver to Agents Projections for the remaining Fiscal Years through the maturity of the Loans which Projections shall be on consolidated, annual, and year by year bases.

              (M)   Subordinated Debt and Equity Notices. As soon as practicable, Administrative Borrower will deliver to Agents copies of all material written notices given or received by any Loan Party with respect to any Subordinated Debt or capital stock or equity interest of such Loan Party, and, within two Business Days after any Loan Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

              (N)   Litigation. Promptly upon learning thereof, Administrative Borrower will deliver to Agents in writing notice of any litigation commenced or threatened against any Loan Party that (i) seeks damages in excess of $2,000,000,(ii) seeks injunctive relief, (iii) is asserted or instituted against any Employee Benefit Plan, its fiduciaries or its assets or against any Loan Party or ERISA Affiliate in connection with any Employee Benefit Plan, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Claims or (vi) involves any product recall.

              (O)   Lease Default Notices. Within two Business Days after receipt thereof, Administrative Borrower will deliver to Agents copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agents may reasonably request.

              (P)   SEC Filings and Press Releases. Promptly upon their becoming available, Administrative Borrower will deliver to Agents copies of: (i) all financial statements, reports, notices and proxy statements made publicly available by any Loan Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Loan Party to the public concerning material changes or developments in the business of any such Person.

              (Q)   Other Information. With reasonable promptness, Administrative Borrower will deliver to Agents such other information and data as Agents or Lenders may reasonably request from time to time.

              (R) Casualty. Administrative Borrower shall promptly notify Agents of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance.

              (S) ERISA Matters. Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, Administrative Borrower will deliver to Agents a written notice specifying the nature thereof, what action any Loan Party or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto.

FINANCIAL COVENANTS RIDER

        This Financial Covenants Rider is attached and made a part of that certain Loan Agreement dated as of October 31, 2000 (the “Loan Agreement”) entered into among Recoton Corporation, a New York corporation, InterAct Accessories, Inc., a Delaware corporation, Recoton Audio Corporation, a Delaware corporation, AAMP of Florida, Inc., a Florida corporation, and Recoton Home Audio, Inc., a California corporation, the other Loan Parties party thereto and Agents and Lenders party thereto. Capitalized terms used herein but not otherwise defined herein have the meaning assigned to those terms in the Loan Agreement.

        A. Consolidated Tangible Net Worth. Recoton and its Subsidiaries shall attain a Consolidated Tangible Net Worth in the amounts set forth below at the end of each quarter of a Fiscal Year set forth below:

          Fiscal Quarter Ending                   Amount
          ---------------------                   ------
          December 31, 2000                  $ 76,500,000
          March 31, 2001                     $ 76,750,000
          June 30, 2001                      $ 75,000,000
          September 30, 2001                 $ 76,500,000
          December 31, 2001                  $ 92,500,000
          March 31, 2002                     $ 90,000,000
          June 30, 2002                      $ 87,500,000
          September 30, 2002                 $ 89,000,000
          December 31, 2002                  $110,250,000
          March 31, 2003                     $107,750,000
          June 30, 2003                      $105,250,000

        B.  Minimum EBITDA. Recoton and its Subsidiaries, on a consolidated basis, shall attain a minimum EBITDA in the amounts set forth below for each quarter of a Fiscal Year and for any trailing four quarters period ending on the last day of each month during the periods set forth below:

                                      Amount for           Amount for Trailing
         Fiscal Quarter Ending      Fiscal Quarter            Four Quarters
         ---------------------      --------------            -------------
         December 31, 2000          $21,000,000               $45,000,000
         March 31, 2001              $3,500,000               $41,500,000
         June 30, 2001               $6,000,000               $40,500,000
         September 30, 2001         $12,250,000               $43,500,000
         December 31, 2001          $29,250,000               $51,500,000
         March 31, 2002              $4,000,000               $51,750,000
         June 30, 2002               $6,750,000               $52,500,000
         September 30, 2002         $13,500,000               $53,500,000
         December 31, 2002          $32,250,000               $56,500,000
         March 31, 2003             $ 4,000,000               $56,750,000
         June 30, 2003               $7,000,000               $57,000,000
Notwithstanding anything to the contrary contained herein, if the actual result for an individual Fiscal Quarter ending March 31, June 30, or September 30 does not meet the required minimum for such Fiscal Quarter but the Fiscal Year-To-Date EBITDA results as of the Fiscal Quarter then ended meets or exceeds the required minimum EBITDA for the Fiscal Year-To-Date including that same period, as outlined above, the Borrowers will remain in compliance with respect to the column headed “Amount For Fiscal Quarter”. Under no circumstance, however, shall Recoton and its Subsidiaries, on a consolidated basis, fail to attain a minimum EBITDA of $21,000,000 for Fiscal Quarter ending December 31, 2000, $29,250,000 for Fiscal Quarter ending December 31, 2001 and $32,250,000 for Fiscal Quarter ending December 31, 2002.

        C. Capital Expenditure Limits. The aggregate amount of all Capital Expenditures (excluding expenditures with respect to the New Information System), Capital Leases with respect to fixed assets of Borrowers and their Subsidiaries (which shall be considered to be expended in full on the date such Capital Leases are entered into) and other contracts with respect to fixed assets initially capitalized on Borrowers’ or any Subsidiary’s balance sheet prepared in accordance with GAAP (which shall be considered to be expended in full on the date such contract is entered into) (excluding, in each case, expenditures for trade-ins and replacement of assets to the extent funded with casualty insurance proceeds) will not exceed the amount set forth below for each period set forth below. The amounts set forth below not made in any period set forth below may be carried over for one year only to the next period provided, however, any carried-over amount will be deemed used only after all otherwise permitted amounts for that period have been used:

   Period                                                Amount
   ------                                                ------

   October 31, 2000 to December 31, 2000                $3,000,000
   January 1, 2001 to December 31, 2001                 $8,000,000
   January 1, 2002 to December 31, 2002                 $8,000,000
   January 1, 2002 to December 31, 2003                 $8,000,000

        D. Fixed Charges Coverage. Recoton and its Subsidiaries, on a consolidated basis, shall not permit the Fixed Charges Coverage for any period ending on the last day of each quarter during the periods set forth below to be less than the amount set forth below for such periods:

                                            Ratio for Trailing
         Fiscal Quarter Ending              Four Quarter Period
         ---------------------              -------------------
         December 31, 2000                       1.0 to 1.0
         March 31, 2001                          1.0 to 1.0
         June 30, 2001                           1.0 to 1.0
         September 30, 2001                      1.0 to 1.0
         December 31, 2001                       1.1 to 1.0
         March 31, 2002                          1.1 to 1.0
         June 30, 2002                           1.1 to 1.0
         September 30, 2002                      1.0 to 1.0
         December 31, 2002                       1.0 to 1.0
         March 31, 2003                          1.0 to 1.0
         June 30, 2003                           1.0 to 1.0

SCHEDULES TO LOAN AGREEMENT

Schedule 2.1(C)(i)

Concentration Limitation

Wal-Mart Best Buy Target	25% 15% 15%

Schedule 2.1(C)(ii)

Locations of Inventory in Transit

Inventory is in transit to the following locations:

1.  Company Locations

Company                             Address/City/State/Zip               County
-------                             ----------------------               ------

Recoton Corporation                 2950 Lake Emma Road                  Seminole
                                    Lake Mary, FL 32746

                                    531 Stone Road                       Solano
                                    Benicia, CA 94519

                                    c/o Bridge Terminal Transport        Duval County
                                    5100 Gordon Street
                                    Jacksonville, FL  32216

InterAct Accessories, Inc.          2950 Lake Emma Road                  Seminole
                                    Lake Mary, FL 32746

                                    1090 Emma Oaks Trail                 Seminole
                                    Lake Mary, FL 32746

                                    c/o Bridge Terminal Transport        Duval
                                    5100 Gordon Street
                                    Jacksonville, FL  32216

                                    2000-2002 E. Lake Mary Blvd          Seminole
                                    Sanford, FL 32773

AAMP of Florida, Inc.               13160 56th Court, Suite 508          Pinellas
                                    Clearwater, FL 33760

                                    3041 E. Cherry Street                Greene
                                    Springfield, MO 65802

                                    750 Freeport Blvd                    Washoe
                                    Units 105 & 106
                                    Sparks, NV 89431

                                    7630 Miramar Road                    San Diego
                                    San Diego, CA 92121

Recoton Audio Corporation           2950 Lake Emma Road                  Seminole
                                    Lake Mary, FL 32746

                                    1090 Emma Oaks Trail                 Seminole
                                    Lake Mary, FL 32746

                                    531 Stone Road                       Solano
                                    Benicia, CA 94510

ReCone, Inc.                        2950 Lake Emma Road                  Seminole
                                    Lake Mary, FL 32746

Recoton Home Audio, Inc.            2950 Lake Emma Road                  Seminole
                                    Lake Mary, FL 32746

                                    527 Stone Road                       Solano
                                    Benicia, CA 94510

                                    531 Stone Road                       Solano
                                    Benicia, CA 94510

                                    1090 Emma Oaks Trail                 Seminole
                                    Lake Mary, FL 32746

Recoton International Holdings,     2950 Lake Emma Road
Inc.                                Lake Mary, FL 32746                  Seminole

Recoton European Holdings, Inc.     2950 Lake Emma Road                  Seminole
                                    Lake Mary, FL 32746

Recoton Canada Ltd.                 680 Granite Court                    NA
                                    Pickering, Ontario L1W 3J5
                                    Canada

2.  Customs Brokers

    BDP International (for InterAct Accessories, Inc.)
    811 Cromwell Park Drive, Suite 100
    Glen Burnie, MD 21061
    (410) 762-5840

    DFW International (for Recoton Corporation)
    3025 Roy Orr Blvd
    Grand Prairie, TX  75050
    (972) 262-0539

    Emery Customs Brokers (for Recoton Audio Corporation/Recoton Mobile
          Electronics
          and Recoton Corporation)
    6940 C Engle Road
    Middleburg Heights, OH  44130
    (440) 816-3921

    Priority One International (for Recoton Audio Corporation/Recoton
          Mobile Electronics and Recoton Home Audio, Inc.)
    3419 Trentwood Blvd.
    Orlando, FL  32812
    (407) 855-0925

    Sims Waters & Associates, Inc. (for Recoton Audio
          Corporation/Recoton Mobile Electronics and Recoton
          Home Audio Corporation)
    4444 Talleyrand Avenue
    P.O. Box 13248
    Jacksonville, FL  32206
    (904) 356-4455

    Tower Group International (for Recoton Audio
          Corporation/Recoton Mobile Electronics
          and Recoton Home Audio, Inc.)
    150 Eastern Avenue
    Chelsea, MA  02150-3352
    (617) 887-8656

    377 Oyster Point Blvd., Unit 19
    South San Francisco, CA  94008
    650-829-3191

    Welke Customs Brokers LTD. (for Recoton Canada Ltd.)
    116 Skyway Avenue
    Toronto, Ontario, Canada M9W4Y9
    (416) 674-0592

    Eagle Air USA (for InterAct Accessories, Inc.)
    9449 Benford Rd.
    Orlando, FL  32821
    (407) 851-9070

    Comet Customs Brokers, Inc. (for InterAct Accessories, Inc.)
    420 W. Merrick Road
    Valley Stream, NY  11580
    (516) 861-2160

    Kuehne & Nagel (for Recoton Corporation)
    8870 Boggy Creek Rd. Suite 100
    Orlando, FL  32824
    (407) 240-7395

    UPS (for Recoton Corporation, Recoton Audio Corporation/Recoton
          Mobile Electronics, Recoton Home Audio, Inc., InterAct
          Accessories, Inc. and AAMP of Florida, Inc.)
    8500 Parkline Blvd. Suite 113
    Orlando, FL  32809
    (407) 856-3429

    Federal Express (for Recoton Corporation, Recoton Audio
          Corporation/Recoton Mobile Electronics, Recoton Home
          Audio, Inc., InterAct Accessories, Inc. and AAMP of
          Florida, Inc.)
    2600 Nonconnah Blvd. Suite 191
    Memphis, TN  38132
    (901) 922-3656

    Sack & Menendez Inc. (for AAMP of Florida, Inc.)
    8442 Tradeport Drive
    Suite 203
    Orlando, FL  32827
    (407) 859-6081

3.  Drayage Yards

    BTT Jacksonville (for Recoton Corporation, Recoton Audio  AB Trucking (for Recoton Corporation, Recoton Audio
      Corporation/Recoton Mobile Electronics, Recoton Home      Corporation/Recoton Mobile Electronics, Recoton
      Audio, Inc. and InterAct Accessories, Inc.)               Home Audio, Inc. and InterAct Accessories, Inc.)
    139 Eastport Rd.                                          1195 Middle Harbor Rd.
    Jacksonville, FL  32218                                   Oakland, CA  94607
    Ph: 800-888-7413                                          Ph: 510-835-0930

    BTT Savannah (for Recoton Corporation, Recoton Audio      PRTI (for Recoton Corporation, Recoton Audio
      Corporation/Recoton Mobile Electronics, Recoton Home      Corporation/Recoton Mobile Electronics, Recoton
      Audio, Inc. and InterAct Accessories, Inc.)               Home Audio, Inc. and InterAct Accessories)
    P.O. Box 959                                              1284 Caspian Way
    Hwy. 80 west of Hwy. 307                                  Long Beach, CA  90813
    Pooler, GA 31332                                          Ph: 510-835-0930
    Ph: 800-673-7359

    BTT Chicago (for Recoton Corporation)                     PRTI (for Recoton Corporation, Recoton Audio
    3759 W. 38th Street                                         Corporation/Recoton Mobile Electronics, Recoton
    Chicago, IL  60632                                          Home Audio, Inc. and InterAct Accessories)
                                                              445 9th Ave.
                                                              Oakland, CA  94606
                                                              Ph: 510-835-7784

    BTT Irving (for Recoton Corporation)                      Intermodal Trucking (for InterAct Accessories, Inc.)
    1812 Loop 12 North                                        9852 Boggy Creek
    Irving, TX  75061                                         Orlando, FL  32824-8408
    Ph: 972-579-7711                                          Ph: 407-888-2446

    Intermodal Trucking  (for InterAct Accessories, Inc.)     Hellman International (for AAMP of Florida, Inc.)
    1900 South 20th Street                                    5901 Benjamin Center Dr., Suite 103
    Tampa, FL  75061                                          Tampa, FL  33634
    Ph: 800-908-8333                                          813-866-5355
                                                              Jim Parker

    Wes-Flo Company (for AAMP of Florida, Inc.)
    5707 54th Street
    Tampa, FL  33610
    813-626-2171
    Jim Perry

4.  Ports

a.  For Recoton Corporation, Recoton Audio Corporation/Recoton Mobile
    Electronics, Recoton, Home Audio Corporation and InterAct Accessories

    Port of Oakland                                   Port of Long Beach
    530 Water Streett                                 952 Harbor Plaza
    Oakland, CA  94607                                P.O. Box 570
    Ph: 510-272-1305                                  Long Beach, CA  90801
                                                      Ph: 310-732-3508

    Port of Miami                                     Port of Savannah
    1015 North American Way                           Hwy 17 North
    Miami, FL  33132                                  Garden City, GA  31418
    Ph: 305-371-7678                                  Ph: 912-966-7842

b.  For AAMP of Florida, Inc.

    Port of Los Angeles                               Port of Orlando
    Los Angeles, CA                                   Orlando, FL

    Port of Tampa                                     Port of Miami
    Tampa, FL                                         1015 North American Way
                                                      Miami,FL 33132
                                                      Ph: 305-371-7678

c.  For Recoton Canada Ltd.

    Port of Vancouver
    343 Lower River Road
    P.O. Box 1180
    Vancouver, WA  98666
    Ph: (360) 693-3611

5.  Transload Distribution Facility

    HUDD Distribution (for Recoton Corporation, Recoton Audio
      Corporation/Recoton Mobile Electronics, Recoton
      Home Audio, Inc. and InterAct Accessories)
    9400 Hall Rd.
    Downey, CA  90241
    Ph. 562-803-4685

    Hellman International (for AAMP of Florida, Inc.)
    5901 Benjamin Center Dr., Suite 103
    Tampa, FL  33634
    813-886-5355
    Jim Parker

6.  Rail Yards

    Santa Fe Dallas (for Recoton Corporation)               CSX Orlando (for InterAct Accessories, Inc.)
    2400 Westport Pkwy West                                 8850 Atlantic Ave.
    Haslet, TX  76052                                       Orlando, FL  32824
    Ph: 817-224-7164                                        Ph: 817-224-7164

    CSX Jacksonville (for Recoton Corporation,              FEC (Florida Coast East) Jacksonville
      Recoton Audio Corporation/Recoton Mobile                (for Recoton Corporation, Recoton Audio
      Electronics, Recoton Home Audio, Inc. and               Corporation/Recotton Mobile Electronics,
    InterAct Accessories)                                   Recoton Home Audio, Inc. and
    5902 Sportsman Club Rd.                                 InterAct Accessories)
    Jacksonville, FL  32219                                 6140 Phillips Hwy.
    Ph: 904-695-7000                                        Jacksonville, FL  32216
                                                            Ph: 904-773-4414

    CNR (Canadian National Rail) (for Recoton               CPR (Canadian Pacific Rail) (for Recoton
      Canada Ltd.)                                            Canada Ltd.)
    30 International Drive                                  6830 Rutherford Rd.
    Brampton, Ontario  L6T 5K1                              Vaughn, Ontario  L0J 1C0

7.  Forwarder’s Yards

    Panalpina CFS (for Recoton Canada Ltd.)                 Paltainer (for Recoton Canada Ltd.)
    7347 Kimbel Street                                      CN Brampton
    Mississauga, Ontario  L4T 3M6                           International Drive
                                                            Brampton, Ontario

    Paltainer (for Recoton Canada Ltd.)                     Paltainer (for Recoton Canada Ltd.)
    CO  OBICO                                               I.W.I.
    North Queen Street East                                 3380 Airway Dr.
    Etobicoke, Ontario                                      Mississagua, Ontario

Schedule 3

List of Closing Documents

           (1)  A Mortgage for each Mortgaged Property duly executed by Recoton, which shall secure the indebtedness of the Loans, together with executed copies of financing statements (UCC-1) to be filed under the Uniform Commercial Code in all jurisdictions necessary or, in the opinion of the Senior Agent, desirable to perfect the security interest created by each of the respective Mortgages.

           (2)  A Phase I Environmental Site Assessment, engineering report and an MAI appraisal, each in form and content acceptable to the Agents, in its sole discretion, with respect to each of the Mortgaged Properties listed on Schedule 11.1(A).

           (3)  A title insurance policy issued by a title company reasonably satisfactory to the Agents for each of the Mortgaged Properties.

           (4)   A current survey for each of the Mortgaged Properties.

           (5)  A certificate of occupancy for each of the Mortgaged Properties listed on Schedule 11.1(A).

           (6)  A zoning certificate, zoning endorsement or zoning opinion, in form and content acceptable to the Agents, with respect to each of the Mortgaged Properties listed on Schedule 11.1(A).

           (7)  Certificates of insurance evidencing the insurance required to be carried by the Loan Parties pursuant to subsection 4.14.

           (8)  A favorable opinion from special counsel and each local counsel to Borrower, each dated as of the Closing Date, substantially in the form of Exhibit J, and as to such other matters as the Agents may reasonably request.

           (9)  A pay-off and release letter from all lenders, in form and content reasonably acceptable to the Agents, for all obligations owed by Borrowers to such lenders under any outstanding credit facilities, letters of credit or other indebtedness along with executed releases of mortgages, in recordable form, and termination statements (UCC-3) for filing in any jurisdictions where The Chase Manhattan Bank has filed mortgages or financing statements, with respect to:

(21166) (21167) (21168) (21169) (21170)	Existing Credit Agreement 1997 Notes 1998 Notes MRA LIFO Documents

(21171) (21172) (21173) (21174) (21175) (21176) (21177) (21178) (21179) (21180) (21181) (21182) (21183) (21184) (21185) (21186) (21187) (21188) (21189) (21190) (21191) (21192) (21193) (21194)	Warehouseman's Waivers

Landlord's Consents

Patent Security Agreement

Trademark Security Agreement

Copyright Security Agreement

Guaranty

Canada Guaranty

Bill of Lading/Goods in Transit Documentation

Pledge Agreement

Security Agreement

Canada Security Agreement

UK Pledge Agreement

German Pledge Agreement

Italy Pledge Agreement

Hong Kong Pledge Agreement

Notes

Organizational Documents

Good Standing Certificates

Blocked Accounts

Lockbox Accounts

Three Party Blocked Account Agreement

Stock certificates/stock powers

Intercompany Notes/allonges

UCC-1 Financing Statements

Schedule 4.1(A)
Capitalization

1.	Recoton Corporation

a)	Authorized Shares: 40,000,000 Common Stock at $0.20 par value; 10,000,000 Preferred Stock

b)	Issued Shares: 12,970,854 (as of 12/31/99)

c)	Treasury Shares: 1,238,330 (as of 12/31/99)

d)	Jurisdiction of Incorporation: New York

2.	Christie Design Corporation

a)	Authorized Shares: 3,000 at $0.01 par value

b)	Issued Shares (Shareholder): 10 (Recoton)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Delaware

3.	AAMP of Florida Inc., d/b/a AAMP of America, Inc.

a)	Authorized Shares: 200 at $1.00 par value

b)	Issued Shares (Shareholder): 10 (Recoton)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Florida

4.	Recoton Audio Corporation

a)	Authorized Shares: 3,000 at $0.01 par value

b)	Issued Shares (Shareholder): 10 (Recoton)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Delaware

e)	Subsidiaries:

i) Recoton Home Audio, Inc.

a) Authorized Shares: 1,000 at no par value
b) Issued Shares (Shareholder): 100 (Recoton Audio Corporation)
c) Treasury Shares: None
d) Jurisdiction of Incorporation: California

ii) ReCone, Inc.

a) Authorized Shares: 40,000 at $1.00 par value
b) Issued Shares (Shareholder): 20,000 Series A (Recoton Audio Corporation)
c) Treasury Shares: None
d) Jurisdiction of Incorporation: Delaware

iii) Recoton International Holdings, Inc.

a) Authorized Shares: 3,000
b) Issued Shares (Shareholder): 1,000 (Recoton Audio Corporation)
c) Treasury Shares: None
d) Jurisdiction of Incorporation: Delaware

iv) Recoton Japan, Inc.

a) Authorized Shares: 1,000
b) Issued Shares (Shareholder): 100 (Recoton International Holdings, Inc.)
c) Treasury Shares: None
d) Jurisdiction of Incorporation: Illinois

v) Recoton European Holdings, Inc

a) Authorized Shares: 3,000 at $1.00 par value
b) Issued Shares (Shareholder): 1,000 (Recoton International Holdings, Inc.)
c) Treasury Shares: None:
d) Jurisdiction of Incorporation: Delaware

vi) RECOTON German Holdings GmbH

a) Authorized Shares:
b) Issued Shares (Shareholder): 200,000 DM divided into two share interests of 50,000 DM and 150,000 DM (Recoton European Holdings, Inc.)
c) Treasury Shares: NA
d) Jurisdiction of Incorporation: Germany

vii) Magnat Audio-Produkte GmbH

a) Authorized Shares:
b) Issued Shares (Shareholder): 50,000 DM (RECOTON German Holdings GmbH)
c) Treasury Shares: NA
d) Jurisdiction of Incorporation: Germany:

viii) Mac Audio Electronic GmbH

a) Authorized Shares:
b) Issued Shares (Shareholder): 199,000 DM, 20,000 DM, 12,000 DM and 1,000 DM (RECOTON German Holdings GmbH)
c) Treasury Shares: NA
d) Jurisdiction of Incorporation: Germany

ix) HECO Audio-Produkte GmbH

a) Authorized Shares:
b) Issued Shares (Shareholder): 50,000 DM (RECOTON German Holdings GmbH)
c) Treasury Shares: NA
d) Jurisdiction of Incorporation: Germany

x) RECOTON Audio Produkte GmbH

a) Authorized Shares:
b) Issued Shares (Shareholder): 25,000 (RECOTON German Holdings, GmbH)
c) Treasury Shares: NA
d) Jurisdiction of Incorporation: Germany

xi) Recoton (UK) Limited

a) Authorized shares: 35,569,714 ordinary shares at(pound)0.10 each
b) Issued Shares (Shareholder): 35,569,714 (23,120,314 in the name of The Chase Manhattan Bank and 12,449,400 in the name of Recoton European Holdings, Inc.)
c) Treasury Shares: None
d) Jurisdiction of Incorporation: United Kingdom

xii) Tambalan Limited

a) Authorized shares: 1,000 ordinary shares at(pound)1.00 each
b) Issued Shares (Shareholder): 2 (Recoton European Holdings, Inc.)
c) Treasury Shares: None
d) Jurisdiction of Incorporation: United Kingdom:

xiii) Ross Consumer Products (H.K.)

a) Authorized shares:
b) Issued Shares (Shareholder): 1000 (998 in name of Recoton (UK) Limited; 2 in name of nominee)
c) Treasury Shares: None:
d) Jurisdiction of Incorporation: Hong Kong

xiv) Recoton Italia s.r.l.

a) Authorized Shares:
b) Issued Shares (Shareholder): Lt 3,934,813,000 (Recoton European Holdings, Inc.)
c) Treasury Shares: None
d) Jursidiction of Incorporation: Italy

5.	InterAct Accessories, Inc.

a)	Authorized shares: 3,000 at $0.01 par value

b)	Issued Shares (Shareholder): 10 (Recoton Corporation)

c)	Treasury Shares: None

d)	State of Incorporation: Delaware

6.	STD Technology Holding, Ltd.

a)	Authorized shares: 10,000 shares of HK$1.00 each

b)

Issued Shares (Shareholder):  100 (STD Holding Limited owns of record 99 shares which are in the process of being transferred into the name of Recoton Corporation and 1 share is registered in the name of Stephen Chu Nin Yiu)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Hong Kong

e)	Subsidiaries:

i) STD Technology (Shenzhen) Limited (in formation)

a) Authorized Shares: registered capital expected to be US$1,200,000
b) Issued Shares (Shareholder):
c) Treasury Shares:
d) Jurisdiction of Incorporation: People's Republic of China

7.	Recoton (Far East) Limited

a)	Authorized shares: 1,000 at HK$10.00 per share

b)

Issued Shares (Shareholder):  1000 (349 owned by and registered in the name of Recoton Corporation, 650 owned by Recoton Corporation but still in the name of the prior legal share mortgagee, which are in the process of being reissued in the name of Recoton Corporation, and 1 in the name of Robert Borchardt as nominee for Recoton)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Hong Kong

e)	Subsidiaries:

i) STD Holding Limited

a)	Authorized Shares: 27,733,340 (7 ordinary shares and 27,733,333 non-voting deferred shares at HK$1.00 per share)

b)	Issued Shares: 27,733,340 (Recoton (Far East) Limited owns 27,733,333 non-voting deferred shares and 6 ordinary shares and 1 ordinary share is owned by Stutterham Limited)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Hong Kong

e)	Subsidiaries:

(1)	STD Electronic International Limited
(a)	Authorized Shares: 1,750,000 at HK$1.00 per share
(b)	Issued Shares (Shareholder): 1,750,000 (STD Holding Limited owns of record 1,749,999 shares and 1 share is owned by Recoton (Far East) Limited, as nominee for STD Holding Limited)
(c)	Treasury Shares: None
(d)	Jurisdiction of Incorporation: Hong Kong

(2)	STD Manufacturing Limited
(a)	Authorized Shares: 40,000 at HK$100.00 per share
(b)	Issued Shares (Shareholder): 40,000 (STD Holding Limited owns 39,999 shares and 1 share is owned by Recoton (Far East) Limited, as nominee for STD Holding Limited)
(c)	Treasury Shasres: None
(d)	Jurisdiction of Incorporation: Hong Kong

(3)	Eversmart Management Limited
(a)	Authorized Shares: 10,000 at HK$1.00 per share
(b)	Issued Shares (Shareholder): 2 (STD Holding Limited owns 1 share and 1 share is owned by Recoton (Far East) Limited, as nominee for STD Holding Limited)
(c)	Treasury Shares: None
(d)	Jurisdiction of Incorporation: Hong Kong

(4)	STD Plastic Industrial Limited (in dissolution)
(a)	Authorized Shares: 700,000 at HK$1.00 per share
(b)	Issued Shares (Shareholder): 700,000 (STD Holding Limited owns 699,999 shares and 1 share is owned by Recoton (Far East) Limited, as nominee for STD Holding Limited)
(c)	Treasury Shares: None
(d)	Jurisdiction of Incorporation: Hong Kong

(5)	STD Trading Limited(in dissolution)
(a)	Authorized Shares: 2,320,000 at HK$1.00 per share
(b)	Issued Shares (Shareholder): 2,320,000 ( STD Holding Limited owns 2,319,999 shares and 1 share is owned by Recoton (Far East) Limited, as nominee for STD Holding Limited)
(c)	Treasury Shares: None
(d)	Jurisdiction of Incorporation: Hong Kong

(6)	Peak Hero Limited (in dissolution)
(a)	Authorized Shares: 500,000 at HK$1.00 per share
(b)	Issued Shares (Shareholder): 500,000 (STD Holding Limited owns 499,999 share and 1 share is owned by Recoton (Far East) Limited, as nominee for STD Holding Limited
(c)	Treasury Shares: None
(d)	Jurisdiction of Incorporation: Hong Kong

(7)	STD Industrial (Shenzhen) Limited
(a)	Total Investment Amount: US$7,000,000
(b)	Registered Capital: US$5,000,000
(c)	Treasury Shares: NA
(d)	Jurisdiction of Incorporation: People's Republic of China

(8)	STD (Tianjin) International Trade Development Company Limited (in dissolution)
(a)	Authorized Shares: HK$1,750,000
(b)	Issued Shares (Shareholder):
(c)	Treasury Shares:
(d)	Jurisdiction of Incorporation: People's Republic of China

8.	Recoton Canada Ltd.

a)	Authorized Shares: unrestricted

b)	Issued Shares: 300,440 (Recoton)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Ontario

Schedule 4.5

Real Estate

Entity                                      Address/City/State/Zip                      County
------                                      ----------------------                      ------

Unless otherwise noted, all locations are leased. If an asterisk appears after an address, that indicates that the company is not an official lessee of such space but merely uses space owned by another Recoton company (which allocates a portion of its rental or other costs to the indicated company)

Recoton Corporation                         2950 Lake Emma Road                         Seminole
                                            Lake Mary, FL 32746 (owned)

                                            1090 Emma OaksTrail                         Seminole
                                            Lake Mary, FL 32746 (owned)

                                            451 Hampton Crest #305B                     Seminole
                                            Heathrow, FL  32746
                                            (condo - owned)

                                            450 Hampton Crest #305C                     Seminole
                                            Heathrow, FL  32746
                                            (condo - owned)

                                            451 Hampton Crest, # 307B                   Seminole
                                            Heathrow, FL 32746
                                            (condo - owned)

                                            451 Hampton Crest #303B                     Seminole
                                            Heathrow, FL  32746
                                            (condo)

                                            145 E. 57th Street, 10th Floor              New York
                                            New York, New York 10022

                                            840 Hinckley, Suite 111                     San Mateo
                                            Burlingame, CA 94010

                                            c/o Unlimited Supplies                      Nassau
                                            61 Tec Street
                                            Hicksville, NY 11801

                                            Recoton Electronics Outlet                  Maricopa
                                            Arizona Mills
                                            5000 Arizona Mills Circle
                                            Tempe, AZ 85203

                                            Greater Orlando Aviation Authority          Orange
                                            Orlando International Airport
                                            One Airport Blvd.
                                            Orlando, FL 32887
                                            (Foreign Trade Zone)

                                            531 Stone Road                              Solano
                                            Benecia, CA 94510

Christie Design Corporation                 774 Mays Blvd. #10                          Washoe
                                            Incline Village, NV 89481

InterAct Accessories, Inc.                  10999 McCormick Road                        Baltimore
                                            Hunt Valley, MD 21031

                                            335 Clubhouse Lane                          Baltimore
                                            Baltimore, MD 21031

                                            2950 Lake Emma Road                         Seminole
                                            Lake Mary, FL  32746*

                                            1090 Emma Oaks Trail                        Seminole
                                            Lake Mary, FL  32746*

                                            Emerald Park Office Center                  Broward
                                            Unit C403D
                                            2699 Stirling Road,
                                            Ft. Lauderdale, Florida 33312

                                            318 Clubhouse Lane                          Baltimore
                                            Hunt Valley, MD 21031

                                            Bank of North Texas Building                Tarrant
                                            8701 Bedford Euless Road
                                            Hurst, TX

                                            2000-2002 E. Lake Mary Blvd.                Seminole
                                            Sanford, FL 32773
                                            (Warehouse)

AAMP of Florida, Inc.                       13160 56th Court, Suite 508                 Pinellas
                                            Clearwater, FL 33760

                                            3041 E. Cherry Street                       Greene
                                            Springfield, MO 65802

                                            750 Freeport Blvd., Units 105 & 106         Washoe
                                            Sparks, NV 89431

                                            7616 Miramar Road                           San Diego
                                            San Diego, CA 92121

Recoton Audio Corporation                   2950 Lake Emma Road                         Seminole
                                            Lake Mary, FL 32746*

                                            1090 Emma Oaks Trail                        Seminole
                                            Lake Mary, FL 32746*

                                            43000 West Nine Mile Road
                                            Suite 212
                                            Novi, MI 48375

ReCone, Inc.                                2950 Lake Emma Road                         Seminole
                                            Lake Mary, FL 32746*

                                            c/o Griffin Corporate Services, Inc.        New Castle
                                            300 Delaware Avenue
                                            Wilmington, DE 19801

Recoton Home Audio, Inc.                    527 Stone Road                              Solano
                                            Benicia, CA 94510

                                            535 Getty Court                             Solano
                                            Benecia, CA 94510
                                            (subleased)

                                            Rain Tree Business Center                   Benton
                                            902A South Walton Blvd.
                                            Suite 8
                                            Bentonville, Arkansas  72712

                                            2950 Lake Emma Road                         Seminole
                                            Lake Mary, FL 32746*

                                            1090 Emma Oaks Trail                        Seminole
                                            Lake Mary, FL 32746*

Recoton International Holdings, Inc.        2950 Lake Emma Road                         Seminole
                                            Lake Mary, FL 32746*

Recoton Japan, Inc.                         Sunahara Bldg, 5th Floor                    NA
                                            No. 1-21-13 Takadanobaba
                                            Shinjuki-ku, Tokyo 169 JAPAN

                                            Dairoku Yamichi Bldg. - 1F                  NA
                                            2-5-2 Hibarigoaka-Kita Hoya
                                            Shi Tokyo, 2020 Japan

Recoton European Holdings, Inc.             2950 Lake Emma Road                         Seminole
                                            Lake Mary, FL 32746

Recoton Canada Ltd.                         680 Granite Court                           NA
                                            Pickering, Ontario L1W 3J5
                                            Canada
                                            Lake Mary, FL 32746*

Schedule 4.7

Taxes

The following tax audits are pending:

1.	For Recoton Corporation, the federal corporate income tax returns for 1994, 1995 and 1996 and the 1996-1998 New York corporate income tax returns for 1996, 1997 and 1998 are being audited.

2.	For Recoton Canada Limited, the 1995, 1996 and 1997 income tax returns are being audited.

Schedule 4.9

Employee Benefit Plans

1. 2. 3. 4. 5.	1991 Stock Option Agreement 1998 Stock Option Agreement Non-Qualified Option Stock Bonus Plan 401(k) Profit Sharing Plan

Options for an aggregate of 18,500 shares of Recoton Corporation were granted to certain full-time foreign consultants of the Company in 1998 outside of the existing stock option plan since the then-operating plan did not allow grants to non-employees. The terms of such options were substantially similar to options which could have been granted under the 1991 Stock Option Plan.

Schedule 4.14

Insurance

1.	Open Cargo Policy issued by Continental Insurance company, January 1, 2000

2.	Kidnap and Ransom Policy, issued by Chubb effective from December 31, 1999 to December 31, 2000

3.	Travel Accident Policy, issued by Chubb from December 31, 1999 to December 31, 2000

4.	Workers Compensation and Employers Liability Insurance Policy, issued by Zurich-American Insurance Group effective from June 23, 2000 to June 23, 2001

5.	Commercial Package Policy, issued by Chubb effective from December 31, 1999 to December 31, 2000

6.	Employment Practices Liability Policy, issued by Chubb effective from December 31, 1999 to December 31, 2000

7.	Business Auto Policy, issued by Chubb effective from December 31, 1999 to December 31, 2000

8.	Credit insurance policy, issued by American Credit Indmenity Company effective from January 1, 2000 through December 31, 2000

9.	Fiduciary Liability Policy issued by Chubb effective from December 31, 1999 to December 31, 2000

10.	Commercial Umbrella Policy issued by Chubb effective from December 31, 1999 to December 31, 2000

11.	World Network Policy issued by Chubb effective from April 1, 2000 to April 1, 2001

12.	Global Group Travel Accident, issued by AIG effective from October 7, 2000 to October 7, 2001

13.	Umbrella/Excess Liability Policy issued by Great American Insurance Co, effective from December 31, 1999 to December 31, 2000

14.	Crime Policy, issued by Chubb Group, effective from December 31, 1999 to December 31, 2000

15.	$200,000 Customs Bond, issued by Vigilant Insurance Company, effective from June 26, 2000 to June 26, 2001

16.	$400,000 Customs Bond, issued by Vigilant Insurance Company, effective from June 26, 2000 to June 26, 2001

17.	$50,000 Customs Bond, issued by Vigilant Insurance Company, effetive from November 4, 1991

18.	$140,000 Customs Bond issued by InterCargo Insurance Company, effective from October 23, 1999

19.	Utility Bond issued by Reliance Insurance Company

20.	D&O Liability Insurance Policy with Chubb for $25 million from 5/25/98 to 5/25/01

21.	Excess D&O Liability Insurance Policy with Great American Insurance Company for $25 million from 6/18/98 to 5/25/01

22.	Title insurance policy on Florida property

Schedule 4.16

Employee Matters

Collective Bargaining Agreements:

1.	Contract and Working Agreement between Recoton Corporation and Glas, Molders, Potery, Plastics & Allied Workers, International Union, AFL-CIO and Local Union No. 184, expiring August 3, 2003

2.	Collective Agreement between Recoton Canada Ltd. and National Automobile, Aerospace, Transportation and General Workers Union of Canada, expiring August 10, 2002

Written Employment Contracts:

1.	Employment Agreement with Robert Borchardt

2.	Employment Agreements with (a) Stephen Chu,(b) Todd Hays, (c) David Chu, (d) Patrick Ho, (e) John Leung and (f) Gary Lee

3.	Employment Agreements with (a) Micah Ansley and (b) Diane Eberlein

4.	Employment Agreement with Cary Christie

5.	Deferred Compensation Agreements with (a) Robert Borchardt dated 7/1/82, amended 12/13/9, (b) Peter Wish dated 10/1/82 , amended 12/13/91and (c) George Calvi, dated 10/1/91

6.	Split-Dollar Life Insurance Agreements with

a.	Trudi Borchardt, Marvin Schlacter and Robert Borchardt for $1,500,000 policy issued by William Penn (Policy # NYU 99873) dated 2/24/89

b.	Trudi Borchardt and Marvin Schlacter for policy issued by William Penn (Policy # NYU 92035) dated 2/24/89

c.	Robert Borchardt for $250,000 policy issued by Executive Life (Policy # C 11613111L) dated 2/24/89

d.	Robert Borchardt for $6,500,000 principal amount insurance policy issued by John Hancock Mutual Life Insurance Company on the joint lives of Robert and Trudi Borchardt dated 12/17/93

e.	Robert Borchardt for $3,500,000 policy issued by Chubb Life Insurance Company of America on the joint lives of Robert and Trudi Borchardt dated 12/17/93

f.	Robert Borchardt for $1,300,000 policy issued by Hartford Life and Accident Insurance Company on the life of Robert Borchardt dated 12/17/93

g.	Amendment dated 11/6/98

h.	Robert and Trudi Borchardt for $2,250,000 by Travelers dated 11/6/98

i.	Robert and Trudi Borchardt for $2,000,000 by Occidental Life dated 11/6/98

7.	Employment Agreement with Mark Finger dated 8/27/93

8.	Employment Agreement with John Rogus by AAMP of Florida dated 8/14/96

9.	Employment letter with Russell Bruan by InterAct dated 8/1/00

Schedule 7.1

Indebtedness

1.	Recoton owes $20,000,000 to Prudential Insurance Company pursuant to 1999 Subordinated Notes.

2.	Recoton owes $15,000,000 to ING Barings, Inc. pursuant to 1999 Subordinated Notes.

3.	See Indebtedness noted on Schedule 7.4(e).

Schedule 7.2

Guarantees

The following Recoton subsidiaries have guaranteed the indebtedness to the lenders noted at Schedule 7.1, Items 1 and 2:

Christie Design Corporation

InterAct Accessories, Inc.

Recoton Audio Corporation

ReCone, Inc.

Recoton Home Audio, Inc.

Recoton International Holdings, Inc

Recoton Japan, Inc.

Recoton European Holdings, Inc

AAMP of Florida, Inc.

Recoton Canada Ltd.

Schedule 7.4(c)

Loans to Employees and Former Employees

Loans as of September 30, 2000:

Borrower                                        Amount
--------                                        ------
Dede Caruso                                $  3,225.00
Edward McGinty                                3,445.50
Harjit Singh                                  2,600.00
Matthew Spiro                                21,794.75
Paul Nicodemo                                 6,700.00
Sherry McGinty                                6,695.00
Jim McGail                                    3,604.07
Eric Wuestmann                                1,086.79
Stuart Mont                                 542,816.36
Jay Wessel                                  140,000.00
Robert Neiman                                 9,187.03
STD/InterAct Management                   1,955,500.00  advance against 1999 earned acquisition bonuses

Schedule 7.4(e)

Investment

1.	With respect to AAMP of Florida, Inc., Recoton Canada Ltd., Christie Design Corporation, Recoton European Holdings, Inc., Recoton German Holdings GmbH, InterAct International, Inc., Recoton Italia, s.r.l., Recoton Japan Inc., Recoton (Far East), Ltd., Recoton Corporation (d/b/a Recoton Mobile Electronics), STD Holding Ltd., and Recoton (UK) Limited, see attached.

2.	Investments in other subsidiaries as they exist as of the date hereof cannot be separately determined at this time.

Recoton Corporation and Subsidiaries
Intercompany Payable Balances and Net Worth
At 9/30/00                                                                     dr (cr)

Shaded lines are primarily intercompany loans.

                                                                                             Payable
-----------------------------------------------------------------------------------------------------
Payable                Receivable            G/L#       ACCOUNT DESCRIPTION                  Balance
-----------------------------------------------------------------------------------------------------
AAMP                   Recone                19066      I/C REC FROM RECONE, INC-ELIM         (20,095)
AAMP                   Recoton               29001      I/C PAYABLE TO RECOTON-ELIM        (3,553,286)
AAMP                   RME                   29012      I/C PAYABLE TO RAC-ELIM              (210,882)
AAMP                   UK                    19028      I/C REC FROM RECOTON UK-ELIM          (92,066)
-----------------------------------------------------------------------------------------------------
AAMP Total                                                                                 (3,876,330)
-----------------------------------------------------------------------------------------------------

Canada                 AAMP                  29054      I/C PAYABLE TO AAMP - ELIM           (233,608)
Canada                 Germany-Magnat        29038      I/CO PAYABLE TO MAGNAT-ELIM            (3,589)
Canada                 Recoton               29001      I/C PAYABLE TO RECOTON-ELIM          (908,210)
Canada                 RHA                   29018      I/C PAYABLE TO RHA-ELIM              (193,650)
Canada                 RME                   29012      I/C PAYABLE TO RAC-ELIM              (115,458)
Canada                 Shared Services       29002      I/C PAYABLE TO SHARED SERV.-ELIM     (281,127)
Canada                 Shared Services       29102      DUE TO RSS-LT                        (318,378)
Canada                 Shared Services       29302      I/CO NOTES PAY TO RSS-LT           (4,361,630)
Canada                 STD                   29016      I/CO PAYABLE TO STD-ELIM           (8,115,642)
Canada                 UK                    19028      I/C REC FROM RECOTON UK-ELIM          (16,059)
Canada                 UK                    29028      I/C PAYABLE TO REC UK-ELIM            (34,247)
Canada IAI             IAI PC                29014      I/C PAYABLE INTERACT PC                  (321)
Canada IAI             IAI Video             29011      I/C PAYABLE TO INTERACT-ELIM         (473,815)
Canada IAI             Recoton               29001      I/C PAYABLE TO RECOTON-ELIM          (500,430)
Canada IAI             Shared Services       29002      I/C PAYABLE TO SHARED SERV.-ELIM          (15)
Canada IAI             STD                   29016      I/CO PAYABLE TO STD-ELIM           (1,751,829)
------------------------------------------------------------------------------------------------------
Canada Total                                                                              (17,308,008)
-----------------------------------------------------------------------------------------------------
Christie Design        AAMP                  29054      I/C PAYABLE TO AAMP - ELIM            (74,123)
Christie Design        Shared Services       29002      I/C PAYABLE TO SHARED SERV.-ELIM     (203,933)
Christie Design        STD                   29051      I/C PAYABLE TO STD-ELIM               (18,337)

-----------------------------------------------------------------------------------------------------
Christie Design Total                                                                        (296,393)
-----------------------------------------------------------------------------------------------------

EH                     Germany-Magnat        19038      I/C REC FROM MAGNAT-ELIM             (754,865)
EH                     RME                   29012      I/C PAYABLE TO RAC-ELIM              (314,638)

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
EH Total                                                                                   (1,069,502)
-----------------------------------------------------------------------------------------------------
Germany-GH             EH                    25810      I/C PAYABLE TO EH                     (13,706)
Germany-GH             Recoton               29001      I/C PAYABLE TO RECOTON-ELIM       (11,597,062)
Germany-GH             RME                   26810      I/C PAYABLE TO RME                (12,373,472)
Germany-GH             Shared Services       29002      I/C PAYABLE TO SHARED SERV.-ELIM     (152,909)
Germany-Heco           Christie Design       29004      I/C PAYABLE TO CHRISTIE-ELIM         (109,476)
Germany-Heco           Recoton               29001      I/C PAYABLE TO RECOTON-ELIM            (2,909)
Germany-Magnat         Recoton               29001      I/C PAYABLE TO RECOTON-ELIM           (69,982)
Germany-Magnat         RHA                   25810      I/CO PAYABLE TO RHA                      (949)
Germany-RAP            EH                    25810      I/CO PAYABLE TO EH                 (3,687,880)
Germany-RAP            RHA                   25810      I/CO PAYABLE TO RHA                  (617,419)
Germany-RAP            RME                   29012      I/C PAYABLE TO RAC-ELIM               (83,676)
Germany-RAP            Shared Services       29002      I/C PAYABLE TO SHARED SERV.-ELIM       (1,888)
Germany-RAP            UK                    25810      I/CO PAYABLE TO UK                   (363,687)
-----------------------------------------------------------------------------------------------------
Germany Total                                                                             (29,075,014)
-----------------------------------------------------------------------------------------------------
IAI-PC                 Shared Services       29002      I/C PAYABLE TO SHARED SERV.-ELIM  (11,742,394)
IAI-PC                 STD                   29016      I/CO PAYABLE TO STD-ELIM          (15,580,851)
IAI-Video              Recoton               29001      I/C PAYABLE TO RECOTON-ELIM        (2,718,901)
IAI-Video              RME                   19012      I/C REC FROM RAC-ELIM                  (3,845)
IAI-Video              Shared Services       29002      I/C PAYABLE TO SHARED SERV.-ELIM  (11,897,088)
IAI-Video              STD                   29016      I/CO PAYABLE TO STD-ELIM          (24,301,287)
-----------------------------------------------------------------------------------------------------
IAI Total                                                                                 (66,244,367)
-----------------------------------------------------------------------------------------------------
Italy                  AAMP                  29054      I/C PAYABLE TO AAMP - ELIM            (14,711)
Italy                  Germany-Heco          25810      I/C PAYABLE TO GERMANY-HECO           (11,426)
Italy                  Germany-Mac Audio     25810      I/C PAYABLE TO GERMANY-MAC AUDIO       (5,774)
Italy                  Germany-Magnat        25810      I/C PAYABLE TO GERMANY-MAGNAT         (96,956)
Italy                  Germany-RAP           25810      I/C PAYABLE TO GERMANY-RAP            (59,862)
Italy                  RFE                   29005      I/C PAYABLE TO RFE ELIM            (4,624,410)
Italy                  RME                   25810      I/C PAYABLE TO RME                     (4,194)
Italy                  Shared Services       29002      I/C PAYABLE TO SHARED SERV.-ELIM      (25,276)
Italy                  STD                   29151      I/CO PAYABLE TO STD-LT               (133,896)
Italy                  UK                    25810      I/C PAYABLE TO UK                      (7,526)
-----------------------------------------------------------------------------------------------------
Italy Total                                                                                (4,984,031)
-----------------------------------------------------------------------------------------------------
Japan                  AAMP                  29054      I/C PAYABLE TO AAMP - ELIM            (42,151)
Japan                  Germany-RAP           25810      I/C PAYABLE TO GERMANY-RAP           (233,502)
Japan                  Recoton               29001      I/C PAYABLE TO RECOTON-ELIM           (15,784)
Japan                  Shared Services       29002      I/C PAYABLE TO SHARED SERV.-ELIM       (1,111)
-----------------------------------------------------------------------------------------------------
Japan Total                                                                                  (292,548)
-----------------------------------------------------------------------------------------------------
Recoton                Canada                19009      I/C REC FROM RECOTON CANADA-ELIM  (10,020,924)
Recoton                Canada IAI            19064      I/C REC FROM RCI-IAI-ELIM            (451,820)
Recoton                Christie              19004      I/C REC FROM CHRISTIE (RAM)-ELIM          (29)
Recoton                IAI PC                19014      I/CO REC FROM INTERACT PC          (5,136,825)
Recoton                Italy                 19029      I/C REC FROM RECOTON ITALIA           (14,983)
Recoton                RHA                   19018      I/C REC FROM RHA-ELIM                (229,790)
Recoton                STD                   29016      I/CO PAYABLE TO STD-ELIM           (3,591,411)
Recoton                UK                    29028      I/C PAYABLE TO REC UK-ELIM           (352,361)
-----------------------------------------------------------------------------------------------------
Recoton Total                                                                             (19,798,143)
-----------------------------------------------------------------------------------------------------
RFE                    Recoton               29101      LT PAYABLE TO RECOTON-I/C ELIM     (5,898,998)

-----------------------------------------------------------------------------------------------------
RFE Total                                                                                  (5,898,998)
-----------------------------------------------------------------------------------------------------
RHA                    IAI-Video             19011      I/C REC FROM INTERACT-ELIM               (485)
RHA                    RME                   19012      I/C REC FROM RAC-ELIM                  (3,735)
RHA                    Shared Services       29002      I/C PAYABLE TO SHARED SERV.-ELIM   (5,604,528)
-----------------------------------------------------------------------------------------------------
RHA Total                                                                                  (5,608,748)
-----------------------------------------------------------------------------------------------------

RME                    Italy                 19029      I/C REC FROM RECOTON ITALIA            (8,267)
RME                    Japan                 19025      I/C REC FROM RECOTON JAPAN-ELIM       (89,804)
RME                    Recoton               29001      I/C PAYABLE TO RECOTON-ELIM          (514,965)
RME                    RFE                   29005      I/C PAYABLE TO RFE ELIM                (2,368)
RME                    UK                    19028      I/C REC FROM RECOTON UK-ELIM           (1,015)
-----------------------------------------------------------------------------------------------------
RME Total                                                                                    (616,420)
-----------------------------------------------------------------------------------------------------

Shared Services        AAMP                  19054      I/C REC FROM AAMP                  (6,178,426)
Shared Services        RME                   19012      I/C REC FROM RAC-ELIM              (6,380,882)

-----------------------------------------------------------------------------------------------------
Shared Services Total                                                                     (12,559,308)
-----------------------------------------------------------------------------------------------------
STD                    Christie Design       29004      I/C PAYABLE TO CHRISTIE-ELIM          (35,470)
STD                    EH                    29027      I/C PAYABLE FROM EURO HOLDINGS
                                                            ELIM                             (155,371)
STD                    Italy                 19029      I/C REC FROM RECOTON ITALIA          (256,383)
STD                    RFE                   29005      I/C PAYABLE TO RFE ELIM              (892,599)
STD                    RHA                   29018      I/C PAYABLE TO RHA-ELIM               (18,838)
-----------------------------------------------------------------------------------------------------
STD Total                                                                                  (1,358,660)
-----------------------------------------------------------------------------------------------------
UK                     EH                    25810      I/C PAYABLE TO EH                  (1,459,058)
UK                     Germany-Heco          25810      I/C PAYABLE TO GERMANY-HECO            (2,262)
UK                     Germany-MacAudio      25810      I/C PAYABLE TO GERMANY-MAC AUDIO     (265,207)
UK                     Germany-Magnat        25810      I/C PAYABLE TO GERMANY-MAGNAT        (382,831)
UK                     IAI Video             29011      I/C PAYABLE TO INTERACT-ELIM           (4,045)
UK                     Recoton               29001      I/C PAYABLE TO RECOTON-ELIM        (6,745,523)
UK                     RFE                   29005      I/C PAYABLE TO RFE ELIM              (515,804)
UK                     RHA                   25810      I/C PAYABLE TO RHA                       (438)
UK                     STD                   29051      I/C PAYABLE TO STD-ELIM            (4,280,581)
------------------------------------------------------------------------------------------------------
UK Total                                                                                  (13,655,749)
------------------------------------------------------------------------------------------------------
Subtotal                                                                                 (182,642,219)
------------------------------------------------------------------------------------------------------

Intercompany Balances within Entities:
------------------------------------------------------------------------------------------------------

Canada IAI             Canada                29009      I/C PAYABLE FROM RECOTON CANADA   (14,094,552)
Shared Services        Recoton               19001      I/C REC FROM RECOTON-ELIM        (328,567,238)
IAI-Video              IAI PC                29014      I/C PAYABLE INTERACT PC           (11,102,915)
                                                                                         (353,764,705)
------------------------------------------------------------------------------------------------------
Grand Total                                                                              (536,406,923)
------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------
Payable                        Net Worth
-----------------------------------------------------------------------
AAMP                           Common Stock                 (2,000)
AAMP                           PIC                         511,515
AAMP                           Retained Earnings        (7,891,241)
AAMP                           CTA                          (2,400)
-----------------------------------------------------------------------
AAMP Total                     Total                    (7,384,126)
-----------------------------------------------------------------------
                               Common Stock             (1,999,428)
Canada                         PIC                               0
Canada                         Retained Earnings         2,418,613
Canada                         CTA                         293,875
                                                       ----------------
Canada                         Total                       713,060
Canada                                                 ================
Canada
Canada
Canada
Canada
Canada
Canada
Canada IAI
Canada IAI
Canada IAI
Canada IAI
Canada IAI
-----------------------------------------------------------------------
Canada Total
-----------------------------------------------------------------------
Christie Design                Common Stock                 (1,000)
Christie Design                PIC                      (6,513,385)
Christie Design                Retained Earnings         6,064,077
                               CTA                          (3,404)
-----------------------------------------------------------------------
Christie Design Total          Total                      (453,712)
                                                       ================
EH                             PIC                      (8,157,319)
EH                             Retained Earnings        (4,482,779)
                               CTA                         261,368
-----------------------------------------------------------------------
EH Total                       Total                   (12,378,730)
-----------------------------------------------------------------------
Germany-GH                     Common Stock                (56,000)
Germany-GH                     PIC                         (36,000)
Germany-GH                     Retained Earnings        (8,421,656)
Germany-GH                     CTA                         526,237
Germany-Heco                   Total                    (7,987,419)
Germany-Heco
Germany-Magnat
Germany-Magnat
Germany-RAP
Germany-RAP
Germany-RAP
Germany-RAP
Germany-RAP
-----------------------------------------------------------------------
Germany Total
-----------------------------------------------------------------------
IAI-PC                         Common Stock                 (1,000)
IAI-PC                         PIC                     (39,934,513)
IAI-Video                      Retained Earnings       (10,910,702)
IAI-Video                      CTA                          (3,616)
IAI-Video                      Total                   (50,849,831)
IAI-Video
-----------------------------------------------------------------------
IAI Total
-----------------------------------------------------------------------
Italy                          Common Stock             (2,427,780)
Italy                          Retained Earnings           218,895
Italy                          CTA                       1,536,538
                                                      -----------------
Italy                          Total                      (672,347)
                                                      =================
Italy
Italy
Italy
Italy
Italy
Italy
-----------------------------------------------------------------------
Italy Total
-----------------------------------------------------------------------
Japan                          PIC                      (2,215,679)
Japan                          Retained Earnings         1,056,656
Japan                          CTA                        (700,469)
                                                      -----------------
Japan                          Total                    (1,859,492)
                                                      =================
-----------------------------------------------------------------------
Japan Total
-----------------------------------------------------------------------
Recoton                        PIC                    (247,598,437)
Recoton                        Retained Earnings        (4,091,933)
Recoton                        CTA                        (899,587)
                                                     ------------------
Recoton                        Total                  (252,589,957)
                                                     ==================
Recoton
Recoton
Recoton
Recoton
-----------------------------------------------------------------------
Recoton Total
-----------------------------------------------------------------------
RFE                            Common Stock                 (1,293)
                               Retained Earnings       (63,569,225)
                               CTA                       1,910,960
-----------------------------------------------------------------------
RFE Total                      Total                   (61,659,558)
-----------------------------------------------------------------------
RHA                            PIC                     (26,205,675)
RHA                            Retained Earnings         8,571,588
RHA                            CTA                          18,412
-----------------------------------------------------------------------
RHA Total                      Total                   (17,615,675)
-----------------------------------------------------------------------

RME                            Common Stock                (58,592)
RME                            PIC                     (35,894,616)
RME                            Retained Earnings       (38,723,864)
RME                            CTA                       2,803,681
RME                            Treasury Stock              636,634
-----------------------------------------------------------------------
RME Total                      Total                   (71,236,757)
-----------------------------------------------------------------------

Shared Services                Common Stock             (2,598,344)
Shared Services                PIC                     155,700,096
                               Retained Earnings       (45,363,265)
                               CTA                       4,079,418
                               Treasury Stock            6,496,536
-----------------------------------------------------------------------
Shared Services Total          Total                   118,314,441
-----------------------------------------------------------------------
STD                            Common Stock             (3,577,600)
STD                            PIC                      (1,685,600)
STD                            Retained Earnings       (39,615,707)
STD                            CTA                         316,038
                                                      -----------------
STD                            Total                   (44,562,869)
-----------------------------------------------------------------------
STD Total
-----------------------------------------------------------------------
UK                             PIC                      (4,254,624)
UK                             Retained Earnings         6,605,570
UK                             CTA                       1,057,408
UK                             Total                     3,408,354
UK
UK
UK
UK
UK
-----------------------------------------------------------------------
UK Total
-----------------------------------------------------------------------
Subtotal
-----------------------------------------------------------------------

Intercompany Balances with Entities:
-----------------------------------------------------------------------

Canada IAI
Shared Services
IAI-Video

-----------------------------------------------------------------------
Grand Total
-----------------------------------------------------------------------

Schedule 7.6

Inactive Subsidiaries

STD Plastic Industrial Limited	Hong Kong
STD Trading Limited	Hong Kong
Peak Hero Limited	Hong Kong
Ever Smart Management Limited	Hong Kong
STD (Tianjin) International Trade
Development Company Limited	P.R of China
Tambalan Limited	United Kingdom
Ross Consumer Products (HK) Ltd.	Hong Kong

Schedule 7.11

Subsidiaries to be Established

InterAct International, Inc., InterAct Holdings and InterAct Technology Holding, Inc., each of which are currently existing Delaware corporations without shareholders, directors or officers, a to-be-formed Canadian company which will acquire the STD-related assets of Recoton Canada Limited, and a Shenzhen company named STD Technology (Shenzhen) Limited which is currently in the process of formation may become Subsidiaries pursuant to or in anticipation of a restructuring of InterAct and STD as more thoroughly described on Schedule 11.1(C).

Schedule 11.1(A)

Mortgaged Property

1.	Land in Lake Mary, Florida, with the street address of 2950 Lake Emma Road, Lake Mary, FL 32746, legally described as follows:

Parcel A, consisting of (1) the East 648.00 feet of the South 155.70 feet of the Southwest ¼ of the Southwest ¼ of Section 18, Township 20 South, Range 30 East, Seminole County, Florida, Less the East 83.00 feet thereof for Lake Emma Road and (2) the East 648.00 feet of the North 480.42 feet of the Northwest ¼ of the Northwest ¼ of Section 19, Township 20 South, Range 30 East 83.00 feet there of for Lake Emma Road.

2.	Land in Lake Mary, Florida, with the street address of 1090 Emma Oaks Trail, Lake Mary, FL 32746, legally described as follows:

(A)	The South 873.50 feet of the North 1076.70 feet of the East 498.00 feet of Government Lot 2, Section 24, Township 20 South, Range 29 East, Seminole County, Florida, AND;

(B)	The Northwest1/4of the Southwest1/4of Section 29, Township 20 South, Range 30 East, Seminole County, Florida, Less the South 460.00 feet thereof and less the East 83.00 feet thereof.

Schedule 11.1(B)

Other Liens

1.	The following financing statements related to equipment leases or purchases:

Date           Jurisdiction in Which
Filed              Filed (Number)          Secured Party      Property Covered                  Comment
-----          ---------------------       -------------      ----------------                  -------

RECOTON CORPORATION

7/7/95         California SOS           Pitney Bowes         all equipment
               (9519461294)             Credit Corporation   manufactured, sold
                                                             or distributed by
                                                             Pitney Bowes,
                                                             Inc., Monarch
                                                             Marketing Systems,
                                                             Inc., Pitney Bowes
                                                             Credit Corp.,
                                                             Dictaphone Corp,
                                                             VIP and subject to
                                                             lease #8745416-001

5/4/98         Florida SOS              Ikon Office          Canon Color
               (980000095851)           Solutions            Copier; Colorbus
                                                             Cyclone Print
                                                             Server; Encad
                                                             Printer

CHRISTIE DESIGN CORPORATION

7/24/95        California SOS           Material Handing     Nissan electric
               (9520861126)             Supply, assigned     lift truck
                                        to NMAC

5/20/96        California SOS           Material Handing     Nissan RRTN-40
               (9614360040)             Supply, assigned
                                        to NMAC

1/21/97        California               International        all items
               SOS(9702360364)          Technology           purchased from the
                                        Resources, Inc.      secured party

4/10/97        California SOS           Nissan Motor         Nissan E-50
               (9710560379)             Acceptance Corp.

INTERACT ACCESSORIES, INC.

12/14/98       Maryland SOS             The Equipment        Phaser 480x Color
               (0039100000039214)       Leasing Company      Printer and
                                                             related supplies
                                                             noted in the Form
                                                             UCC-3

RECOTON AUDIO CORPORATION

4/22/96        North Carolina SOS       Ameritech Credit     all Computer         filed under the name International
               (1331780)                Corporation          Equipment leased     Jensen Incorporated, a former name
                                                             by Ameritech         for the company
                                                             Credit Corporation

RECOTON HOME AUDIO, INC.

4/28/95        California SOS           AT&T Capital         Toshiba 1710 Copier  filed under the name IJI Specialty
               (9512160535)             Leasing Services,                         Audio, Inc., a former name for
                                        Inc.                                      this company
2.	The following are liens or other encumbrances affecting the plant owned by Recoton Corporation in Lake Mary, Florida:

a.	Restrictions, reservations, covenants and conditions pursuant to that certain First Revised Declaration of Covenants and Restrictions recorded July 21, 1980, in Official Records Book 1287, Page 1048.

b.	Customer Agreement to Reclaimed Water Rates between Recoton Realty Corporation and Seminole County recorded in Official Records Book 2214, Page 595.

c.	Customer Reclaimed Water (Effluent) Flow, Distribution Delivery and Spray Easement between Recoton Realty Corporation and Seminole County, recorded in Official Records Book 2214, Page 599.

d.	Ingress/Egress and Utility Easement in favor of Greenwood Lakes Utility Company filed January 7, 1985, and recorded in Official Records Book 1461, Page 389; and assigned to Seminole County in Official Records Book 1605, Page 1721.

e.	Grant of Easement (for water, sewer and utility purposes) filed September 21, 1981 and recorded in Official Records Book 1357, page 311.

f.	Distribution Easement in favor of Florida Power Corporation filed February 14, 1979, and recorded in Official Records Book 1209, Page 1317.

g.	Ordinance in favor of Seminole County recorded in Official Records Book 2861, Page 1095.

h.	Easement granted by Recoton Corporation to Boyd T. Marshall, Individually and as Trustee, et al., filed December 11, 1997 and recorded in Official Records Book 3186, page 20.

i.	Ordinance filed December 20, 1994 and recorded in Official Records Book 2861, page 1095.

j.	Agreement between Recoton Corporation and Seminole County filed April 21, 1997, and recorded in Official Records Book 3228, Page 697.

k.	Agreement between Recoton Corporation and Seminole Company filed May 21, 1995 and recorded in Official Records Book 2910, page 293, filed December 18, 1985, in Official Records Book 3006, Page 1385, filed April 18, 1997, in Official Records Book 3225, Page 1968.

l.	Easement to Florida Power Corporation filed August 29, 1980, and recorded in Official Records Book 1292, page 54.

m.	Easement from Recoton Corporation in favor of Florida Power Corporation filed November 6, 1995, in Official Records Book 2989, Page 774.

n.	Easement recorded in Official Records Book 972, page 1495.

ALL OF THE ABOVE RECORDED IN THE PUBLIC RECORDS OF SEMINOLE COUNTY, FLORIDA

Schedule 11.1(C)

STD Restructuring

1.	The following is a listing of certain new and existing Recoton subsidiaries as they would exist following a proposed restructuring of the STD and InterAct companies (and a spin- off from Recoton Canada Ltd. of its current InterAct-related business in Canada):

InterAct International, Inc. ("III") - this is a Delaware corporation currently existing without shareholders, officers or directors:

a.	Authorized Shares: currently 3,000 at $0.01 par value (to be increased to enable the options described below to be issued and to accommodate the InterAct IPO)

b.	Stockholder: to be held by Recoton Corporation with options to be issued to certain employees of the subsidiary companies as described below and shares to be issued in a possible InterAct IPO.

c.	Subsidiaries: III will own the following corporations

i)	InterAct Holdings, Inc. ("IHI"), which currently exists without shareholders, officers or directors:

a)	Authorized shares: 3,000 at $0.01 par value (to be increased)
b)	Stockholder: to be held by III
c)	Jurisdiction of Incorporation:

ii)	InterAct Technologies, Inc. ("ITI"), which currently exists without shareholders, officers or directors:

a)	Authorized shares: 3,000 at $0.01 par value (to be increased)
b)	Stockholder: to be held by III
c)	Jurisdiction of Incorporation:

iii)	InterAct Accessories, Inc.

a)	Authorized shares: 3,000 at $0.01 par value
b)	Stockholder: currently Recoton Corporation; to be contributed by Recoton Corporation to III and by III to IHI
c)	Jurisdiction of Incorporation: Delaware

iv)	STD Technology Holding, Ltd. which is currently a direct subsidiary of Recoton Corporation:

a)	Authorized capital: 10,000 shares at HK$1.00 each
b)	Stockholders: Recoton Corporation (999 shares) and Stephen Chu as nominee for Recoton Corporation (1 share); Recoton shares to be contributed to III and by III to ITI (Stephen Chu share to be held in trust for ITI)
c)	Jurisdiction of Incorporation: Hong Kong

v)	STD Technology (Shenzhen) Limited (in formation)

a)	Authorized capital:
b)	Shareholder: STD Technology Holding, Ltd.
c)	Jurisdiction of Incorporation: People's Republic of China

vi)	InterAct Canada (to be formed to acquire the InterAct/STD business and assets of Recoton Canada Ltd.)

a)	Authorized capital: to be determined
b)	Shareholders: to be held by IHI
c)	Jurisdiction of Incorporation: Ontario

vii)	Recoton (Far East) Limited

a)	Authorized shares: 1,000 at HK$10 per share
b)	Shareholders: currently Recoton (999 shares) and Robert Borchardt as nominee for Recoton Corporation (1 share); Recoton shares to be contributed to III and by III to IHI (Robert Borchardt share to be held in trust for IHI)
c)	Jurisdiction of Incorporation: Hong Kong

viii)	STD Holding Limited

a)	Authorized capital: HK$27,733,340 (divided into 7 ordinary shares and 27,733,333 non-voting deferred shares at HK$1.00 per share)
b)	Shareholders: RFE and a beneficial holder holding for RFE
c)	Jurisdiction of Incorporation: Hong Kong
d)	Subsidiaries:

(1)	STD Electronic International Limited
(2)	STD Manufacturing Limited
(3)	Eversmart Management Limited
(4)	STD Plastic Industrial Limited
(5)	STD Trading Limited
(6)	Peak Hero Limited
(7)	STD Industrial (Shenzhen) Limited
(8)	STD (Tianjin) International Trade Development Company Limited

2.	The following substantially describes the terms which would be agreed to with certain members of existing senior management of STD and InterAct. Such employees would receive in cancellation of certain bonus payments to which they are currently entitled and in agreement for extensions of their current employment agreements, options to acquire 7.2 million shares of InterAct International, Inc. ("III") (10% of the 72 million shares which would have previously been issued to Recoton Corporation). Such options would be exerciseable at $1 per share (subject to standard adjustments), and vest 40% at grant and 20% in each of 2002, 2003 and 2004. Such employees would also get options on an additional 1.8 million shares (21/2% of Recoton's holdings), which would vest in 2009 with such vesting accelerating to 2005 if certain to-be-agreed-upon criteria are met.

The optionees would have under certain circumstances the right to put shares acquired upon exercise of such options to Recoton six months after exercise if III has not consummated a public offering of its stock by December 31, 2002. Such option would expire on the earlier of six months and one day after exercising the options or June 30, 2003. The price which Recoton would pay upon exercise of such put would be the lesser of the fair market value of such shares based on book value at the time of the put or 15% of the cumulative net after-tax profits of the STD/InterAct companies (as defined) for 2001 and 2002. Recoton has the right to pay for such shares by issuing Recoton stock. Recoton/III may lend money to the optionees to exercise the options in a cashless transaction.